SECOND AMENDMENT TO
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of July 17, 2024, by and among the lenders identified on the signature pages hereof ("Existing Lenders"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), DEUTSCHE BANK AG, CANADA BRANCH, DEUTSCHE BANK AG NEW YORK BRANCH (together with Deutsche Bank AG, Canada Branch, the "New Lenders"; and together with the Existing Lenders, the "Lenders"), KRONOS WORLDWIDE, INC., a Delaware corporation ("Worldwide"), KRONOS LOUISIANA, INC., a Delaware corporation ("Kronos Louisiana"), KRONOS (US), INC., a Delaware corporation ("Kronos US"; together with Worldwide and Kronos Louisiana, are referred to hereinafter each individually as a "US Borrower", and individually and collectively, jointly and severally, as the "US Borrowers"), KRONOS CANADA, INC., a Canadian corporation ("Canadian Borrower"), KRONOS EUROPE NV, a public limited company (naamloze vennootschap / société anonyme) ("Belgian Borrower") and KRONOS TITAN GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) ("German Borrower"; together with US Borrowers, Canadian Borrower and Belgian Borrower, are referred to hereinafter each individually as a "Borrower", and individually and collectively as the "Borrowers").

WHEREAS, the Borrowers, Agent and Existing Lenders are parties to that certain Credit Agreement dated as of April 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement in certain respects, in each case, subject to the terms and conditions contained herein;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
2.Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, the Credit Agreement is hereby amended as follows:
(a)the Credit Agreement (excluding schedules and exhibits) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications set forth in the document attached hereto as Exhibit A.
(b)Schedules C-1, 5.1 and 5.2 to the Credit Agreement are hereby amended and restated in their entirety in the forms attached hereto as Schedules C-1, 5.1 and 5.2, respectively.

4895-8993-7613v81989.312

(c)The Credit Agreement are hereby amended by adding a new Exhibit B-3 at the end thereof in the form attached hereto as Exhibit B-3.
(d)Exhibit L-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit L-1 attached hereto.
3.[Reserved]
4.No Novation.  Each of the Loan Parties, the Agent and the Lenders acknowledges and agrees that the terms of this Amendment do not constitute a novation of the Credit Agreement and related Obligations arising thereunder, but rather an amendment of the terms of pre-existing Obligations and related agreements, as evidenced by this Amendment.
5.Conditions to Effectiveness of Amendments.  This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions precedent:
(a)Each party hereto shall have executed and delivered this Amendment to Agent, and a copy of the attached Consent and Reaffirmation executed and delivered by Kronos International, Inc.;
(b)Agent shall have received copies of each of the other agreements, instruments, and other documents, fully executed where applicable, described in the closing list attached as Exhibit B hereto, each in form and substance reasonably acceptable to Agent;
(c)After giving effect to any Revolving Loans made on the date hereof, Revolver Usage shall be not greater than $195,000,000;
(d)Borrowers shall have paid to Agent the fees set forth in that certain Amended and Restated Fee Letter dated as of the date hereof among Borrowers and Agent;
(e)The LPC Acquisition shall have been consummated in accordance with the LPC Purchase Agreement; and
(f)No Default or Event of Default shall have occurred and be continuing.
6.Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:
(a)All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)No Default or Event of Default has occurred and is continuing;
(c)the execution, delivery, and performance by each Borrower of this Amendment have been duly authorized by all necessary action on the part of such Borrower;
(d)the execution, delivery, and performance by each Borrower of this Amendment do not and will not (i) violate any material provision of federal, state, provincial, foreign or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Borrower where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Borrower or any approval or consent of any Person under any material agreement of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; and
(e)This Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
7.New Lender Joinder.
(a)On the date hereof, each New Lender (i) hereby joins the Credit Agreement as a Lender and shall have the rights and obligations of a Lender under the Loan Documents (and shall, for the avoidance of doubt, constitute a "Lender" under this Amendment); (ii) represents and warrants that it is legally authorized to enter into this Amendment and the Credit Agreement; (iii) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iv) agrees that it will, independently and without reliance upon Agent or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(b)In connection herewith, each New Lender will be allocated Revolver commitments as set forth on the attached Schedule C-1.
8.Expenses.  Borrowers agree to pay on demand all Lender Group Expenses of Agent and Lenders in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of the Credit Agreement.
9.CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, ETC.  THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT THAT SECTION 12 OF THIS AMENDMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY GERMAN LAW.  WITHOUT LIMITING THE FOREGOING, THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS (INCLUDING WITH RESPECT TO VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE) SET FORTH IN SECTION 12(b)-(e) (INCLUSIVE) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN MUTATIS MUTANDIS.
10.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
11.Reference to and Effect on the Loan Documents.
(a)Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereof' or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
(b)Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, have been duly executed and delivered by each Loan Party that is a party thereto and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each Borrower acknowledges and agrees that this Amendment constitutes a Loan Document.
12.Reaffirmation of Obligations.  German Borrower (i) confirms to each of the Secured Parties that the German Global Assignment Agreement and the German Security Transfer Agreement, to the extent it is a party to those agreements, shall remain in full force and effect and the amendments made to the Loan Documents by this Amendment shall not affect the validity (Wirksamkeit) and enforceability (Vollstreckbarkeit) of the German Global Assignment Agreement in any way, (ii) agrees, that upon and after the effectiveness of this Amendment, the German Global Assignment Agreement and the German Security Transfer Agreement shall secure any and all of the Obligations (including, without limitation, any such obligations owed to the Agent under the parallel debt undertaking under section 2.18 (Parallel Debt (German Law Provisions)) of the Credit Agreement and any such other obligation or liability to pay damages) which are or may become payable or owing in accordance with the Credit Agreement (including, but not limited to, any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt)) (the "Amended Secured Obligations", regardless of the definition of "Secured Obligations" contained in the German Global Assignment Agreement and/ or the German Security Transfer Agreement, including any amounts which exceed the obligations secured by the German Global Assignment Agreement and/ or the German Security Transfer Agreement prior to the date of this Amendment, and (iii) in particular with respect to the provisions of section 1210 paragraph 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) hereby (A) confirms to each of the Secured Parties, that the German Bank Account Pledge Agreements shall remain in full force and effect and the amendments made to the Loan Documents by this Amendment shall not affect the validity (Wirksamkeit) and enforceability (Vollstreckbarkeit) of the German Bank Account Pledge Agreements in any way and (B) agrees, that upon and after the effectiveness of this Amendment, the German Bank Account Pledge Agreements shall secure any and all of the Amended Secured Obligations, regardless of the definition of "Secured Obligations" contained in the German Bank Account Pledge Agreements, including any amounts which exceed the obligations secured by the German Bank Account Pledge Agreements prior to the date of this Amendment.
13.Integration.  This Amendment, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the matters contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
14.Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.
15.No Waiver.  This Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.  The amendments set forth in Section 2 above are effective solely for the purposes set forth herein and shall be limited precisely as written and, except as expressly provided in this Amendment, shall not be deemed to (a) be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document or (b) prejudice, impair or effect any right or remedies that Agent or the Lenders may have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.
16.Further Assurances.  Each Loan Party party hereto agrees to execute and deliver any documents, agreements, instruments, certificates, notices or any other arrangements and take any and all further action that, in each case, may be required under applicable law or that the Agent or the Required Lenders may request in order to effectuate to more fully reflect the intent of the parties hereto and the matters contemplated by this Amendment or the Credit Agreement (as amended by this Amendment) or any other Loan Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

US BORROWERS:	KRONOS WORLDWIDE, INC., a Delaware corporation By:/s/ Tim C. Hafer Name:Tim C. Hafer Title:Executive Vice President and Chief Financial Officer

KRONOS LOUISIANA, INC., a Delaware corporation By: /s/ Tim C. Hafer Name:Tim C. Hafer Title:Executive Vice President and Chief Financial Officer

KRONOS (US), INC., a Delaware corporation By: /s/ Tim C. Hafer Name: Tim C. Hafer Title:Executive Vice President and Chief Financial Officer

CANADIAN BORROWER	KRONOS CANADA, INC., a Canadian corporation By: /s/ Tim C. Hafer Name: Tim C. Hafer Title:Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

BELGIAN BORROWER	KRONOS EUROPE NV, a public limited company (naamloze vennootschap / société anonyme) By:/s/ Tim C. Hafer Name:Tim C. Hafer Title:Authorized Signatory

GERMAN BORROWER

KRONOS TITAN GMBH,
a limited liability company (Gesellschaft mit beschränkter Haftung)

By:/s/ Ulrich Kabelac
Name: Ulrich Kabelac
Title: Managing Director

By:/s/ Rainer Gruber
Name: Rainer Gruber
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a LenderBy:Name: , as a LenderBy:Name: , as a LenderBy:Name:
AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, as Lead Arranger, and as Book Runner and as a Lender

By:/s/ Jake Elliott
Name: Jake Elliott
Its Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:/s/ Carmela Massari
Name: Carmela Massari
Its Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH, as a Lender

By:/s/ Alison Powell
Name: Alison Powell
Its Authorized Signatory

WELLS FARGO CAPITAL FINANCE (UK) LIMITED, as a Lender

By:/s/ Alison Powell
Name: Alison Powell
Its Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a New Lender By:/s/ Stephen Lapidus Name: Stephen Lapidus Title: Director By:/s/ Lauren Danbury Name: Lauren Danbury Title: Vice President

DEUTSCHE BANK AG, CANADA BRANCH, as a New Lender By:/s/ David Glynn Name: David Glynn Title: Chief Financial Officer By:/s/ Edward Salibian Name: Edward Salibian Title: Assistant Vice President

Signature Page to Second Amendment to Credit Agreement

CONSENT AND REAFFIRMATION

The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment to Credit Agreement (the "Amendment"); (ii) consents to each Borrower's execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents (other than as specifically provided in the Amendment) to which the undersigned is a party and reaffirms that the Loan Documents to which it is a party shall continue to remain in full force and effect.  Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

Kronos International, Inc. (i) confirms to each of the Secured Parties that the German Global Assignment Agreement and the German Security Transfer Agreement, to the extent it is a party to those agreements, shall remain in full force and effect and the amendments made to the Loan Documents by the Amendment shall not affect the validity (Wirksamkeit) and enforceability (Vollstreckbarkeit) of the German Global Assignment Agreement in any way, (ii) agrees, that upon and after the effectiveness of the Amendment, the German Global Assignment Agreement and the German Security Transfer Agreement shall secure any and all of the Obligations (including, without limitation, any such obligations owed to the Agent under the parallel debt undertaking under section 2.18 (Parallel Debt (German Law Provisions)) of the Credit Agreement and any such other obligation or liability to pay damages) which are or may become payable or owing in accordance with the Credit Agreement (including, but not limited to, any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt)) (the "Amended Secured Obligations", regardless of the definition of "Secured Obligations" contained in the German Global Assignment Agreement and/ or the German Security Transfer Agreement, including any amounts which exceed the obligations secured by the German Global Assignment Agreement and/ or the German Security Transfer Agreement prior to the date of the Amendment, and (iii) in particular with respect to the provisions of section 1210 paragraph 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) hereby (A) confirms to each of the Secured Parties, that the German Bank Account Pledge Agreements shall remain in full force and effect and the amendments made to the Loan Documents by the Amendment shall not affect the validity (Wirksamkeit) and enforceability (Vollstreckbarkeit) of the German Bank Account Pledge Agreements in any way and (B) agrees, that upon and after the effectiveness of this Amendment, the German Bank Account Pledge Agreements shall secure any and all of the Amended Secured Obligations, regardless of the definition of "Secured Obligations" contained in the German Bank Account Pledge Agreements, including any amounts which exceed the obligations secured by the German Bank Account Pledge Agreements prior to the date of the Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

KRONOS INTERNATIONAL, INC. By: /s/ Tim C. Hafer Name:Tim C. Hafer Title:Executive Vice President and Chief Financial Officer

Signature Page to Consent and Reaffirmation to Second Amendment to Credit Agreement

EXHIBIT A

See attached

CREDIT AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Lead Arranger,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Sole Book Runner,

THE LENDERS THAT ARE PARTIES HERETO

as the Lenders,

KRONOS WORLDWIDE, INC., KRONOS LOUISIANA, INC., KRONOS (US), INC.,

KRONOS CANADA, INC., KRONOS EUROPE NV and KRONOS TITAN GMBH

as Borrowers

Dated as of April 20, 2021

as amended by that certain First Amendment to Credit Agreement dated as of May 8, 2023 and that certain Second Amendment to Credit Agreement dated as of July 17, 2024

Page

1.DEFINITIONS AND CONSTRUCTION.1

1.1.Definitions1

1.2.Accounting Terms~~<94>~~96

1.3.Code; PPSA~~<94>~~97

1.4.Construction~~<95>~~97

1.5.Time References~~<96>~~99

1.6.Schedules and Exhibits~~<96>~~99

1.7.Divisions~~<96>~~99

1.8.Exchange Rates; Currency Equivalents; Applicable Currency.~~<96>~~99

1.9.Belgian Terms~~<97>~~100

1.10.Rates.103

2.LOANS AND TERMS OF PAYMENT.~~<99>~~103

2.1.Revolving Loans.~~<99>~~103

2.2.[Intentionally Omitted].~~<102>~~106

2.3.Borrowing Procedures and Settlements.~~<102>~~106

2.4.Payments; Reductions of Commitments; Prepayments.~~<115>~~120

2.5.Promise to Pay~~<128>~~133

2.6.Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.~~<128>~~133

2.7.Crediting Payments~~<132>~~137

2.8.Designated Account~~<133>~~138

2.9.Maintenance of Loan Account; Statements of Obligations~~<133>~~138

2.10.Fees.~~<134>~~139

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2.11A.US Letters of Credit~~<136>~~141

2.11B.Canadian Letters of Credit~~<146>~~151

2.11C.Belgian Letters of Credit~~<157>~~162

2.11D.German Letters of Credit~~<167>~~172

2.12.Non-Base Rate Option.~~<177>~~182

2.13.Capital Requirements.~~<181>~~187

2.14.Accordion.~~<183>~~189

2.15.Currencies~~<185>~~191

2.16.Joint and Several Liability of US Borrowers.~~<185>~~191

2.17.Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.~~<189>~~195

2.18.Parallel Debt (German Law Provisions)~~<191>~~196

3.CONDITIONS; TERM OF AGREEMENT.~~<192>~~198

3.1.Conditions Precedent to the Initial Extension of Credit~~<192>~~198

3.2.Conditions Precedent to all Extensions of Credit~~<192>~~198

3.3.Maturity~~<193>~~198

3.4.Effect of Maturity~~<193>~~198

3.5.Early Termination by Borrowers~~<193>~~199

3.6.Conditions Subsequent~~<193>~~199

4.REPRESENTATIONS AND WARRANTIES.~~<193>~~199

4.1.Due Organization and Qualification; Subsidiaries.~~<194>~~199

4.2.Due Authorization; No Conflict.~~<195>~~200

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4.3.Governmental Consents~~<195>~~201

4.4.Binding Obligations; Perfected Liens.~~<195>~~201

4.5.Title to Assets; No Encumbrances~~<196>~~201

4.6.Litigation~~<196>~~201

4.7.Compliance with Laws~~<196>~~201

4.8.No Material Adverse Effect~~<196>~~202

4.9.Solvency.~~<196>~~202

4.10.Employee Benefits~~<196>~~202

4.11.Environmental Condition~~<197>~~203

4.12.Complete Disclosure~~<198>~~203

4.13.Patriot Act~~<198>~~204

4.14.Indebtedness~~<198>~~204

4.15.Payment of Taxes~~<199>~~204

4.16.Margin Stock~~<199>~~204

4.17.Governmental Regulation~~<199>~~205

4.18.OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws~~<199>~~205

4.19.Centre of Main Interest~~<200>~~206

4.20.Employee and Labor Matters~~<200>~~206

4.21.[Intentionally Omitted]~~<200>~~206

4.22.Leases~~<201>~~206

4.23.Eligible Accounts~~<201>~~206

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4.24.Eligible Inventory~~<201>~~207

4.25.Location of Inventory~~<201>~~207

4.26.Inventory Records~~<201>~~207

4.27.Canadian Defined Benefit Pension Plans~~<201>~~207

4.28.Belgian SME Financing Act~~<201>~~207

5.AFFIRMATIVE COVENANTS.~~<202>~~207

5.1.Financial Statements, Reports, Certificates~~<202>~~207

5.2.Reporting~~<202>~~208

5.3.Existence~~<202>~~208

5.4.Maintenance of Properties~~<202>~~208

5.5.Taxes~~<202>~~208

5.6.Insurance~~<202>~~208

5.7.Inspection.~~<203>~~209

5.8.Compliance with Laws~~<203>~~209

5.9.Environmental~~<204>~~209

5.10.Disclosure Updates~~<204>~~210

5.11.Formation of Subsidiaries~~<205>~~210

5.12.Further Assurances~~<206>~~211

5.13.Lender Meetings~~<207>~~212

5.14.Location of Inventory~~<207>~~212

5.15.Compliance with ERISA and the IRC~~<207>~~213

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5.16.OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws~~<207>~~213

5.17.Centre of Main Interests~~<208>~~213

5.18.Intercompany Purchases~~<208>~~213

6.NEGATIVE COVENANTS.~~<208>~~214

6.1.Indebtedness~~<208>~~214

6.2.Liens~~<208>~~214

6.3.Restrictions on Fundamental Changes~~<208>~~214

6.4.Disposal of Assets~~<209>~~214

6.5.Nature of Business~~<209>~~215

6.6.Prepayments and Amendments~~<209>~~215

6.7.Restricted Payments~~<210>~~216

6.8.Accounting Methods~~<211>~~217

6.9.Investments~~<211>~~217

6.10.Transactions with Affiliates~~<211>~~217

6.11.Use of Proceeds~~<212>~~217

6.12.Canadian Pension Plans~~<212>~~218

6.13.Employee Benefits~~<213>~~218

6.14.Financial Assistance~~<213>~~219

6.15.European Pension Plans~~<213>~~219

7.FINANCIAL COVENANTS.~~<214>~~219

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8.EVENTS OF DEFAULT.~~<214>~~220

8.1.Payments~~<214>~~220

8.2.Covenants~~<214>~~220

8.3.Judgments~~<215>~~221

8.4.Voluntary Bankruptcy, etc~~<215>~~221

8.5.Involuntary Bankruptcy, etc~~<215>~~221

8.6.Default Under Other Agreements~~<215>~~221

8.7.Representations, etc~~<216>~~221

8.8.Guaranty~~<216>~~221

8.9.Security Documents~~<216>~~222

8.10.Loan Documents~~<216>~~222

8.11.Change of Control~~<216>~~222

8.12.ERISA~~<216>~~222

9.RIGHTS AND REMEDIES.~~<217>~~222

9.1.Rights and Remedies~~<217>~~222

9.2.Remedies Cumulative~~<218>~~223

9.3.Collection Allocation Mechanism.~~<218>~~224

10.WAIVERS; INDEMNIFICATION.~~<219>~~225

10.1.Demand; Protest; etc~~<219>~~225

10.2.The Lender Group's Liability for Collateral~~<219>~~225

10.3.Indemnification~~<220>~~225

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11.NOTICES.~~<221>~~226

12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.~~<222>~~228

13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.~~<224>~~229

13.1.Assignments and Participations.~~<224>~~229

13.2.Successors~~<229>~~234

13.3.Waiver of Priority235

14.AMENDMENTS; WAIVERS.~~<229>~~235

14.1.Amendments and Waivers.~~<229>~~235

14.2.Replacement of Certain Lenders.237

14.3.No Waivers; Cumulative Remedies238

14.4.No Novation238

15.AGENT; THE LENDER GROUP.~~<232>~~238

15.1.Appointment and Authorization of Agent~~<232>~~238

15.2.Appointment for the Province of Quebec~~<233>~~239

15.3.Delegation of Duties~~<234>~~240

15.4.Liability of Agent~~<234>~~240

15.5.Reliance by Agent~~<234>~~240

15.6.Notice of Default or Event of Default~~<235>~~241

15.7.Credit Decision~~<235>~~241

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15.8.Costs and Expenses; Indemnification~~<236>~~242

15.9.Agent in Individual Capacity~~<237>~~242

15.10.Successor Agent~~<237>~~243

15.11.Lender in Individual Capacity~~<238>~~244

15.12.Collateral Matters.~~<238>~~244

15.13.Restrictions on Actions by Lenders; Sharing of Payments.~~<240>~~246

15.14.Agency for Perfection~~<240>~~246

15.15.Payments by Agent to the Lenders~~<241>~~247

15.16.Concerning the Collateral and Related Loan Documents~~<241>~~247

15.17.Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information~~<241>~~247

15.18.Several Obligations; No Liability~~<242>~~248

16.WITHHOLDING TAXES.~~<242>~~248

16.1.Payments~~<242>~~248

16.2.Exemptions.~~<243>~~249

16.3.Reductions.~~<245>~~251

16.4.VAT.~~<246>~~252

16.5.Refunds~~<246>~~252

16.6.Survival~~<247>~~253

17.GENERAL PROVISIONS.~~<247>~~253

17.1.Effectiveness~~<247>~~253

17.2.Section Headings~~<247>~~253

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17.3.Interpretation~~<247>~~253

17.4.Severability of Provisions~~<247>~~253

17.5.Bank Product Providers~~<247>~~253

17.6.Debtor-Creditor Relationship~~<248>~~254

17.7.Counterparts; Electronic Execution~~<248>~~254

17.8.Revival and Reinstatement of Obligations; Certain Waivers~~<249>~~255

17.9.Confidentiality.~~<249>~~255

17.10.Survival~~<251>~~257

17.11.Patriot Act; Due Diligence~~<251>~~258

17.12.Integration~~<251>~~258

17.13.Worldwide as Agent for Borrowers~~<252>~~258

17.14.Judgment Currency~~<252>~~259

17.15.Anti-Money Laundering Legislation~~<253>~~259

17.16.Quebec Interpretation~~<253>~~260

17.17.English Language Only~~<254>~~260

17.18.Acknowledgement Regarding Any Supported QFCs~~<254>~~260

17.19.Acknowledgement and Consent to Bail-In of ~~<EEA>~~Affected Financial Institutions~~<255>~~261

-ix-

EXHIBITS AND SCHEDULES

Exhibit A-1Form of Assignment and Acceptance

Exhibit B-1Form of Borrowing Base Certificate

Exhibit B-2Form of German Borrowing Base Certificate

Exhibit B-3Form of Bank Product Provider Agreement

Exhibit C-1Form of Compliance Certificate

Exhibit L-1Form of Non-Base Rate Notice

Exhibit P-1Form of Perfection Certificate

Schedule A-1Agent's Account

Schedule A-2Authorized Persons

Schedule C-1Commitments

Schedule D-1Designated Account

Schedule P-1Permitted Investments

Schedule P-2Permitted Liens

Schedule 3.1Conditions Precedent

Schedule 3.6Conditions Subsequent

Schedule 4.1(b)Capitalization of Borrowers

Schedule 4.1(c)Capitalization of Borrowers' Subsidiaries

Schedule 4.1(d)Subscriptions, Options, Warrants, Calls

Schedule 4.6Litigation

Schedule 4.10Employee Benefits

Schedule 4.11Environmental Matters

Schedule 4.14Permitted Indebtedness

Schedule 4.25Location of Inventory

Schedule 5.1Financial Statements, Reports, Certificates

Schedule 5.2Collateral Reporting

Schedule 6.5Nature of Business

Schedule 6.10Affiliate Transaction

-x-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this "Agreement"), is entered into as of April 20, 2021, by and among the lenders identified on the signature pages hereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a "Lender", as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lead arranger (in such capacity, together with its successors and assigns in such capacity, the "Lead Arranger"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as sole book runner (in such capacity, together with its successors and assigns in such capacity, the "Sole Book Runner"), KRONOS WORLDWIDE, INC., a Delaware corporation ("Worldwide" ), KRONOS LOUISIANA, INC., a Delaware corporation ("Kronos Louisiana" ), KRONOS (US), INC., a Delaware corporation ("Kronos US"; together with Worldwide and Kronos Louisiana, are referred to hereinafter each individually as a "US Borrower", and individually and collectively, jointly and severally, as the "US Borrowers"), KRONOS CANADA, INC., a Canadian corporation ("Canadian Borrower"), KRONOS EUROPE NV, a public limited ~~<liability >~~company (naamloze vennootschap / société anonyme) ("Belgian Borrower") and KRONOS TITAN GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) ("German Borrower"; together with US Borrowers, Canadian Borrower and Belgian Borrower, are referred to hereinafter each individually as a "Borrower", and individually and collectively as the "Borrowers").

The parties agree as follows:

1.DEFINITIONS AND CONSTRUCTION.
1.1.Definitions.  As used in this Agreement, the following terms shall have the following definitions:

"Acceptable Appraisal" means, with respect to an appraisal of Inventory, the most recent appraisal of such property received by Agent (a) from an appraisal company satisfactory to Agent, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent's Permitted Discretion.

"Account" means (a) in respect of a US Borrower, an account (as that term is defined in the Code), (b) in respect of Canadian Borrower, an account (as that term is defined in the PPSA), (c) in respect of Belgian Borrower, all its right, title and interest from time to time in and to all debts of any nature and all other rights to receive money (excluding bank accounts), now or in the future due, owed or payable to it and (d) in respect of German Borrower, all Forderungen (as this term is used in the German Civil Code), and, in each case, also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or (b) for services rendered or to be rendered.

"Account Debtor" means any Person who is obligated on an Account, chattel paper, or a general intangible.

"Accounting Changes" means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

"Acquired Indebtedness" means Indebtedness of a Person whose assets or Equity Interests are acquired by a Borrower or any Loan Party Subsidiary in a Permitted Acquisition; provided, that such Indebtedness (a) is either purchase money Indebtedness or a vendor hypothec or a Finance Lease with respect to Equipment or mortgage or hypothec financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, and (d) no Loan Party (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness.

"Acquisition" means (a) the purchase or other acquisition by a Borrower or a Loan Party Subsidiary of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person.

~~<"Acquisition Documents" means the Acquisition Agreement and all other documents related thereto and executed in connection therewith.>~~

"Additional Documents" has the meaning specified therefor in Section 5.12 of this Agreement.

"Adjusted Term ~~<SOFR>~~CORRA" means, for purposes of any calculation, the rate per annum equal to (a) Term ~~<SOFR>~~CORRA for such calculation plus (b) the Term ~~<SOFR>~~CORRA Adjustment; provided that if Adjusted Term ~~<SOFR>~~CORRA as so determined shall ever be less than the Floor, then Adjusted Term ~~<SOFR>~~CORRA shall be deemed to be the Floor.

"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

"Administrative Borrower" has the meaning specified therefor in Section 17.13.

"Administrative Questionnaire" has the meaning specified therefor in Section 13.1(a).

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affected Lender" has the meaning specified therefor in Section 2.13(b) of this Agreement.

"Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.10 of this Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

"Agent" has the meaning specified therefor in the preamble to this Agreement.

"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

"Agent's Applicable Account" means the Agent's US Account, Agent's Canadian Account, Agent's Belgian Account and/or the Agent's German Account, as the context requires.

"Agent's Belgian Account" means the Deposit Account identified on Schedule A-1 as Agent's Belgian Account (or such other Deposit Account that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

"Agent's Canadian Account" means the Deposit Account identified on Schedule A-1 as Agent's Canadian Account (or such other Deposit Account that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

"Agent's German Account" means the Deposit Account identified on Schedule A-1 as Agent's German Account (or such other Deposit Account that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

"Agent's US Account" means the Deposit Account identified on Schedule A-1 as Agent's US Account (or such other Deposit Account that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

"Agent's Liens" means the Liens granted by each Loan Party to Agent under the Loan Documents and securing the Obligations or any part thereof.

"Agreement" means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

"Anti-Corruption Laws" means the FCPA, the U.K. Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada), as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

"Anti-Money Laundering Laws" means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto and includes Canadian Anti-Money Laundering & Anti-Terrorism ~~<Laws>~~Legislation.

"Applicable Currency" means Dollars; provided, that with respect to Canadian Revolving Loans and other Obligations denominated in Canadian Dollars, Applicable Currency means Canadian Dollars and, with respect to Belgian Revolving Loans, German Revolving Loans and other Obligations denominated in Euros, Applicable Currency means Euros.

"Applicable Margin" means, as of any date of determination and with respect to Base Rate Loans or Non-Base Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrowers for the most recently completed calendar quarter; provided, that for the period from the Closing Date through and including ~~<June 30>~~December 31, ~~<2021>~~2024, the Applicable Margin shall be set at the margin in the row styled "Level ~~<I>~~II"; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled "Level III":

Level	Average Excess Availability	Applicable Margin Relative to Base Rate Loans other than EUR Base Rate Loans (the "Base Rate Margin")	Applicable Margin Relative to Non-Base Rate Loans and EUR Base Rate Loans (the "Non-Base Rate Margin")
I	> 66 2/3% of the Maximum Revolver Amount	0.50 percentage points	1.50 percentage points
II	< 66 2/3% of the Maximum Revolver Amount and > 33 1/3% of the Maximum Revolver Amount	0.75 percentage points	1.75 percentage points
III	< 33 1/3% of the Maximum Revolver Amount	1.00 percentage points	2.00 percentage points

The Applicable Margin shall be re-determined as of the first day of each calendar quarter of Borrowers.

"Applicable Unused Line Fee Percentage" means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrowers for the most recently completed calendar quarter; provided, that for the period from the Closing Date through and including ~~<June 30>~~December 31, ~~<2021>~~2024, the Applicable Unused Line Fee Percentage shall be set at the rate in the row styled "Level II"; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled "Level II":

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 50% of the Maximum Revolver Amount	0.25 percentage points
II	< 50% of the Maximum Revolver Amount	0.375 percentage points

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each calendar quarter by Agent.

"Application Event" means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of this Agreement.

"Assignee" has the meaning specified therefor in Section 13.1(a) of this Agreement.

"Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.

"Authorized Person" means any one of the individuals identified as an officer of a Borrower on Schedule A-2 to this Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent's electronic platform or portal in accordance with its procedures for such authentication.

"Availability" means, as of any date of determination, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Revolver Usage).

"Available Revolver Increase Amount" means, as of any date of determination, an amount equal to the result of (a) $50,000,000 minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.14 of this Agreement.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to the Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to the Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 2.12(d)(iii)(D).

"Average Excess Availability" means, with respect to any period, the aggregate amount of Availability for each day in such period (calculated as of the end of each respective Business Day) divided by the number of days in such period.

"Average Revolver Usage" means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each Business Day in such period (calculated as of the end of each respective Business Day) divided by the number of Business Days in such period.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bank Product Collateralization" means, with respect to the US Bank Product Obligations, the Canadian Bank Product Obligations, the Belgian Bank Product Obligations or the German Bank Product Obligations, as applicable, providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) in the Applicable Currency to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent in its Permitted Discretion as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

"Bank Product Obligations" means the US Bank Product Obligations, the Canadian Bank Product Obligations, the Belgian Bank Product Obligations and/or the German Bank Product Obligations, as the context requires.

"Bank Product Provider" means ~~<Wells Fargo>~~any Lender or any of its Affiliates (including Wells Fargo), including each of the foregoing in its capacity, if applicable, as a Hedge Provider, that enters into a Canadian Bank Product Agreement, US Bank Product Agreement, Belgian Bank Product Agreement, German Bank Product Agreement or a Hedge Agreement~~<.>~~; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person (a) on or prior to the Second Amendment Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided on or prior to the Second Amendment Closing Date, or (b) on or prior to the date that is 10 days after the provision of such Bank Product to a Loan Party or its Subsidiaries (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Second Amendment Closing Date; provided further, that if, at any time, a Lender ceases to be a Lender under this

Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it so ceases to be a Lender hereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

"Bank Product Provider Agreement" means an agreement in substantially the form attached hereto as Exhibit B-3 to this Agreement, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, the applicable Loan Parties, and Agent.

"Bank Product Reserves" means the US Bank Product Reserves, Canadian Bank Product Reserves, Belgian Bank Product Reserves and/or the German Bank Product Reserves, as the context requires.

"Bankruptcy Code" means (i) title 11 of the United States Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies Creditors Arrangement  Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v) the Canada Business Corporations Act (Canada) and any other corporate statutes to the extent such statute is used by a Person to propose an arrangement involving the compromise of the claims of its creditors, and (vi) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.

"Base Rate" means the US Base Rate; provided, that with respect to Canadian Obligations denominated in Canadian Dollars, Base Rate means the Canadian Base Rate and with respect to Belgian Obligations or German Obligations denominated in Euros, Base Rate means the EUR Base Rate.

"Base Rate Loan" means each portion of the Revolving Loans that bears interest at a rate determined by reference to the applicable Base Rate.

"Base Rate Margin" has the meaning set forth in the definition of Applicable Margin.

"Belgian Availability" means, as of any date of determination, the amount that Belgian Borrower is entitled to borrow as Belgian Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Belgian Revolver Usage).

"Belgian Bank Product" means any one or more of the following financial products or accommodations extended to a Belgian Loan Party by a Bank Product Provider:  (a) credit cards (including commercial cards (including so-called "purchase cards", "procurement cards" or "p-cards")), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

"Belgian Bank Product Agreements" means those agreements entered into from time to time by a Belgian Loan Party with a Bank Product Provider in connection with the obtaining of any of the Belgian Bank Products.

"Belgian Bank Product Obligations" means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Belgian Loan Parties to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by a Bank Product Provider to Belgian Loan Parties.

"Belgian Bank Product Reserves" means, as of any date of determination, those reserves that Agent deems in its Permitted Discretion necessary or appropriate to establish (based upon the Bank Product Providers' determination of the liabilities and obligations of Belgian Loan Parties in respect of Belgian Bank Product Obligations) in respect of Belgian Bank Products then provided or outstanding.

"Belgian Borrowing" means a borrowing consisting of Belgian Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Belgian Swing Lender in the case of a Belgian Swing Loan, or by Agent in the case of an Belgian Extraordinary Advance.

"Belgian Borrowing Base" means, as of any date of determination, the result of:

(a)80% of the amount of Belgian Eligible Accounts, less the amount, if any, of the Belgian Dilution Reserve, plus
(b)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Belgian Borrower's historical accounting practices) of Belgian Eligible Finished Goods Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with the Belgian Borrower's historical accounting practices) of Belgian Eligible Finished Goods Inventory (such determination may be made as to different categories of Belgian Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(c)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Belgian Borrower's historical accounting practices) of Belgian Eligible Raw Materials Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with Belgian Borrower's historical accounting practices) of Belgian Eligible Raw Materials Inventory (such determination may be made as to different categories of Belgian Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(d)Excess US Availability, plus
(e)Excess Canadian Availability, minus
(f)the aggregate amount of reserves, if any, established by Agent under Section 2.1(e) of this Agreement.

"Belgian Canadian Availability Usage" means, as at any date of determination, the Dollar Equivalent of the amount by which the Belgian Revolver Usage exceeds the Belgian Borrowing Base (without giving effect to clause (e) of the definition thereof).

"Belgian Canadian Guaranty Agreement" means, with respect to Belgian Borrower, a General Continuing Guaranty dated as of even date with this Agreement, executed and delivered by Belgian Borrower, and with respect to any Subsidiary of Worldwide that become a Belgian Guarantor after the date of this Agreement, a General Continuing Guaranty executed and delivered by such Belgian Guarantor, in each case, in form and substance reasonably satisfactory to Agent, pursuant to which Belgian Borrower and any such Belgian Guarantor, if applicable, guarantees the Canadian Obligations in an amount not in excess of the Belgian Canadian Guaranty Limit applicable to Belgian Borrower or such Belgian Guarantor.

"Belgian Canadian Guaranty Limit" means, with respect to Belgian Borrower or any Subsidiary of Worldwide that becomes a Belgian Guarantor after the date of this Agreement, an amount at any time equal to but not exceeding the greater of (a) an amount equal to 80% of the Net Assets of Belgian Borrower or such Belgian Guarantor, as applicable, calculated on the basis of the latest available audited financial statements of Belgian Borrower or such Belgian Guarantor, as of the date on which a demand is made by Agent under the applicable Belgian Canadian Guaranty Agreement for payment by Belgian Borrower or such Belgian Guarantor, of the Canadian Obligations, and (b) an amount equal to 80% of the Net Assets of Belgian Borrower or such Belgian Guarantor, as applicable, calculated on the basis of the latest available audited financial statements of Belgian Borrower or such Belgian Guarantor, as of the date of execution and delivery of the applicable Belgian Canadian Guaranty Agreement by Belgian Borrower or such Belgian Guarantor.

"Belgian Designated Account" means the Belgian Deposit Account of Belgian Borrower identified on Schedule D-1 to this Agreement (or such other Deposit Account of Belgian Borrower located at Belgian Designated Account Bank that has been designated as such, in writing, by Belgian Borrower to Agent).

"Belgian Designated Account Bank" has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within Belgium that has been designated as such, in writing, by Belgian Borrower to Agent).

"Belgian Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the amount of (a) bad debt write-downs, discounts (other than customary early payment discounts), advertising allowances, credits, or other dilutive items with respect to Belgian Borrower's Accounts during such period, by (b) Belgian Borrower's billings with respect to Accounts during such period.

"Belgian Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Belgian Eligible Accounts by 1 percentage point for each percentage point by which Belgian Dilution is in excess of 5%.

"Belgian Eligible Accounts" means those Accounts created by Belgian Borrower in the ordinary course of its business, that arise out of Belgian Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Belgian Eligible

Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date.  In determining the amount to be included, Belgian Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates.  Belgian Eligible Accounts shall not include the following:

(a)(i) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or 60 days of due date or (ii) Accounts with selling terms of more than 120 days,
(b)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)Accounts with respect to which the Account Debtor is an Affiliate of Belgian Borrower or an employee or agent of Belgian Borrower or any Affiliate of Belgian Borrower,
(d)Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e)Accounts that are not payable in Dollars or Euros,
(f)Accounts with respect to which the Account Debtor either (i) is not incorporated in, or organized under the laws of a Tier 1 Jurisdiction or Tier 2 Jurisdiction, or (ii) is incorporated in, or organized under the laws of a Tier 2 Jurisdiction, at any time that the aggregate of all such Accounts and all Belgian Eligible Accounts with respect to an Account Debtor incorporated in, or organized under the laws of a Tier 2 Jurisdiction exceeds 50% of all German Eligible Accounts and Belgian Eligible Accounts, to the extent of the obligations owing by such Account Debtors in excess of such percentage, or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,
(g)[Intentionally Omitted];
(h)Accounts with respect to which the Account Debtor is a creditor of Belgian Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

(i)Accounts with respect to an Account Debtor whose Belgian Eligible Accounts and German Eligible Accounts owing to Borrowers exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Belgian Eligible Accounts and German Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Belgian Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Belgian Eligible Accounts and German Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Belgian Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(k)Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful because of uncertainty about the creditworthiness of the Account Debtor or because Agent in its Permitted Discretion otherwise considers the collateral value to be impaired,
(l)Accounts that are not subject to a valid and perfected first priority Agent's Lien,
(m)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(n)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(o)Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the Belgian Borrower of the subject contract for goods or services, or
(p)Accounts owned by a target acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

"Belgian Eligible Finished Goods Inventory" shall mean Inventory that qualifies as Belgian Eligible Inventory and consists of first quality finished goods held for sale in the ordinary course of Belgian Borrower's business.

"Belgian Eligible Inventory" means Inventory of Belgian Borrower, that complies with each of the representations and warranties respecting Belgian Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date.  In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Belgian Borrower's historical accounting practices.  An item of Inventory shall not be included in Belgian Eligible Inventory if:

(a)Belgian Borrower does not have good, valid, and marketable title thereto including pursuant to retention of title arrangements, unless such arrangements have been waived in form and substance satisfactory to Agent,
(b)Belgian Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of Belgian Borrower),
(c)it is not located at one of the locations in Belgium or other countries acceptable to Agent set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time in accordance with Section 5.14) (or in-transit from one such location to another such location),
(d)it is in-transit to or from a location of Belgian Borrower (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement),
(e)it is located on real property leased by Belgian Borrower or in a contract warehouse, in each case, unless either (x) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, or (y) Agent has established a Landlord Reserve with respect to such location and, in either case, unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that Belgian Borrower shall have ninety (90) days from the Closing Date to obtain Collateral Access Agreements prior to any such Reserve being established),
(f)it is the subject of a bill of lading or other document of title,
(g)it is not subject to a valid and perfected first priority Agent's Lien,
(h)it consists of goods returned or rejected by Belgian Borrower's customers,
(i)it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, ~~<raw materials, >~~or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Belgian Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment,
(j)it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or
(k)it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

"Belgian Eligible Raw Material Inventory" shall mean Inventory that qualifies as Belgian Eligible Inventory and consists of goods that are first quality raw materials.

"Belgian Extraordinary Advances" has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.

"Belgian Guarantor" means each Subsidiary of Worldwide organized under the laws of Belgium that is or becomes a guarantor of all or any part of the Belgian Obligations.

"Belgian Hedge Obligations" means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Belgian Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

"Belgian Issuing Bank" means Wells Fargo London or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender's sole discretion, to become a Belgian Issuing Bank for the purpose of issuing Belgian Letters of Credit pursuant to Section 2.11C of this Agreement, and Belgian Issuing Bank shall be a Lender.

"Belgian Letter of Credit" means a letter of credit (as that term is defined in the Code) issued for the account of Belgian Borrower pursuant to the terms of this Agreement by Belgian Issuing Bank.

"Belgian Letter of Credit Disbursement" means a payment made by Belgian Issuing Bank pursuant to a Belgian Letter of Credit.

"Belgian Letter of Credit Exposure" means, as of any date of determination with respect to any Lender, such Lender's participation in the Belgian Letter of Credit Usage pursuant to Section 2.11C(e) on such date.

"Belgian Letter of Credit Fee" has the meaning specified therefor in Section 2.6(b) of this Agreement.

"Belgian Letter of Credit Indemnified Costs" has the meaning specified therefor in Section 2.11C(f) of this Agreement.

"Belgian Letter of Credit Related Person" has the meaning specified therefor in Section 2.11C(f) of this Agreement.

"Belgian Letter of Credit Sublimit" means €15,000,000

"Belgian Letter of Credit Usage" means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Belgian Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Belgian Letters of Credit which remain unreimbursed or which have not been paid through a Belgian Revolving Loan.

"Belgian Loan Account" has the meaning specified therefor in Section 2.9 of this Agreement.

"Belgian Loan Party" means Belgian Borrower or any Belgian Guarantor.

"Belgian Maximum Revolver Amount" means the lesser of (x) €30,000,000 decreased by the amount of reductions in the Belgian Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and (y) the ~~<US >~~Maximum Revolver Amount less the sum of US Revolver Usage, Canadian Revolver Usage and German Revolver Usage at such time at such time.

"Belgian Obligations" means (a) all loans (including the Belgian Revolving Loans (inclusive of Belgian Extraordinary Advances and Belgian Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Belgian Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Belgian Loan Account pursuant to this Agreement), obligations (including indemnification obligations) of any Belgian Loan Party, fees (including the fees provided for in the Fee Letter) of any Belgian Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any Belgian Loan Party, guaranties of any Belgian Loan Party, and all covenants and duties of any other kind and description owing by any Belgian Loan Party, in each of the foregoing cases, arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Belgian Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Belgian Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the Belgian Obligations shall exclude any Excluded Swap Obligation.  Without limiting the generality of the foregoing, the Belgian Obligations of Belgian Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Belgian Revolving Loans, (ii) interest accrued on the Belgian Revolving Loans, (iii) the amount necessary to reimburse Belgian Issuing Bank for amounts paid or payable pursuant to Belgian Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, in each case, in respect of Belgian Letters of Credit, (v) Lender Group Expenses of any Belgian Loan Party, (vi) fees payable by any Belgian Loan Party under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Belgian Loan Party under any Loan Document.  Any reference in this Agreement or in the Loan Documents to the Belgian Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

"Belgian Overadvance" means, as of any date of determination, that the Belgian Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11C.

"Belgian Protective Advances" has the meaning specified therefor in Section 2.3(d)(i) of this Agreement.

"Belgian Qualifying Lender" means, in respect of any interest payment made by Belgian Borrower under this Agreement, a Lender which is beneficially entitled to interest payable to that Lender, and which is:

(a)	a credit institution (within the meaning of Article 105, 1° a) of the Royal Decree implementing the Belgian Income Tax Code 1992) that is resident in Belgium for Belgian tax purposes or which is acting through a facility office in Belgium;
(b)	a professional investor (within the meaning of Article 105, 3° of the Royal Decree implementing the Belgian Income Tax Code 1992) which is a company resident for tax purposes in Belgium or which is acting through a Belgian establishment with which the Loan is effectively connected;
(c)	a credit institution (within the meaning of Article 107, §2, 5°, a), second dash of the Royal Decree implementing the Belgian Income Tax Code 1992) that is acting through its head office and is resident for tax purposes in:
(i)a member state of the European Economic Area; or
(ii)a jurisdiction with which Belgium has entered into a Tax treaty that is in force (irrespective of whether or not that Tax treaty makes provision for exemption from tax imposed by Belgium on interest);
(d)	a credit institution (within the meaning of Article 107, §2, 5°, a), second dash of the Royal Decree implementing the Belgian Income Tax Code 1992) that is acting through a facility office that itself qualifies as a credit institution (within the meaning of Article 107, §2, 5°, a), second dash of the Royal Decree implementing the Belgian Income Tax Code 1992) that is located in:
(i)a member state of the European Economic Area; or
(ii)a jurisdiction with which Belgium has entered into a Tax treaty that is in force (irrespective of whether or not that Tax treaty makes provision for exemption from tax imposed by Belgium on interest); or
(e)	a Belgian Treaty Lender.

"Belgian Revolver Commitment" means, with respect to each Revolving Lender, its Belgian Revolver Commitment, and, with respect to all Revolving Lenders, their Belgian Revolver Commitments, in each case as set forth beside such Revolving Lender's name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

"Belgian Revolver Usage" means, as of any date of determination, the sum of (a) the amount of outstanding Belgian Revolving Loans (inclusive of Belgian Swing Loans and Belgian Protective Advances), plus (b) the amount of the Belgian Letter of Credit Usage.

"Belgian Revolving Loan Exposure" means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Belgian Revolver Commitments, the amount of such Lender's Belgian Revolver Commitment, and (b) after the termination of the Belgian Revolver Commitments, the aggregate outstanding principal amount of the Belgian Revolving Loans of such Lender.

"Belgian Revolving Loans" has the meaning specified therefor in Section 2.1(c) of this Agreement.

"Belgian Security Agreement" means  the pledge agreement dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Belgian Borrower to the Agent.

"Belgian Security Documents" means the Belgian Security Agreement, and any other Loan Document that creates a Lien on the Collateral and executed and delivered by a Loan Party to the Agent.

"Belgian Swing Lender" means Wells Fargo Capital Finance (UK) Limited or any other Lender that, at the request of Belgian Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Belgian Swing Lender under Section 2.3(b) of this Agreement.

"Belgian Swing Loan" has the meaning specified therefor in Section 2.3(b) of this Agreement.

"Belgian Swing Loan Exposure" means, as of any date of determination with respect to any Lender, such Lender's Pro Rata Share of the Belgian Swing Loans on such date.

"Belgian Treaty Lender" means a Lender which (i) is treated for the purposes of a relevant Tax treaty as a resident of a jurisdiction having a Tax treaty with Belgium which makes provision for full exemption from Tax imposed by Belgium on interest (ii) does not carry on a business in Belgium through a permanent establishment with which that Lender's participation in a Loan is effectively connected; and (iii) is entitled to the benefits of that Tax treaty and meets all other conditions (subject to the completion of any necessary procedural formalities) which must be fulfilled under the relevant Tax treaty and under applicable domestic tax laws (including any principal purpose, limitation on benefits or other anti-abuse test) in order for that Lender to benefit from a full exemption from Tax on interest imposed by Belgium.

"Belgian Unused Line Fee" has the meaning specified therefor in Section 2.10(b) of this Agreement.

"Belgian US Availability Usage" means, as of any date of determination, the Dollar Equivalent of the amount by which the Belgian Revolver Usage exceeds the Belgian Borrowing Base (without giving effect to clause (d) of the definition thereof).

"Benchmark" means, initially, the Term SOFR Reference Rate and EURIBOR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, EURIBOR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii)(A).

"Benchmark Replacement" means, with respect to any Benchmark Transition Event, the sum of:  (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for United States dollar-denominated syndicated credit facilities or Euro-denominated syndicated credit facilities, as applicable and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities or Euro-denominated syndicated credit facilities, as applicable, at such time.

"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(a)in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced  in such clause (c) and even if any Available Tenor of such Benchmark (or such component  thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Start Date" means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii).

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulations.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any of its Subsidiaries or ERISA Affiliates has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

"BHC Act Affiliate" of a Person means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

"Board of Directors" means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

"Board of Governors" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Borrower" and "Borrowers" have the respective meanings specified therefor in the preamble to this Agreement.

"Borrower Materials" has the meaning specified therefor in Section 17.9(c) of this Agreement.

"Borrowing" means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.

"Borrowing Base Certificate" means a certificate in the form of Exhibit B-1 or Exhibit B-2, as applicable.

"Borrowing Base Company" means (a) US Borrowers, (b) Canadian Borrower, (c) German Borrower, (d) Belgian Borrower and (e) at any time after LPC becomes a Loan Party in accordance with Section 5.11, LPC.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, (a) if a determination of a Business Day shall relate to a EURIBOR Rate Loan, the term "Business Day" shall also exclude any day which is not a TARGET Day with respect to Euros (as determined by the Agent in good faith), (b) if a determination of a Business Day shall relate to a Canadian Revolving Loan or Canadian Letter of Credit (including a request therefor), the term "Business Day" also shall exclude any day on which commercial banks are authorized or required to close in Toronto, Ontario, Canada, and (c) if a determination of a Business Day shall relate to a Belgian Revolving Loan, German Revolving Loan, Belgian Letter of Credit or German Letter of Credit (including a request therefor), the term "Business

Day" also shall exclude any day on which banks are authorized or required to close in London, England.

"CAM Exchange" has the meaning specified therefor in Section 9.3(a) of this Agreement.

"CAM Exchange Date" has the meaning specified therefor in Section 9.3(a) of this Agreement.

"CAM Percentage" has the meaning specified therefor in Section 9.3(d) of this Agreement.

"Canadian Anti-Money Laundering & Anti-Terrorism ~~<Laws>~~Legislation" means Part II.1 of the Criminal Code (Canada), The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, (Canada) and the United Nations Act (Canada) or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

"Canadian Availability" means, as of any date of determination, the Dollar Equivalent amount that Canadian Borrower is entitled to borrow as Canadian Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Canadian Revolver Usage).

"Canadian Bank Product" means any one or more of the following financial products or accommodations extended to a Canadian Loan Party by a Bank Product Provider:  (a) credit cards (including commercial cards (including so-called "purchase cards", "procurement cards" or "p-cards")), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

"Canadian Bank Product Agreements" means those agreements entered into from time to time by a Canadian Loan Party with a Bank Product Provider in connection with the obtaining of any of the Canadian Bank Products.

"Canadian Bank Product Obligations" means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Canadian Loan Parties to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by a Bank Product Provider to Canadian Loan Parties.

"Canadian Bank Product Reserves" means, as of any date of determination, those reserves that Agent deems in its Permitted Discretion necessary or appropriate to establish (based upon the Bank Product Providers' determination of the liabilities and obligations of Canadian Loan

Parties in respect of Canadian Bank Product Obligations) in respect of Canadian Bank Products then provided or outstanding.

"Canadian Base Rate" means, ~~<for>~~on any day, ~~<a>~~the rate per annum equal to the greatest of (a) ~~<1.00 percent per annum, (b) the CDOR Rate existing on such day (which rate shall be calculated based upon an Interest Period of 1 month), plus 1 percentage point>~~the Floor, (b) Adjusted Term CORRA for a one-month tenor as in effect on such day (provided that this clause (b) shall not be applicable during any period in which Adjusted Term CORRA is unavailable, unascertainable or illegal) plus 1.0%, and (c) the ~~<“>~~"prime rate~~<”>~~" for Canadian Dollar commercial loans made in Canada as reported by ~~<Thomson >~~Reuters under Reuters Instrument Code <CAPRIME=> on the ~~<“>~~"CA Prime Rate (Domestic Interest Rate) – Composite Display~~<”>~~" page (or any successor page or such other commercially available service or source (including the Canadian Dollar ~~<“>~~"prime rate~~<”>~~" announced by a Schedule I bank under the Bank Act (Canada)~~<) >~~ as ~~<the >~~Agent may designate from time to time)~~<.  Each determination of the Canadian Base Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.>~~).  Any change in the Base Rate due to a change in the foregoing rate shall be effective as of the opening of business on the effective day of such change.

"Canadian Belgian Availability Usage" means, at any date of determination, the Dollar Equivalent of the amount by which the Canadian Revolver Usage exceeds the Canadian Borrowing Base (without giving effect to clause (d) of the definition thereof).

"Canadian Borrowing" means a borrowing consisting of Canadian Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Canadian Swing Lender in the case of a Canadian Swing Loan, or by Agent in the case of an Canadian Extraordinary Advance.

"Canadian Borrowing Base" means, as of any date of determination, the result of:

(a)85% of the amount of Canadian Eligible Accounts, less the amount, if any, of the Canadian Dilution Reserve, plus
(b)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Borrower's historical accounting practices) of Canadian Eligible Finished Goods Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with the Canadian Borrower's historical accounting practices) of Canadian Eligible Finished Goods Inventory (such determination may be made as to different categories of Canadian Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(c)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Borrower's historical accounting practices) of Canadian Eligible Raw Materials Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Borrower's historical accounting practices) of Canadian Eligible Raw Materials

Inventory (such determination may be made as to different categories of Canadian Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(d)Excess Belgian Availability, minus
(e)the aggregate amount of reserves, if any, established by Agent under Section 2.1(e) of this Agreement.

~~<"Canadian CDOR Rate" means the greater of (a) 0.25 percent per annum, and (b) the average rate per annum as reported on the Reuters Screen CDOR Page (or any successor page or such other page or commercially available service displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as the Agent may designate from time to time, or if no such substitute service is available, the rate quoted by a Schedule I bank under the Bank Act (Canada) selected by the Agent at which such bank is offering to purchase Canadian Dollar bankers’ acceptances) as of 10:00 a.m. Eastern (Toronto) time on the date of commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the CDOR Rate Loan requested (whether as an initial CDOR Rate Loan or as a continuation of a CDOR Rate Loan or as a conversion of a Base Rate Loan to a CDOR Rate Loan) by Canadian Borrower in accordance with this Agreement (and, if any such reported rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero).  Each determination of the CDOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.>~~

~~<"Canadian CDOR Rate >Loan" means each portion of a Canadian Revolving Loan that bears interest at a rate determined by reference to the applicable <Canadian CDOR Rate.>~~

"Canadian Defined Benefit Pension Plan" means any Canadian Pension Plan which contains a "defined benefit provision" as defined in subsection 147.1(1) of the Income Tax Act (Canada).

"Canadian Designated Account" means the Canadian Deposit Account of Canadian Borrower identified on Schedule D-1 to this Agreement (or such other Deposit Account of Canadian Borrower located at Canadian Designated Account Bank that has been designated as such, in writing, by Canadian Borrower to Agent).

"Canadian Designated Account Bank" has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within Canada that has been designated as such, in writing, by Canadian Borrower to Agent).

"Canadian Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the amount of (a) bad debt write-downs, discounts (other than customary early payment discounts), advertising allowances, credits, or other dilutive items with respect to Canadian Borrower's Accounts during such period, by (b) Canadian Borrower's billings with respect to Accounts during such period.

"Canadian Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Canadian Eligible Accounts by 1 percentage point for each percentage point by which Canadian Dilution is in excess of 5%.

"Canadian Dollar Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Canadian Dollars as determined by Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or such other date as determined by Agent) for the purchase of Canadian Dollars with Dollars.

"Canadian Dollars" or "Cdn$" means the lawful currency of Canada, as in effect from time to time.

"Canadian Eligible Accounts" means those Accounts created by Canadian Borrower in the ordinary course of its business, that arise out of Canadian Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Canadian Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date.  In determining the amount to be included, Canadian Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates.  Canadian Eligible Accounts shall not include the following:

(a)(i) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or 60 days of due date or (ii) Accounts with selling terms of more than 120 days,
(b)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)Accounts with respect to which the Account Debtor is an Affiliate of Canadian Borrower or an employee or agent of Canadian Borrower or any Affiliate of Canadian Borrower,
(d)Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e)Accounts that are not payable in Dollars or Canadian Dollars,
(f)Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in Canada or the United States, or (ii) is not organized under the laws of Canada or any province thereof or under the laws of the United States or any state or territory thereof, or (iii) is the government of any country or sovereign state other than Canada or the United States, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,
(g)Accounts with respect to which the Account Debtor is either (i) Canada or any department, agency, or instrumentality of Canada (exclusive, however, of Accounts with respect to which Canadian Borrower have complied, to the reasonable satisfaction of Agent, with the any assignment of claims statute, including the Financial Administration Act (Canada)), or (ii) any province or territory of Canada having legislation of similar purpose and effect restricting the assignment thereof with respect to such obligation (unless Canadian Borrower has complied with all applicable laws relating to taking security in such Accounts),
(h)Accounts with respect to which the Account Debtor is a creditor of Canadian Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(i)Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (or, if the Account Debtor is Behr, 60% of all US Eligible Accounts and Canadian Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Canadian Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Canadian Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Canadian Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(k)Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful because of uncertainty about the creditworthiness of the Account Debtor or because Agent in its Permitted Discretion otherwise considers the collateral value to be impaired,
(l)Accounts that are not subject to a valid and perfected first priority Agent's Lien,
(m)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(n)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o)Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the Canadian Borrower of the subject contract for goods or services, or
(p)Accounts owned by a target acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

"Canadian Eligible Finished Goods Inventory" shall mean Inventory that qualifies as Canadian Eligible Inventory and consists of first quality finished goods held for sale in the ordinary course of Canadian Borrower's business.

"Canadian Eligible Inventory" means Inventory of Canadian Borrower, that complies with each of the representations and warranties respecting Canadian Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date.  In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Canadian Borrower's historical accounting practices.  An item of Inventory shall not be included in Canadian Eligible Inventory if:

(a)Canadian Borrower does not have good, valid, and marketable title thereto,
(b)Canadian Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of Canadian Borrower),
(c)it is not located at one of the locations in Canada or other countries acceptable to Agent set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time in accordance with Section 5.14) (or in-transit from one such location to another such location),
(d)it is in-transit to or from a location of Canadian Borrower (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement),
(e)it is located on real property leased by Canadian Borrower or in a contract warehouse, in each case, unless either (x) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, or (y) Agent has established a Landlord Reserve with respect to such location and, in either case, unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that Canadian Borrower shall have ninety (90) days to obtain Collateral Access Agreements prior to any such Reserve being established),
(f)it is the subject of a bill of lading or other document of title,
(g)it is not subject to a valid and perfected first priority Agent's Lien,

(h)it consists of goods returned or rejected by Canadian Borrower's customers,
(i)it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, ~~<raw materials, >~~or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Canadian Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment,
(j)it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or
(k)it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

"Canadian Eligible Raw Material Inventory" shall mean Inventory that qualifies as Canadian Eligible Inventory and consists of goods that are first quality raw materials.

"Canadian Extraordinary Advances" has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.

"Canadian Guarantee and Security Agreement" means a Canadian Guarantee and Security Agreement dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each Canadian Loan Party and each other Loan Party having Collateral located in Canada to Agent.

"Canadian Guarantor" means each Subsidiary of Worldwide organized under the laws of Canada or any province or territory thereof that is or becomes a guarantor of all or any part of the Canadian Obligations.

"Canadian Hedge Obligations" means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Canadian Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

"Canadian Issuing Bank" means WF Canada or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender's sole discretion, to become a Canadian Issuing Bank for the purpose of issuing Canadian Letters of Credit or Canadian Reimbursement Undertakings pursuant to Section 2.11B of this Agreement, and Canadian Issuing Bank shall be a Lender.

"Canadian Letter of Credit" means a letter of credit (as that term is defined in the Code) issued for the account of Canadian Borrower pursuant to the terms of this Agreement by Canadian Issuing Bank or Canadian Underlying Issuer.

"Canadian Letter of Credit Disbursement" means a payment made by Canadian Issuing Bank pursuant to a Canadian Letter of Credit or a Canadian Reimbursement Undertaking.

"Canadian Letter of Credit Exposure" means, as of any date of determination with respect to any Lender, such Lender's participation in the Canadian Letter of Credit Usage pursuant to Section 2.11B(e) on such date.

"Canadian Letter of Credit Fee" has the meaning specified therefor in Section 2.6(b) of this Agreement.

"Canadian Letter of Credit Indemnified Costs" has the meaning specified therefor in Section 2.11B(f) of this Agreement.

"Canadian Letter of Credit Related Person" has the meaning specified therefor in Section 2.11B(f) of this Agreement.

"Canadian Letter of Credit Sublimit" means the lesser of (x) $25,000,000 and (y) $50,000,000 less US Letter of Credit Usage.

"Canadian Letter of Credit Usage" means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit, plus (b) the aggregate amount of outstanding Canadian Reimbursement Undertakings and any other reimbursement obligations with respect to Canadian Letters of Credit which remain unreimbursed or which have not been paid through a Canadian Revolving Loan.

"Canadian Loan Account" has the meaning specified therefor in Section 2.9 of this Agreement.

"Canadian Loan Party" means Canadian Borrower or any Canadian Guarantor.

"Canadian Maximum Revolver Amount" means the lesser of (x) $~~<25,000,000>~~35,000,000 decreased by the amount of reductions in the Canadian Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and (y) the ~~<US >~~Maximum Revolver Amount less the sum of US Revolver Usage, German Revolver Usage and Belgian Revolver Usage at such time.

"Canadian Obligations" means (a) all loans (including the Canadian Revolving Loans (inclusive of Canadian Extraordinary Advances and Canadian Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement (including Canadian Reimbursement Undertakings) or indemnification obligations with respect to Canadian Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Canadian Loan Account pursuant to this Agreement), obligations (including indemnification obligations) of any Canadian Loan Party, fees (including the fees provided for in the Fee Letter) of any Canadian Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any Canadian Loan Party, guaranties of any Canadian Loan Party, and all covenants and duties of any other kind and description owing by any Canadian Loan Party, in each of the foregoing cases, arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Canadian Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Canadian Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the Canadian Obligations shall exclude any Excluded Swap Obligation.  Without limiting the generality of the foregoing, the Canadian Obligations of Canadian Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Canadian Revolving Loans, (ii) interest accrued on the Canadian Revolving Loans, (iii) the amount necessary to reimburse Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, for amounts paid or payable pursuant to Canadian Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, in each case, in respect of Canadian Letters of Credit, (v) Lender Group Expenses of any Canadian Loan Party, (vi) fees payable by any Canadian Loan Party under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Canadian Loan Party under any Loan Document.  Any reference in this Agreement or in the Loan Documents to the Canadian Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

"Canadian Overadvance" means, as of any date of determination, that the Canadian Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11B.

"Canadian Pension Plans" means each pension plan that is a "registered pension plan" (as defined in the Income Tax Act (Canada)) or that is required to be registered under, or is subject to other Canadian federal or provincial law with respect to pension benefit standards and that is maintained or contributed to, or to which there is or may be an obligation to contribute by a Loan Party or a Loan Party Subsidiary, for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

"Canadian Priority Payables Reserves" means, without duplication, reserves (determined from time to time by Agent in its Permitted Discretion) for:  (a) the amount past due and owing by any Canadian Loan Party, or the accrued amount for which such Canadian Loan Party has an obligation to remit, to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) goods and services taxes, harmonized sales taxes, other sales taxes, employee income taxes, municipal taxes and other taxes payable or to be remitted or withheld; (ii) workers' compensation or employment insurance; (iii) federal Canada Pension Plan and other statutory pension plan contributions; (iv) vacation or holiday pay; and (v) other like charges and demands to the extent that any Governmental Authority or other Person may claim a Lien, security interest, hypothec, trust, deemed trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as certain claims by employees for unpaid wages and other amounts payable under the Wage Earner Protection Program Act (Canada)); and (b) the aggregate amount of any other liabilities of any Canadian Loan Party (i) in respect of which a trust or deemed trust has been or may be imposed on any Collateral to provide for payment, or (ii) in respect of unpaid or unremitted pension plan contributions, including normal cost contributions, special payments and, without duplication, amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to a Canadian Pension Plan, or (iii) which are secured by a Lien, security interest, pledge, charge, right or claim on any Collateral, or (iv) in respect of directors and officers, debtor-in-possession financing, administrative charges, critical supplier charges or shareholder charges; in all cases, pursuant to any applicable law, rule or regulation only to the extent such Lien, trust, security interest, hypothec, pledge, charge, right or claim ranks or, in the Permitted Discretion of Agent, is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents; in each case net of the aggregate amount of all restricted cash held or set aside by such Canadian Loan Party for the payment of such obligations.

"Canadian Protective Advances" has the meaning specified therefor in Section 2.3(d)(i) of this Agreement.

"Canadian Reference Bank" means Royal Bank of Canada or such other bank named in Schedule 1 of the Bank Act (Canada) that is designated by the Agent from time to time as the Canadian Reference Bank for the purposes of this Agreement.

~~<“>~~"Canadian Reimbursement Undertaking~~<”>~~" has the meaning set forth in Section 2.11B(a) of this Agreement.

"Canadian Revolver Commitment" means, with respect to each Revolving Lender, its Canadian Revolver Commitment, and, with respect to all Revolving Lenders, their Canadian Revolver Commitments, in each case as set forth beside such Revolving Lender's name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

"Canadian Revolver Usage" means, as of any date of determination, the sum of (a) the amount of outstanding Canadian Revolving Loans (inclusive of Canadian Swing Loans and Canadian Protective Advances), plus (b) the amount of the Canadian Letter of Credit Usage.

"Canadian Revolving Loan Exposure" means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Canadian Revolver Commitments, the amount of such Lender's Canadian Revolver Commitment, and (b) after the termination of the Canadian Revolver Commitments, the aggregate outstanding principal amount of the Canadian Revolving Loans of such Lender.

"Canadian Revolving Loans" has the meaning specified therefor in Section 2.1(b) of this Agreement.

"Canadian Security Documents" means the Canadian Guarantee and Security Agreement, the Quebec Security Documents and any other Loan Document governed by the laws of a Canadian province that creates a Lien on the Collateral and executed and delivered by a Canadian Loan Party or any other Loan Party having Collateral in Canada to the Agent.

"Canadian Swing Lender" means WF Canada or any other Lender that, at the request of Canadian Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Canadian Swing Lender under Section 2.3(b) of this Agreement.

"Canadian Swing Loan" has the meaning specified therefor in Section 2.3(b) of this Agreement.

"Canadian Swing Loan Exposure" means, as of any date of determination with respect to any Lender, such Lender's Pro Rata Share of the Canadian Swing Loans on such date.

~~<“>~~"Canadian Underlying Issuer~~<”>~~" means The Toronto-Dominion Bank or one of its Affiliates or such other Person that is acceptable to the Agent in its Permitted Discretion.

~~<“>~~"Canadian Underlying Letter of Credit~~<”>~~" means a Canadian Letter of Credit that has been issued by a Canadian Underlying Issuer.

"Canadian Unused Line Fee" has the meaning specified therefor in Section 2.10(b) of this Agreement.

"Capital Expenditures" means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Permitted Acquisitions, (c) capitalized software development costs to the extent such costs are deducted from net earnings under the definition of EBITDA for such period, and (d) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Borrower or any of its Affiliates).

"Capitalized Lease Obligation" means that portion of the obligations under a Finance Lease that is required to be capitalized in accordance with GAAP.

"Cash Equivalents" means (a) Domestic Cash Equivalents; and (b) Foreign Cash Equivalents.

"Cash Management Services" means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

"CFC" means a controlled foreign corporation as defined in Section 957 of the IRC, in which any Loan Party or direct or indirect owner of a Loan Party is a "United States shareholder" within the meaning of Section 951(b) of the IRC.

"Change in Law" means the occurrence after the date of this Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to the EURIBOR, ~~<Canadian CDOR Rate>~~Adjusted Term CORRA, CORRA, Term CORRA, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any European equivalent regulation (such as the European Market and Infrastructure Regulation)) and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, including CRR and ~~<CRRII>~~CRR II, shall, in each case, be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

"Change of Control" means that:

(a)(i) any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Worldwide (or other securities convertible into such Equity Interests) representing more than 50% of the combined voting power of all Equity Interests of Worldwide entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Worldwide or (ii) the replacement of a majority of the Board of Directors of Worldwide over a two-year period from the directors who constituted the Board of Directors of Worldwide at the beginning of such period, and such replacement shall not have been (A) approved by a vote of at least a majority of the Board of Directors of Worldwide then still in office who either were ~~<memberes>~~members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (B) approved by the Permitted Holders so long as the Permitted Holders then beneficially own a majority of the Equity Interests of Worldwide;
(b)Worldwide fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party; or
(c)the occurrence of any "Change in Control" as defined in the Notes Documents.

"Closing Date" means the date of the making of the initial Revolving Loan (or other extension of credit) under this Agreement.

"Code" means the New York Uniform Commercial Code, as in effect from time to time.

"Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

"Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower's or its Subsidiaries' books and records, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

"Commitment" means, with respect to each Lender, its US Revolver Commitment, its Canadian Revolver Commitment, its Belgian Revolver Commitment or its German Revolver Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, as the context requires, in each case as such Dollar amounts, Canadian Dollar amounts or Euro amounts, as applicable, are set forth beside such Lender's name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

"Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by a financial officer (chief financial officer, treasurer or controller) of Administrative Borrower to Agent.

"Confidential Information" has the meaning specified therefor in Section 17.9(a) of this Agreement.

"Conforming Changes" means, with respect to either the use or administration of the then-current Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "US Base Rate," the definition of "Canadian ~~<CDOR Rate", the definition of "Canadian >~~Base Rate," the definition of "EUR Base Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day", the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12(b)(ii) and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Consolidated Net Income" means, for any period, the net income (or loss) of Worldwide and its consolidated Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of Worldwide and its consolidated Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Worldwide or any consolidated Subsidiary of Worldwide has a joint interest with a third party, except to the extent such net income is actually paid in cash to Worldwide or any consolidated Subsidiary of Worldwide by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of Worldwide or is merged into or consolidated with Worldwide or any of its consolidated Subsidiaries or that Person's assets are acquired by Worldwide or any of its consolidated Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary of Worldwide to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Worldwide or any consolidated Subsidiary of Worldwide of such net income is restricted by contract, operation of law or otherwise; provided, however, that if such Subsidiary is able despite such restriction to distribute income or transfer cash to the referent Person by way of an intercompany loan or otherwise, then such income or cash, to the extent of such ability, shall not be excluded pursuant to this clause (c), and (d) non-cash gains or losses attributable solely to fluctuations in currency values and related income tax effects, in either case related to intercompany notes and accounts payable existing prior to or as of the Closing Date and payable to Worldwide or any of its consolidated Subsidiaries.

"Consolidated Total Indebtedness" means, as of any date of determination with respect to Worldwide and its consolidated Subsidiaries on a consolidated basis without duplication, the sum of all Indebtedness of Worldwide and its consolidated Subsidiaries that is set forth under clauses (a), (c), (f), (g) and (h) (with respect to (h) only to the extent the guaranty obligations are Indebtedness under clauses (a), (c), (f) and (g)) of the definition of "Indebtedness".

"Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) an amount equal to (i) the Consolidated Total Indebtedness on such date minus (ii) the unrestricted cash and Cash Equivalents of Worldwide and its consolidated Subsidiaries on a consolidated basis on such date in an aggregate principal amount not to exceed $150,000,000 to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

"Control Agreement" means a control agreement (which may be by way of notice to and acknowledgement from the relevant account bank), in form and substance reasonably satisfactory to Agent, executed and delivered by a Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

"CORRA" means a rate equal to the Canadian Overnight Repo Rate Average as administered and published by the CORRA Administrator.

"CORRA Administrator" means the Bank of Canada (or a successor administrator of CORRA, as selected by Agent in its reasonable discretion).

"CORRA Loan" means each portion of a Canadian Revolving Loan that bears interest at a rate determined by reference to the applicable Adjusted Term CORRA (other than pursuant to clause (b) of the definition of "Canadian Base Rate").

"Covenant Testing Period" means a period (a) commencing on the last day of the fiscal month of Worldwide most recently ended on or prior to an Excess Availability Trigger Date and for which Agent has received financial statements required to be delivered pursuant to Schedule 5.1 and (b) ending on the first day after such Excess Availability Trigger Date that no Default or Event of Default shall have occurred and be continuing and Excess Availability has equaled or exceeded the Minimum Excess Availability Amount for 60 consecutive days.

"Covered Entity" means any of the following:

(a)a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Covered Party" has the meaning specified therefor in Section 17.18 of this Agreement.

"CRR" means either CRR-EU or, as the context may require, CRR-UK.

"CRR-EU" means regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that Regulation.

"CRR-UK" means CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

"CRR II" means either CRR II-EU or, as the context may require, CRR II-UK.

"CRR II-EU" means regulation 2019/876 amending CRR-EU as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012 and all delegated and implementing regulations supplementing that Regulation.

"CRR II-UK" means CRR II-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

"Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

"Defaulting Lender" means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement within 1 Business Day of the date that it is required to do so under this Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified Borrowers, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement within 1 Business Day of the date that it is required to do so under this Agreement, unless the subject of a good faith dispute, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, receiver-manager, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, receiver-manager, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

"Defaulting Lender Rate" means (a) with respect to US Obligations, (i) for the first 3 days from and after the date the relevant payment is due, the US Base Rate, and (ii) thereafter, the interest rate then applicable to US Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto), (b) with respect to Canadian Obligations, (i) for the first 3 days from and after the date the relevant payment is due, the Canadian ~~<CDOR>~~Base Rate (if such Canadian Obligations are denominated in Canadian Dollars) or the US Base Rate (if such Canadian Obligations are denominated in Dollars), and (ii) thereafter, the interest rate then applicable to Canadian Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto), and (c) with respect to Belgian Obligations and German Obligations, (i) for the first 3 days from and after the date the relevant payment is due, EURIBOR, and (ii) thereafter, the interest rate then applicable to Belgian Revolving Loans and German Revolving Loans (respectively) that are Base Rate Loans (inclusive of the Non-Base Rate Margin applicable thereto).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"Deposit Account" means any deposit account (as that term is defined in the Code) and/or with respect to any Deposit Account located outside of the United States, any bank account with a deposit function.

"Disqualified Equity Interests" shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

"Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in another currency, the equivalent amount thereof in Dollars as determined by Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or such other date determined by Agent) for the purchase of Dollars with such currency.

"Dollars" or "$" means United States dollars.

"Domestic Cash Equivalents" means:

(a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof,

(b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"),

(c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's,

(d) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000,

(e) cash and other securities deposited in Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation,

(f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above,

(g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and

(h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

"Drawing Document" means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

"EBITDA" means, for any period, the sum of the following determined on a consolidated basis, without duplication, for Worldwide and its Subsidiaries in accordance with GAAP:  (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:  (i) any accrual for federal, state, local or foreign income and franchise taxes in respect of such period, (ii) Interest Expense for such period, and (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses during such period (excluding extraordinary losses from discontinued operations) and (v) Transaction Costs less (c)  any extraordinary gains during such period.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligible Accounts" means the US Eligible Accounts, Canadian Eligible Accounts, Belgian Eligible Accounts and/or the German Eligible Accounts, as the context requires.

"Eligible Inventory" means the US Eligible Inventory, Canadian Eligible Inventory, Belgian Eligible Inventory and/or the German Eligible Inventory, as the context requires.

"Eligible Transferee" means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; and (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof;

provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (d) any other entity (other than a natural person) that is an "accredited investor" (as defined in Regulation D under the Securities Act or under applicable Canadian securities legislation) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (f) during the continuation of an Event of Default, any other Person approved by Agent.

"Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (a) that is maintained for employees of any Loan Party or any ERISA Affiliate, (b) that has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate, (c) to which any Loan Party or any ERISA Affiliate makes contributions or is required to make contributions, (d) to which any Loan Party or any ERISA Affiliate has made or has been required to make contributions at any time within the preceding six (6) years or (e) to which any Loan Party to any ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.

"Environmental Action" means any written complaint, summons, citation, directive, order, litigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Loan Party Subsidiary, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Loan Party Subsidiary, or any of their predecessors in interest.

"Environmental Law" means any applicable federal (including the federal government of Canada), state, provincial, territorial, municipal or local statute, law, rule having the force and effect of law, regulation, ordinance, code, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any Loan Party Subsidiary, relating to the environment, Hazardous Materials affecting employee health, or Hazardous Materials, in each case as amended from time to time.  Without limitation, Environmental Law includes the Resource Conservation and Recovery Act ("RCRA"), the Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada), the Transportation of Dangerous Goods Act (Canada) and the Ontario Water Resources Act (Ontario).

"Environmental Liabilities" means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

"Equipment" means equipment (as that term is defined in the Code or, to the extent applicable, the PPSA).

"Equity Interest" means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

"ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any US Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any US Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any US Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any US Loan Party and whose employees are aggregated with the employees of such US Loan Party under IRC Section 414(o).

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"EUR Base Rate" means, as to any day, the greater of (a) the Floor per annum, and (b) (i) the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for a thirty (30) day period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Refinitiv's TREP screen as of 11:00 a.m., London time, ~~<on>~~two Business Days prior to such day (or, for any day that is not a Business Day, two Business Days prior to the immediately preceding Business Day) (or any replacement Refinitiv's TREP page which displays that rate) (and, if any such rate is below zero, EUR Base Rate shall be deemed to be zero) and (ii) if the rate referenced above is not available, ~~<“>~~"EUR Base Rate~~<”>~~" shall mean the rate per annum equal to the rate at which the Agent (or such other bank or banks as may be designated by the Agent in consultation with Administrative Borrower) is offered deposits in Euros at approximately 11:00 a.m., London time, on such day, for a thirty (30) day period and in an amount comparable to the amount of such Base Rate Loan to be outstanding during such a thirty (30) day period (or such other amount as the Agent may reasonably determine).  Each determination of EUR Base Rate shall be made by Agent and shall be conclusive in the absence of manifest error.

"EUR Base Rate Loan" means each portion of the Revolving Loans that bears interest at a rate determined by reference to the applicable EUR Base Rate.

"EURIBOR" means  the greater of (a) the Floor per annum, and (b) (i) the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Refinitiv's TREP screen (or any replacement Refinitiv's TREP page which displays that rate) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the EURIBOR Rate Loan requested (whether as an initial EURIBOR Rate Loan or as a continuation of a EURIBOR Rate Loan or as a conversion of a Base Rate Loan to a EURIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such rate is below zero, EURIBOR shall be deemed to be zero) and (ii) if the rate referenced above is not available, ~~<“>~~"EURIBOR~~<”>~~" shall mean, with respect to each day during each Interest Period pertaining to EURIBOR Rate Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which the Agent (or such other bank or banks as may be designated by the Agent in consultation with Administrative Borrower) is offered deposits in Euros at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such EURIBOR Rate Loan to be outstanding during such Interest Period (or such other amount as the Agent may reasonably determine). Each determination of EURIBOR shall be made by Agent and shall be conclusive in the absence of manifest error.

"EURIBOR Rate Loan" means each portion of a Revolving Loan that bears interest at a rate determined by reference to EURIBOR.

"Euro" or "€" means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

"Euro Denominated Loan" means a Revolving Loan denominated in Euro.

"Euro Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Euros as determined by Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or such other date as determined by Agent) for the purchase of Euros with Dollars.

"Event of Default" has the meaning specified therefor in Section 8 of this Agreement.

"Excess" has the meaning specified therefor in Section 2.14 of this Agreement.

"Excess Availability" means, as of any date of determination, the amount equal to Availability.

"Excess Availability Trigger Date" means any date Borrowers fail to maintain the Minimum Excess Availability Amount.

"Excess Belgian Availability" means, as of any date of determination, the lesser of (x) the amount by which the Belgian Borrowing Base (without giving effect to clauses (d) and (e) of the definition thereof) exceeds Belgian Revolver Usage and (y) the Belgian Canadian Guaranty Limit.

"Excess Canadian Availability" means, as of any date of determination, the amount by which the Canadian Borrowing Base (without giving effect to clause (d) of the definition thereof) exceeds Canadian Revolver Usage.

"Excess US Availability" means, as of any date of determination, the amount by which the US Borrowing Base exceeds US Revolver Usage.

"Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

"Excluded Accounts" has the meaning specified therefor in the US Guaranty and Security Agreement.

"Excluded Swap Obligation" means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

"Excluded Taxes" means (i) any Tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits Taxes or franchise Taxes imposed in lieu of a Tax on net income or profits), in each case (A) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender's or such Participant's principal office is located, or (B) that are Other Connection Taxes; (ii) Taxes that would not have been imposed but for a Lender's or a Participant's failure to comply with the requirements of Section 16.2 of this Agreement, (iii) any United States federal withholding Taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except that Excluded Taxes shall not include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding Tax at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding Taxes that may be imposed after the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or Change in Law with respect to any of the foregoing by any Governmental Authority; (iv) any German federal withholding Taxes that would be imposed on amounts payable to a Lender not tax resident in Germany based upon the applicable withholding rate in effect at the time such lender becomes a party to this Agreement (or designates a new lending office), except that Excluded Taxes shall not include (A) any amount that such lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding Tax at the time such lender becomes a party to this Agreement (or designates a new lending office), and (B) additional German federal withholding Taxes that may be imposed after the time such lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or Change in Law with respect to any of the foregoing by any Governmental Authority; (v) any Taxes imposed under the Income Tax Act (Canada) payable by virtue of a Lender being a Person with whom a Canadian Loan Party does not deal at arm’s length for purposes of the Income Tax Act (Canada) or being a ~~<“>~~"specified non-resident shareholder~~<”>~~" (as that term is defined in subsection 18(5) of the Income Tax Act (Canada)) of a Canadian Loan Party or a Person not dealing at arm’s length with such a ~~<“>~~"specified non-resident shareholder~~<”>~~" for purposes of the Income Tax Act (Canada), in each case of this clause (v) other than where the non-arm’s length relationship arises, or where such Lender is a ~~<“>~~"specified non-resident shareholder~~<”>~~" of a Canadian Loan Party, as a result of having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document; (vi) in relation to the Belgian Borrower, any withholding Tax due as a consequence of the relevant Lender not being a Belgian Qualifying Lender, or ceasing to be a Belgian Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Tax treaty, or any published practice or published concession of any relevant taxing authority; and (vii) any federal withholding Taxes imposed under FATCA.

"Existing Credit Facilities" means, collectively, (i) that certain Credit Agreement dated as of June 18, 2012, as amended, among Wells Fargo Capital Finance, LLC, as agent, the lenders party thereto, US Borrowers and Canadian Borrower and (ii) that certain Facility Agreement dated as of June 25, 2002, as amended, among German Borrower, Belgian Borrower and certain other Foreign Subsidiaries of Worldwide party thereto as Borrowers or Guarantors, Kronos Denmark APS, as Security Provider, Deutsche Bank AG, as Mandated Lead Arranger, Deutsche Bank Luxembourg S.A., as Agent and Security Agent, KBC Bank NV, as Fronting Bank and the other lenders party thereto.

"Extraordinary Advances" means the US Extraordinary Advances, Canadian Extraordinary Advances, Belgian Extraordinary Advances and/or the German Extraordinary Advances, as the context requires.

"FATCA" means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

"Fee Letter" means that certain amended and restated fee letter, dated as of ~~<even date with this Agreement>~~the Second Amendment Closing Date, among US Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

"Finance Lease" means any "finance lease" as such term is used in the Financial Accounting Standards Board's Accounting Standards Update No. 2016-02 Leases (Topic 842).

"Fixed Charges" means, with respect to any fiscal period and with respect to Worldwide and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid in cash during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all federal, state, provincial, local and foreign income taxes paid during such period, and (d) all Restricted Payments paid (whether in cash or other property, other than common Equity Interest) during such period.

"Fixed Charge Coverage Ratio" means, with respect to any fiscal period and with respect to Worldwide and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.

"Floor" means a rate of interest equal to 0.25%.

"Foreign Cash Equivalents" means, in the case of any Subsidiary (other than a US Loan Party or a Subsidiary of Worldwide organized under the laws of the United States or a political subdivision thereof that is not a Loan Party), investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or in Dollars, has its principal place of business or otherwise conducts business operations which are of substantially the same type as the items specified in the definition of Domestic Cash Equivalents, including, without limitation, cash and other securities denominated in Dollars or such other currencies and deposited in Deposit Accounts maintained with internationally recognized banks organized under the laws of jurisdictions in which such Subsidiary is organized customarily used by Persons similar in size to Worldwide for cash management purposes in jurisdictions outside the United States that (i) have a combined capital and surplus of not less than $500,000,000 (calculated at the then applicable exchange rate) or (ii) are otherwise deemed acceptable by Agent.

"Foreign Lender" means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

"Foreign Subsidiary" means any Subsidiary of Worldwide that is not organized under the laws of the United States, any state thereof, the District of Columbia, Canada or any province or territory thereof.

"Funding Date" means the date on which a Borrowing occurs.

"Funding Losses" has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

"German Account Pledge ~~<Agreement>~~Agreements" means (i) the first ranking pledge agreement over the bank accounts of German Borrower dated ~~<as of even date with this Agreement>~~April 20 2021, in form and substance reasonably satisfactory to Agent, executed and delivered by German Borrower to the Agent~~<.>~~ and (ii) the first ranking pledge agreement over the bank accounts of Kronos International, Inc. dated April 19, 2022, in form and substance reasonably satisfactory to Agent, executed and delivered by Kronos International, Inc. to the Agent.

"German Availability" means, as of any date of determination, the amount that German Borrower are entitled to borrow as German Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding German Revolver Usage).

"German Bank Product Agreements" means those agreements entered into from time to time by German Borrower with a Bank Product Provider in connection with the obtaining of any of the German Bank Products.

"German Bank Product Obligations" means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by German Borrower to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by a Bank Product Provider to German Borrower.

"German Bank Product Reserves" means, as of any date of determination, those reserves that Agent deems in its Permitted Discretion necessary or appropriate to establish (based upon the Bank Product Providers' determination of the liabilities and obligations of German Borrower in respect of German Bank Product Obligations) in respect of German Bank Products then provided or outstanding.

"German Borrowing" means a borrowing consisting of German Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by German Swing Lender in the case of a German Swing Loan, or by Agent in the case of an German Extraordinary Advance.

"German Borrowing Base" means, as of any date of determination, the result of:

(a)80% of the amount of German Eligible Accounts, less the amount, if any, of the German Dilution Reserve, plus
(b)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with German Borrower's historical accounting practices) of German Eligible Finished Goods Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with the German Borrower's historical accounting practices) of German Eligible Finished Goods Inventory (such determination may be made as to different categories of German Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(c)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with German Borrower's historical accounting practices) of German Eligible Raw Materials Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with German Borrower's historical accounting practices) of German Eligible Raw Materials Inventory (such determination may be made as to different categories of German Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus
(d)the aggregate amount of reserves, if any, established by Agent under Section 2.1(e) of this Agreement.

"German Borrowing Base Certificate" means a certificate in the form of Exhibit B-2.

"German Designated Account" means the German Deposit Account of German Borrower identified on Schedule D-1 to this Agreement (or such other Deposit Account of German Borrower located at German Designated Account Bank that has been designated as such, in writing, by German Borrower to Agent).

"German Designated Account Bank" has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within Germany that has been designated as such, in writing, by German Borrower to Agent).

"German Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the amount of (a) bad debt write-downs, discounts (other than customary early payment discounts), advertising allowances, credits, or other dilutive items with respect to German Borrower's Accounts during such period, by (b) German Borrower's billings with respect to Accounts during such period.

"German Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against German Eligible Accounts by 1 percentage point for each percentage point by which German Dilution is in excess of 5%.

"German Eligible Accounts" means those Accounts created by German Borrower in the ordinary course of its business, that arise out of German Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting German Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date.  In determining the amount to be included, German Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates.  German Eligible Accounts shall not include the following:

(a)(i) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or 60 days of due date or (ii) Accounts with selling terms of more than 120 days,
(b)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)Accounts with respect to which the Account Debtor is an Affiliate of German Borrower or an employee or agent of German Borrower or any Affiliate of German Borrower,
(d)Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e)Accounts that are not payable in Dollars or Euros,
(f)Accounts with respect to which the Account Debtor either (i) is not incorporated in, or organized under, the laws of a Tier 1 Jurisdiction or Tier 2 Jurisdiction, or (ii) is incorporated in, or organized under the laws of a Tier 2 Jurisdiction, at any time that the aggregate of all such Accounts and all German Eligible Accounts with respect to an Account Debtor incorporated in, or organized under the laws of a Tier 2 Jurisdiction exceeds 50% of all German Eligible Accounts and Belgian Eligible Accounts, to the extent of the obligations owing by such Account Debtors in excess of such percentage, or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,
(g)[Intentionally Omitted],
(h)Accounts with respect to which the Account Debtor is a creditor of German Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(i)Accounts with respect to an Account Debtor whose Belgian Eligible Accounts and German Eligible Accounts owing to Borrowers exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Belgian Eligible Accounts and German Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of German Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Belgian Eligible Accounts and German Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which German Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(k)Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful because of uncertainty about the creditworthiness of the Account Debtor or because Agent in its Permitted Discretion otherwise considers the collateral value to be impaired,
(l)Accounts that are not subject to a valid and perfected first priority Agent's Lien,
(m)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(n)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(o)Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the German Borrower of the subject contract for goods or services,
(p)Accounts owned by a target acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition), or
(q)Accounts which are subject to any valid extended extendable retention of title right.

"German Eligible Finished Goods Inventory" shall mean Inventory that qualifies as German Eligible Inventory and consists of first quality finished goods held for sale in the ordinary course of German Borrower's business.

"German Eligible Inventory" means Inventory of German Borrower, that complies with each of the representations and warranties respecting German Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date.  In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with German Borrower's historical accounting practices.  An item of Inventory shall not be included in German Eligible Inventory if:

(a)German Borrower does not have good, valid, and marketable title thereto including pursuant to retention of title arrangements, unless such arrangements have been waived in form and substance satisfactory to Agent,
(b)German Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of German Borrower),
(c)it is not located at one of the locations in Germany or other countries acceptable to Agent set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time in accordance with Section 5.14) (or in-transit from one such location to another such location),
(d)it is in-transit to or from a location of German Borrower (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement),
(e)it is located on real property leased by German Borrower or in a contract warehouse, in each case, unless either (x) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, or (y) Agent has established a Landlord Reserve with respect to such location and, in either case, unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that German Borrower shall have ninety (90) days from the Closing Date to obtain Collateral Access Agreements prior to the establishment of any such Reserve),
(f)it is the subject of a bill of lading or other document of title,
(g)it is not subject to a valid and perfected first priority Agent's Lien,
(h)it consists of goods returned or rejected by German Borrower's customers,
(i)it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, ~~<raw materials, >~~or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in German Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment,
(j)it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or

(k)it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

"German Eligible Raw Material Inventory" shall mean Inventory that qualifies as German Eligible Inventory and consists of goods that are first quality raw materials.

"German Extraordinary Advances" has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.

"German Global Assignment Agreement" means the security assignment agreement granted by German Borrower over its present and future receivables, dated ~~<as of even date with this Agreement>~~April 20, 2021, in form and substance reasonably satisfactory to Agent, executed and delivered by German Borrower to the Agent.

"German Hedge Obligations" means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of German Borrower arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

"German Issuing Bank" means Wells Fargo London or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender's sole discretion, to become a German Issuing Bank for the purpose of issuing German Letters of Credit pursuant to Section 2.11D of this Agreement, and German Issuing Bank shall be a Lender.

"German Letter of Credit" means a letter of credit (as that term is defined in the Code) issued for the account of German Borrower pursuant to the terms of this Agreement by German Issuing Bank.

"German Letter of Credit Disbursement" means a payment made by German Issuing Bank pursuant to a German Letter of Credit.

"German Letter of Credit Exposure" means, as of any date of determination with respect to any Lender, such Lender's participation in the German Letter of Credit Usage pursuant to Section 2.11D(e) on such date.

"German Letter of Credit Fee" has the meaning specified therefor in Section 2.6(b) of this Agreement.

"German Letter of Credit Indemnified Costs" has the meaning specified therefor in Section 2.11D(f) of this Agreement.

"German Letter of Credit Related Person" has the meaning specified therefor in Section 2.11D(f) of this Agreement.

"German Letter of Credit Sublimit" means €20,000,000.

"German Letter of Credit Usage" means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding German Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to German Letters of Credit which remain unreimbursed or which have not been paid through a German Revolving Loan.

"German Line Cap" means, as of any date of determination, the lesser of (a) the German Maximum Revolver Amount, and (b) the German Borrowing Base as of such date of determination.

"German Loan Account" has the meaning specified therefor in Section 2.9 of this Agreement.

"German Maximum Revolver Amount" means the lesser of (x) €60,000,000 decreased by the amount of reductions in the German Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and (y) the ~~<US >~~Maximum Revolver Amount less the sum of US Revolver Usage, Canadian Revolver Usage and Belgian Revolver Usage at such time.

"German Monthly Reporting Event" means if at any time German Revolver Usage is greater than 25% of the German Line Cap.

"German Monthly Reporting Period" means the period commencing after the continuance of a German Monthly Reporting Event and continuing until the date when no German Monthly Reporting Event has occurred for 30 consecutive days.

"German Obligations" means (a) all loans (including the German Revolving Loans (inclusive of German Extraordinary Advances and German Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to German Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the German Loan Account pursuant to this Agreement), obligations (including indemnification obligations) of German Borrower, fees (including the fees provided for in the Fee Letter) of German Borrower, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of German Borrower, guaranties of German Borrower, and all covenants and duties of any other kind and description owing by German Borrower, in each of the foregoing cases, arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that German Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all German Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the German Obligations shall exclude any Excluded Swap Obligation.  Without limiting the generality of the foregoing, the German Obligations of German Borrowers under the Loan Documents include the obligation to pay (i) the principal of the German Revolving Loans, (ii) interest accrued on the German Revolving Loans, (iii) the amount necessary to reimburse German Issuing Bank for amounts paid or payable pursuant to German Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, in each case, in respect of German Letters of Credit, (v) Lender Group Expenses of German Borrower, (vi) fees payable by German Borrower under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by German Borrower under any Loan Document.  Any reference in this Agreement or in the Loan Documents to the German Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

"German Overadvance" means, as of any date of determination, that the German Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11D.

"German Protective Advances" has the meaning specified therefor in Section 2.3(d)(i) of this Agreement.

"German Revolver Commitment" means, with respect to each Revolving Lender, its German Revolver Commitment, and, with respect to all Revolving Lenders, their German Revolver Commitments, in each case as set forth beside such Revolving Lender's name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

"German Revolver Usage" means, as of any date of determination, the sum of (a) the amount of outstanding German Revolving Loans (inclusive of German Swing Loans and German Protective Advances), plus (b) the amount of the German Letter of Credit Usage.

"German Revolving Loan Exposure" means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the German Revolver Commitments, the amount of such Lender's German Revolver Commitment, and (b) after the termination of the German Revolver Commitments, the aggregate outstanding principal amount of the German Revolving Loans of such Lender.

"German Revolving Loans" has the meaning specified therefor in Section 2.1(d) of this Agreement.

"German Security Documents" means the German Account Pledge Agreement, the German Global Assignment Agreement, the German Security Transfer Agreement, and any other Loan Document that creates a Lien on the Collateral and executed and delivered by a Loan Party to the Agent.

"German Security Transfer Agreement" means the security transfer agreement relating to all current assets (Umlaufvermögen) pursuant to section 266 paragraph (2) lit. (B) I no. (1) to and including (3) German Commercial Code (Handelsgesetzbuch) dated ~~<as of even date with this Agreement>~~April 20, 2021, in form and substance reasonably satisfactory to Agent, executed and delivered by German Borrower to the Agent.

"German Swing Lender" means Wells Fargo London or any other Lender that, at the request of German Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the German Swing Lender under Section 2.3(b) of this Agreement.

"German Swing Loan" has the meaning specified therefor in Section 2.3(b) of this Agreement.

"German Swing Loan Exposure" means, as of any date of determination with respect to any Lender, such Lender's Pro Rata Share of the German Swing Loans on such date.

"German Unused Line Fee" has the meaning specified therefor in Section 2.10(b) of this Agreement.

"German Weekly Reporting Event" means if at any time the Dollar Equivalent of German Excess Availability is less than the greater of (a) 15% of the German Line Cap, and (b) $8,000,000.

"German Weekly Reporting Period" means the period commencing after the continuance of an German Weekly Reporting Event for 3 consecutive Business Days and continuing until the date when no German Weekly Reporting Event has occurred for 30 consecutive days.

"Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantors" means US Guarantors, Canadian Guarantors, and Belgian Guarantors.

"Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

"Hedge Agreement" means a "swap agreement" as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

"Hedge Obligations" means US Hedge Obligations, Canadian Hedge Obligations, Belgian Hedge Obligations and/or German Hedge Obligations, as the context requires.

"Hedge Provider" means Wells Fargo or any of its Affiliates with respect to US Hedge Obligations, Canadian Hedge Obligations, Belgian Hedge Obligations and/or German Hedge Obligations.

"Increase" has the meaning specified therefor in Section 2.14.

"Increase Date" has the meaning specified therefor in Section 2.14.

"Increase Joinder" has the meaning specified therefor in Section 2.14.

"Indebtedness" as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Finance Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables and accrued liabilities incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

"Indemnified Liabilities" has the meaning specified therefor in Section 10.3 of this Agreement.

"Indemnified Person" has the meaning specified therefor in Section 10.3 of this Agreement.

"Indemnified Taxes" means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other provincial, state or federal (including the federal government of Canada) bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.

"Intercompany Purchase" means a purchase of goods made by any Loan Party from any Subsidiary of Worldwide (including another Loan Party).

"Intercompany Subordination Agreement" means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Borrower, each of the Loan Party Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

"Interest Expense" means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Finance Leases and all net payment obligations pursuant to Hedge Agreements attributable to Indebtedness) for such period.

"Interest Period" means, with respect to each Non-Base Rate Loan, a period commencing on the date of the making of such Non-Base Rate Loan (or the continuation of a Non-Base Rate Loan or the conversion of a Base Rate Loan to a Non-Base Rate Loan) and ending 1 or 3 months thereafter in respect of SOFR Loans, ~~<Canadian CDOR Rate>~~CORRA Loans or EURIBOR Rate Loans; provided, that (a) interest shall accrue at the applicable rate based upon the Non-Base Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) Borrowers may not elect an Interest Period which will end after the Maturity Date, and (c) no tenor that has been removed from this definition pursuant to Section 2.12(d)(iii)(D) shall be available for specification in any Non-Base Rate Notice or conversion or continuation notice; provided further, that for Non-Base Rate Loans (~~<but not CDOR Rate Loans) (>~~A) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (B) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1 or 3 months after the date on which the Interest Period began.

"Inventory" means inventory (as that term is defined in the Code or, to the extent applicable, the PPSA).

"Inventory Reserves" means, as of any date of determination, (a) Landlord Reserves, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(e), to establish and maintain (including reserves for slow moving Inventory and

Inventory shrinkage) with respect to the US Eligible Inventory, Canadian Eligible Inventory, Belgian Eligible Inventory, and German Eligible Inventory.

"Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

"IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

"ISP" means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank or Canadian Underlying Issuer for use.

"Issuer Document" means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank or Canadian Underlying Issuer and relating to such Letter of Credit.

"Issuing Bank" means US Issuing Bank, Canadian Issuing Bank, Belgian Issuing Bank and/or German Issuing Bank, as the context requires.

"Landlord Reserve" means, (a) as to each leased or third party location at which a Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount determined in Agent's Permitted Discretion which (i) in respect of leased locations, shall not exceed the greater of (x) the number of months rent for which the landlord will have, under applicable law, a Lien in the Inventory of such Borrower to secure the payment of rent or other amounts under the lease relative to such location, or (y) 3 months rent under the lease relative to such location, or (ii) in respect of any third party locations, 3 months costs under the relevant agreement with such third party relevant to such location, but, in each case, not to exceed the value of Inventory located at such leased or third party location that is included in the US Borrowing Base, the Canadian Borrowing Base, the Belgian Borrowing Base and the German Borrowing Base and (b) a reserve for 18 months rent and costs in respect of German leased locations at which a Borrower has Inventory or books and records located.

"Lender" has the meaning set forth in the preamble to this Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and "Lenders" means each of the Lenders or any one or more of them.

"Lender Group" means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent, or any one or more of them.

"Lender Group Expenses" means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent's customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent's customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 5.7(c) of this Agreement, (h) Agent's and Lenders' reasonable, documented costs and expenses (including reasonable and documented attorneys' fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent's Liens in and to the Collateral, or the Lender Group's relationship with any Loan Party or any of its Subsidiaries, (i) Agent's reasonable and documented costs and expenses (including reasonable and documented attorneys' fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent's and each Lender's reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

"Lender Group Representatives" has the meaning specified therefor in Section 17.9 of this Agreement.

"Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

"Letter of Credit" means a letter of credit (as that term is defined in the Code) issued by Issuing Bank.

"Letter of Credit" means a US Letter of Credit, a Canadian Letter of Credit, a Belgian Letter of Credit and/or a German Letter of Credit, as the context requires.

"Letter of Credit Collateralization" means with respect to the US Letter of Credit Usage, the Canadian Letter of Credit Usage, the Belgian Letter of Credit Usage or the German Letter of Credit Usage, as applicable, either (a) providing cash collateral in the Applicable Currency (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the applicable Letter of Credit Fees and all fees, charges and commissions provided for in this Agreement (including any fronting fees) will continue to accrue while the applicable Letters of Credit are outstanding) to be held by Agent for the benefit of the applicable Revolving Lenders in an amount equal to 103% of the then existing applicable Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the applicable Letters of Credit, in form and substance reasonably satisfactory to Agent and the applicable Issuing Bank, terminating all of such beneficiaries' rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent in the Applicable Currency, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 103% of the then existing applicable Letter of Credit Usage (it being understood that the applicable Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the applicable Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

"Letter of Credit Disbursement" means a US Letter of Credit Disbursement, a Canadian Letter of Credit Disbursement, a Belgian Letter of Credit Disbursement and/or a German Letter of Credit Disbursement, as the context requires.

"Letter of Credit Exposure" means the US Letter of Credit Exposure, the Canadian Letter of Credit Exposure, the Belgian Letter of Credit Exposure and/or the German Letter of Credit Exposure, as the context requires.

"Letter of Credit Fees" means the US Letter of Credit Fees, the Canadian Letter of Credit Fees, the Belgian Letter of Credit Fees and/or the German Letter of Credit Fees, as the context requires.

"Letter of Credit Usage" means the US Letter of Credit Usage, the Canadian Letter of Credit Usage, the Belgian Letter of Credit Usage and/or the German Letter of Credit Usage, as the context requires.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, hypothec, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Finance Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

"Line Cap" means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the sum of the US Borrowing Base, Canadian Borrowing Base, Belgian Borrowing Base and the German Borrowing Base as of such date of determination.

"Loan" shall mean any Revolving Loan, Swing Loan, or Extraordinary Advance made (or to be made) hereunder.

"Loan Account" means the US Loan Account, the Canadian Loan Account, the Belgian Loan Account and/or the German Loan Account, as the context requires.

"Loan Documents" means this Agreement, the Control Agreements, any Borrowing Base Certificates, the Fee Letter, the US Guaranty and Security Agreement, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Canadian Security Documents, the Belgian Security Documents, the German Security Documents, any guaranties executed by any Loan Party, any note or notes executed by any Borrower in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by Borrowers or any of their Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements).

"Loan Parties" means the US Loan Parties, the Canadian Loan Parties, the Belgian Loan Parties and/or the German Borrower, as the context requires.

"Loan Party Subsidiary" means each Subsidiary of Worldwide that is a Loan Party and each other Material Subsidiary of Worldwide that is organized under the laws of the United States, any state thereof, the District of Columbia, Canada, any province or territory thereof or Belgium.

"LPC" means Louisiana Pigment Company, L.P., a Delaware limited partnership.

"LPC Acquisition" means the acquisition of all of the Equity Interests of LPC by Kronos Louisiana on the Second Amendment Closing Date pursuant to the terms of the LPC Purchase Agreement.

"LPC Purchase Agreement" means the Purchase and Sale Agreement dated as of July 16, 2024 by and among Kronos Louisiana, Worldwide, Venator Investments Ltd., Venator Materials PLC, and LPC, pursuant to which Venator Investments Ltd. is selling and transferring to Kronos Louisiana all of the Equity Interests in LPC held by Venator Investments Ltd.

"Margin Stock" as defined in Regulation U of the Board of Governors as in effect from time to time.

"Material Adverse Effect" means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and the Loan Party Subsidiaries, taken as a whole, (b) a material impairment of Borrowers' and the Loan Party Subsidiaries' ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent's Liens with respect to all or a material portion of the Collateral other than as a result of an action or failure to act on the part of any Borrower or any Loan Party Subsidiary.

"Material Subsidiary" means (a) a wholly owned Subsidiary of Worldwide with (1) net sales that are equal to or greater than 5.0% of the consolidated net sales of Worldwide and its consolidated Subsidiaries for the most recent fiscal quarter for which a consolidated income statement of Worldwide and its consolidated Subsidiaries is available or (2) assets that are equal to or greater than 5.0% of the total assets of Worldwide and its consolidated Subsidiaries as of the end of the most recent fiscal quarter for which a consolidated balance sheet of Worldwide and its consolidated Subsidiaries is available and (b) Kronos LPC, LLC, a Delaware limited liability company.

"Maturity Date" means the earlier of (i) ~~<April 20, 2026>~~July 17, 2029 and (ii) 90 days prior to the final maturity of the Notes Debt (or, to the extent the Notes Debt is repaid in full with proceeds of Refinancing Indebtedness, 90 days prior to the final maturity of such Refinancing Indebtedness).

"Maximum Revolver Amount" means $~~<225,000,000>~~300,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement.

"Minimum Excess Availability Amount" means, as of any date of determination, the greater of (a) 10% of the Line Cap and (b) $~~<20,000,000>~~27,000,000.

"Monthly Reporting Event" means if at any time Revolver Usage is greater than 25% of the Line Cap.

"Monthly Reporting Period" means the period commencing after the continuance of a Monthly Reporting Event and continuing until the date when no Monthly Reporting Event has occurred for 30 consecutive days.

"Moody's" has the meaning specified therefor in the definition of Domestic Cash Equivalents.

"Multiemployer Plan" means any multiemployer plan within the meaning of Section 3(37) of ERISA with respect to which any Loan Party, any Loan Party Subsidiary, or any of their ERISA Affiliates has an obligation to contribute or otherwise has any liability.

"Net Assets" means, in relation to Belgian Borrower or any Belgian Guarantor, if applicable, netto actief/actif net as defined in article 5:142 or 7:212 (as the case may be) of the BCCA, it being understood that (i) any financial indebtedness owed by Belgian Borrower or such Belgian Guarantor to other Loan Parties will not be taken into account for the purpose of calculating Belgian Borrower’s or such Belgian Guarantor’s liabilities (schulden/dettes) and, (ii) in the event of a dispute on the amount of Net Assets, a certificate of such amount from the statutory auditors of Belgian Borrower or such Belgian Guarantor (or, if these are not available, an independent firm of accountants of international reputation) shall be conclusive, save in case of manifest error.

"Net Recovery Percentage" means, as of any date of determination, the percentage of the book value of Borrowers' Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent appraisal received by Agent from an Acceptable Appraisal.

~~<"Non-Base Rate Deadline>" has the meaning specified therefor in Section 2.12(<b)(i) of this Agreement.>~~

"Non-Base Rate~~< Notice>~~" means ~~a written notice in the form of Exhibit L-1~~the Adjusted Term SOFR, EURIBOR or the Adjusted Term CORRA.

"Non-Base Rate ~~<Option>~~Deadline" has the meaning specified therefor in Section 2.12(~~<a>~~b)(i) of this Agreement.

~~<"Non-Base Rate" means >the Adjusted Term SOFR, EURIBOR or the <Canadian CDOR Rate.>~~

"Non-Base Rate Loan" means each portion of a Revolving Loan that bears interest at a rate determined by reference to the applicable Non-Base Rate.

"Non-Base Rate Margin" has the meaning set forth in the definition of Applicable Margin.

"Non-Base Rate Notice" means a written notice in the form of Exhibit L-1.

"Non-Base Rate Option" has the meaning specified therefor in Section 2.12(a) of this Agreement.

"Non-Consenting Lender" has the meaning specified therefor in Section 14.2(a) of this Agreement.

~~"Non-Defaulting Lender" means each Lender other than a Defaulting Lender.~~

"Non-Cooperative Jurisdiction" means a tax haven country, a low-tax jurisdiction or a non-cooperative jurisdiction, within the meaning of Article 307, §1/2 of the Belgian Income Tax Code 1992 or any successor provision.

"Non-Defaulting Lender" means each Lender other than a Defaulting Lender.

"Notes Debt" means Indebtedness under the Notes Documents.

"Notes Documents" means Notes Indenture and all agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith.

"Notes Indenture" means that certain Indenture among Kronos International, Inc., as Issuer, the guarantors named therein, Deutsche Bank Trust Company Americas, as trustee and collateral agent and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar, as amended or modified from time to time in compliance with the terms hereof.

"Notification Event" means (a) the occurrence of a "reportable event" described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section

4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien, (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan (other than any withdrawal that would not constitute an Event of Default under Section 8.12), (h) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Sections of ERISA, (i) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (j) any Pension Plan being in "at risk status" within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in "endangered status" or "critical status" within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is or is expected to be insolvent or in reorganization within the meaning of Title IV of ERISA, (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (m) an "accumulated funding deficiency" within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) or the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) with respect to any Pension Plan or Multiemployer Plan, (o) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan, (p) any event that results in or could reasonably be expected to result in a liability by a Loan Party pursuant to Title I of ERISA or the excise tax provisions of the IRC relating to Employee Benefit Plans or any event that results in or could reasonably be expected to result in a liability to any Loan Party or ERISA Affiliate pursuant to Title IV of ERISA or Section 401(a)(29) of the IRC, or (q) any of the foregoing is reasonably likely to occur in the following 30 days.

"Obligations" means the US Obligations, the Canadian Obligations, the Belgian Obligations and/or the German Obligations, as the context requires.

"OFAC" means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Optional Monthly Borrowing Base Period" means at any time when Borrowing Base Certificates are only required to be delivered quarterly under this Agreement, Borrowers may elect, in their sole discretion, to deliver Borrowing Base Certificates monthly, with it being understood that in making this election to deliver optional monthly Borrowing Base Certificates all Borrowers must (a) provide Borrowing Base Certificates monthly for the fiscal month selected and (b) continue to provide monthly Borrowing Base Certificates for all remaining months through the end of the fiscal quarter in which the Borrowers made such election.  At the conclusion of each Optional Monthly

Borrowing Base Period, the frequency of Borrowing Base Certificate submissions shall revert to as otherwise provided in Schedule 5.2.

"Originating Lender" has the meaning specified therefor in Section 13.1(e) of this Agreement.

~~<“>~~"Other Connection Taxes~~<”>~~" means, with respect to any Lender or Participant, Taxes imposed as a result of a present or former connection between such Lender or Participant and the jurisdiction imposing such Tax (other than connections arising from such Lender or Participant having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court, excise, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document; provided, however, for the avoidance of doubt, Other Taxes shall not include any Other Connection Taxes imposed with respect to an assignment by a Lender after the date hereof (other than an assignment (i) by a Tax Lender, or (ii) at the request of any Loan Party, or (iii) during an Event of Default specified in Section 8.1(b), 8.4, 8.5, or 8.8).

"Overadvance" means a US Overadvance, a Canadian Overadvance, a Belgian Overadvance and/or a German Overadvance, as the context requires.

"Parallel Debt" has the meaning specified therefor in Section 2.18 of this Agreement.

"Participant" has the meaning specified therefor in Section 13.1(e) of this Agreement.

"Participant Register" has the meaning set forth in Section 13.1(i) of this Agreement.

"Patriot Act" has the meaning specified therefor in Section 4.13 of this Agreement.

"Payment Conditions" means, at the time of determination with respect to a proposed payment to fund a Specified Transaction, that:

(a)no Default or Event of Default then exists or would arise as a result of the consummation of such Specified Transaction,
(b)either

(i)the Dollar Equivalent of Excess Availability after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (1) 17.5% of the Line Cap, and (2) $~~<35,000,000>~~46,000,000, or

(ii)both (A) the Fixed Charge Coverage Ratio of Worldwide and its consolidated Subsidiaries is equal to or greater than 1.0:1.00 for the trailing 12 month period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Schedule 5.1 to this Agreement (or which financial statements are included in the 10-K or 10-Q most recently filed by Worldwide with the SEC) (calculated on a pro forma basis as if such proposed payment is a Fixed Charge made on the last day of such 12 month period (it being understood that such proposed payment shall also be a Fixed Charge made on the last day of such 12 month period for purposes of calculating the Fixed Charge Coverage Ratio under this clause (ii) for any subsequent proposed payment to fund a Specific Transaction)), and (B) Excess Availability after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (X) 12.5% of the Line Cap, and (Y) $~~<25,000,000>~~33,000,000, and

(c)Administrative Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (a) and (b) above have been satisfied; provided that, if (i) no Loans are outstanding under the Revolver, or (ii) if Excess Availability exceeds $~~<80,000,000>~~105,000,000, Administrative Borrower shall not be required to deliver such a certificate to Agent.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

"Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code.

"Perfection Certificate" means a certificate in the form of Exhibit P-1.

"Permitted Acquisition" means ~~<any>~~the LPC Acquisition and any other Acquisition so long as:

(a)the proposed Acquisition is consensual,
(b)no Indebtedness will be incurred, assumed, or would exist with respect to any Borrower or any Loan Party Subsidiary as a result of such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of any Borrower or any Loan Party Subsidiary as a result or such Acquisition other than Permitted Liens,
(c)the Payment Conditions are satisfied,
(d)Borrowers have provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition,
(e)the assets being acquired (other than a de minimis amount of assets in relation to Borrowers' and their Subsidiaries' total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Borrowers or a business reasonably related thereto, and

(f)the applicable Loan Party shall have complied with Section 5.11 or 5.12 of this Agreement, as applicable.

"Permitted Discretion" means a determination made in good faith in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment by Agent.

"Permitted Dispositions" means:

(a)sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of Borrowers and the Loan Party Subsidiaries,
(b)sales of Inventory or any other property or assets to buyers in the ordinary course of business,
(c)the disposition, use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d)sales or grants of licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(e)the granting of Permitted Liens,
(f)the write-off, sale, discount, or other disposition, in each case without recourse, of accounts receivable and similar obligations arising in the ordinary course of business or the conversion of accounts receivable to notes receivable, but only in connection with the compromise or collection thereof, including in connection with bankruptcy or similar proceedings,
(g)any involuntary loss, damage or destruction of property,
(h)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(i)the leasing, subleasing, licensing or sublicensing of assets (including Real Property) of any Borrower or any Loan Party Subsidiary in the ordinary course of business,
(j)the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Worldwide,
(k)the abandonment or lapse of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as, (i) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (ii) such lapse or abandonment could not reasonably be expected to result in a Material Adverse Effect,
(l)the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,

(m)the making of Permitted Investments and Permitted Intercompany Advances that are expressly permitted to be made pursuant to this Agreement,
(n)the disposition of Permitted Investments acquired under clauses (d), (h), and (j) thereof, including, without limitation, the disposition of any Investment in any joint venture or any Subsidiary that is not a Loan Party to the extent required by, or made pursuant to , buy/sell arrangements between the joint venture or similar party set forth in the relevant joint venture arrangements and/or similar binding arrangements,
(o)(i) transfers of assets from any Loan Party to any US Loan Party (including transfers to a Subsidiary of Worldwide that is not a Loan Party to the extent such assets are substantially concurrently transferred to a US Loan Party), (ii) transfers of assets from any Subsidiary of Worldwide that is not a Loan Party to any other Subsidiary of Worldwide and (iii) transfers of assets permitted pursuant to Section 6.10(d),
(p)dispositions of assets acquired by Borrowers and the Loan Party Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of such Permitted Acquisition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrowers and the Loan Party Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,
(q)sales or other dispositions of Real Property and any related assets by any Borrower or any Loan Party Subsidiary,
(r)the termination of non-speculative Hedge Agreements,
(s)any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business,
(t)dispositions and/or terminations of leases, subleases, licenses or sublicenses, which (i) do not materially interfere with the business of Worldwide and its Subsidiaries, taken as a whole, or (ii) relate to closed facilities or the discontinuation of any product line,
(u)sales or dispositions by any Borrower or any Loan Party Subsidiary to any Affiliate of such Borrower or such Loan Party Subsidiary, so long as (x) such transactions are no less favorable, taken as a whole, to such Borrower or such Loan Party Subsidiary, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate, (y) the aggregate fair market value of all assets disposed would not exceed $20,000,000 (excluding any sale or disposition to the extent the conditions specified in clauses (b)(i) and (c) of the definition of Payment Conditions are satisfied at the time of such sale or disposition), and (z) no Event of Default has occurred and is continuing or would result therefrom, and
(v)sales or dispositions of assets not otherwise permitted by clauses (a) through (u) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in fiscal year (including the proposed disposition) pursuant to this clause (v) would not exceed the greater of (i) $100,000,000 and (ii) 5% of the total consolidated assets of Worldwide and its consolidated Subsidiaries; provided, that if, any such sales or dispositions by the Loan Parties involve (A) Collateral of US Loan Parties with a value in excess of 10% of the US Line Cap, (B) Collateral of Canadian Loan Parties with a value in excess of 10% of the Canadian Line Cap, (C) Collateral of Belgian Loan Parties with a value in excess of 10% of the Belgian Line Cap or (D) Collateral of German Borrower with a value in excess of 10% of the German Line Cap, then Borrowers shall have, prior to consummation of the sale or disposition, delivered to Agent an updated Borrowing Base Certificate and, if applicable, German Borrowing Base Certificate that reflects the removal of the applicable assets from the applicable Borrowing Base.

"Permitted Holder" means (a) Lisa K. Simmons or Thomas C. Connelly, or members of the families of Lisa K. Simmons or Thomas C. Connelly, including their spouses and/or their descendants, whether natural or adopted (collectively, the ~~<“>~~"Simmons Family Members~~<”>~~"), (b) any trust established primarily for the benefit of the Simmons Family Members (~~<“>~~"Simmons Trust~~<”>~~"), (c) trustees acting in such capacity, or beneficiaries of a Simmons Trust to the extent of the beneficial interest therein and for so long as such Simmons Trust exists, (d) any employee plan or pension fund of Worldwide or any of its Subsidiaries, (e) any Person holding Equity Interests for or pursuant to the terms of such plan or fund and (f) any Person controlled by, or any group made up of, any one or more Persons specified in the foregoing clauses (a) through (e).

"Permitted Indebtedness" means:

(a)Indebtedness in respect of the Obligations,
(b)Indebtedness set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
(c)Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(d)endorsement of instruments or other payment items for deposit,
(e)Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, bid, payment or performance bonds, statutory obligations, appeal bonds, and with respect to workers' compensation claims or self-insurance obligations, bank overdrafts and commercial letters of credit, completion, guarantee, reimbursement and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) guarantees with respect to Indebtedness of any Borrower or any Loan Party Subsidiary, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,
(f)Acquired Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(g)Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(h)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Borrower or any Loan Party Subsidiary, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
(i)the incurrence by any Borrower or any Loan Party Subsidiary of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrowers' and the Loan Party Subsidiaries' operations and not for speculative purposes,
(j)Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards"), or Cash Management Services,
(k)unsecured Indebtedness of any Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by such Borrower of the Equity Interests of Administrative Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $5,000,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,
(l)contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,
(m)Indebtedness composing Permitted Investments and Permitted Intercompany Advances,
(n)unsecured Indebtedness incurred in respect of netting services, bank checks, insufficient funds, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(o)accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
(p)Notes Debt (and any Refinancing Indebtedness in respect of such Indebtedness)  in an aggregate principal amount not to exceed €400,000,000,
(q)any other Indebtedness incurred by any Borrower or any Loan Party Subsidiary provided that the Consolidated Total Leverage Ratio at such time shall be no greater than 3.50 to 1.0 calculated on a pro forma basis after giving effect to such incurrence of Indebtedness and such Indebtedness is either unsecured or secured solely by assets that do not constitute Collateral,

(r)Unlimited unsecured Indebtedness so long as (x) such indebtedness matures at least 91 days after the Maturity Date, (y) at the time of incurrence of such Indebtedness, the Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries is equal to or greater than 1.0:1.0 for the trailing 12 month period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Schedule 5.1 to this Agreement (or which financial statements are included in the 10-K or 10-Q most recently filed by Worldwide with the SEC) (calculated on a pro forma basis as if such Indebtedness was incurred on the first day of such 12 month period), and (z) such Indebtedness does not have principal amortization in excess of 1% per annum,
(s)Indebtedness consisting of guarantees by the Loan Parties of letters of credit issued for the accounts of subsidiaries of Worldwide that are not Loan Parties  which guarantees may be secured by assets not constituting Collateral, and
(t)Indebtedness incurred by the Loan Parties that is not otherwise permitted by clauses (a) through (s) above, provided that, immediately after giving effect to the incurrence of such Indebtedness, the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this clause (t) shall not exceed the greater of $100,000,000 and 7.5% of total consolidated assets of Worldwide and its consolidated Subsidiaries.

"Permitted Intercompany Advances" means loans made by (a) any US Loan Party, German Borrower, Canadian Loan Party or Belgium Loan Party to any US Loan Party (or loans to any Subsidiary of Worldwide that the proceeds thereof are substantially concurrently used to make loans or Restricted Payments to, or Investments in, any US Loan Party), (b) any subsidiary of Worldwide that is not a Loan Party to a Loan Party, (c) any subsidiary of Worldwide that is not a Loan Party to any other subsidiary of Worldwide that is not a Loan Party, (d) any Loan Party to Worldwide or any Subsidiary of Worldwide so long as the Payment Conditions are met, (e) any Loan Party to German Borrower, any Canadian Loan Party or any Belgian Loan Party, and (f) any Loan Party to a subsidiary of Worldwide that is not a Loan Party, provided that in the case of clauses (e) and (f) of this section, if the Payment Conditions cannot be satisfied at the time any such loan is made, (i) immediately after giving effect to the making of such loan, the aggregate outstanding principal amount of all such loans (by type, not by the borrower) made pursuant to clauses (e) and (f) of this section at a time when the Payment Conditions were not satisfied, shall not exceed the greater of (x) $100,000,000 and (y) 5% of the total assets of Worldwide and its consolidated Subsidiaries at such time, and (ii) at the time of the making of any such loan, no Event of Default shall have occurred and be continuing or shall result therefrom.

"Permitted Investments" means:

(a)Investments in (i) cash and Cash Equivalents and (ii) Indebtedness or Equity Interests with preferential rights of payment of dividends or upon liquidation, dissolution or winding-up, in each case issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s (or other reasonably equivalent rating of another internationally recognized rating agency) maturing within 2 years from the date of acquisition thereof,

(b)Investments in the form of (i) prepaid expenses, (ii) negotiable instruments deposited or to be deposited for collection, and (iii) trade credit extended to customers, all in the ordinary course of business,
(c)advances made in connection with purchases of goods or services in the ordinary course of business, including advances made to finance acquisitions of inventory, supplies, materials, services, equipment, intellectual property or the licensing or contribution of intellectual property pursuant to any distribution, service, joint marketing, co-branding, co-distribution or similar arrangement, however denominated,
(d)Investments received in settlement of amounts due to any Loan Party or any Loan Party Subsidiary effected in the ordinary course of business or owing to any Loan Party or any Loan Party Subsidiary as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or Loan Party Subsidiary,
(e)Investments owned by any Loan Party or any Loan Party Subsidiary on the Closing Date and set forth on Schedule P-1 to this Agreement,
(f)guarantees permitted under the definition of Permitted Indebtedness,
(g)Permitted Intercompany Advances,
(h)Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or a Loan Party Subsidiary (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
(i)deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 6.2,
(j)Investments in the form of loans and advances to employees, officers, and directors and other Affiliates of a Borrower in the ordinary course of business and in an aggregate amount not to exceed $5,000,000 at any one time,
(k)Permitted Acquisitions,
(l)Investments in the form of capital contributions and the acquisition of Equity Interests made by any US Loan Party in any other US Loan Party and by any Canadian Loan Party, Belgian Loan Party or German Borrower in any US Loan Party,
(m)Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,
(n)equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(o)Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
(p)any required minimum pension funding payments made by any Loan Party or any Subsidiary of a Loan Party when due and payable with respect to such Loan Party's or such Subsidiary's Pension Plans or Canadian Pension Plans to the extent constituting an Investment,
(q)~~<Investments by the Loan Parties in existing joint ventures limited to the ongoing funding of required payments and capital calls for the purchase of inventory, performance of services, reimbursement of costs and expenses, and capital expenditures) provided that such investments are substantially consistent with past practices,>~~[Reserved],
(r)Loans and advances under the line of credit to Valhi, Inc., in an aggregate amount not to exceed $40,000,000 at any time outstanding,
(s)Investments received in exchange for, or made with the proceeds of, Equity Interests issued by Worldwide,
(t)Investments in joint ventures that are not otherwise permitted by clause (q) above, in an aggregate amount not to exceed $20,000,000
(u)Investments that are not otherwise permitted by clauses (a) through (t) above, so long as at time such Investment is made the Payment Conditions are satisfied, and
(v)Investments that are not otherwise permitted by clauses (a) through (u) above, in an aggregate amount not to exceed $50,000,000 during the term of this Agreement.

"Permitted Liens" means

(a)Liens granted to, or for the benefit of, Agent to secure the Obligations,
(b)Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent's Liens and the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
(c)judgment Liens arising solely as a result of the existence of judgments, orders, or requirements to pay issued by any Governmental Authority or similar awards, in each case that do not constitute an Event of Default under Section 8.3 of this Agreement,
(d)Liens in existence on the Closing Date as set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
(e)the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f)purchase money Liens or the interests of lessors under Finance Leases or vendor hypothecs to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,
(g)Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(h)Liens on amounts deposited to secure any Borrower's and any Loan Party Subsidiary's obligations in connection with worker's compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation or regulations, health, disability or other employee benefits or property and deposits pledged to secure obligations to insurance carriers under insurance or self-insurance arrangements, and to secure liability for reimbursement or indemnification obligations owing to insurance carriers,
(i)Liens on amounts deposited to secure any Borrower's and any Loan Party Subsidiary's obligations in connection with the making or entering into of bids, leases, tenders, statutory obligations, government contracts, trade contracts, and agreements with utilities (including letters of credit in lieu of any such items or to support the issuance thereof), all incurred in the ordinary course of business and not in connection with the borrowing of money, including those incurred to secure health, safety and environmental obligations in the ordinary course of business,
(j)Liens on amounts deposited to secure any Borrower's and any Loan Party Subsidiary's reimbursement obligations with respect to surety or appeal bonds, indemnity, warranty or similar bonds, performance and return of money bonds, performance and completion guarantees and other obligations of a similar nature, all in the ordinary course of business,
(k)with respect to any Real Property, easements, rights of way, title defects and zoning restrictions that do not materially interfere with or impair the use or operation thereof,
(l)licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(m)Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(n)Liens of a collecting bank arising in the ordinary course of business and rights of setoff or bankers' liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
(p)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(q)Liens solely on any cash earnest money deposits made by a Borrower or any Loan Party Subsidiary in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,
(r)Liens assumed by any Borrower or any Loan Party Subsidiary in connection with a Permitted Acquisition that secure Acquired Indebtedness and any Refinancing Indebtedness in respect thereof,
(s)Liens on cash and cash equivalents associated with Hedge Agreements permitted hereunder,
(t)leases, subleases, licenses, sublicenses grants or permits with respect to Real Property or other assets granted in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Worldwide and its Subsidiaries and the customary rights reserved or vested in any Person by the terms of any such lease, sublease, license, sublicense, grant or permit,
(u)Liens on the Equity Interests of the Subsidiaries of Worldwide securing the Notes Debt (and any Refinancing Indebtedness in respect of such Indebtedness),
(v)Liens incurred pursuant to Section 8a of the German Old Age Employees Part Time Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV),
(w)any Liens under the general terms and conditions of banks or saving banks in Germany (Allgemeine Geschäftsbedingungen der Banken und Sparkassen),
(x)liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and other for speculative purposes,
(y)(i) customary transfer restrictions and purchase options in joint venture and similar arrangements, (ii) Liens on Equity Interests in joint ventures or in Subsidiaries of Worldwide that are not Loan Parties, and (iii) customary rights of first refusal, tag, drag and similar rights in joint venture arrangements and agreements with respect to Subsidiaries of Worldwide that are not Loan Parties, in each case, entered into in the ordinary course of business,
(z)(i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, and (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business,

(aa)Liens on Equity Interests of Subsidiaries of Worldwide that are not Loan Parties, and
(bb)Liens that are not otherwise permitted by clauses (a) through (aa) above, securing Indebtedness of the types described in clauses (q), (s) and (t) of definition of Permitted Indebtedness, provided that such Liens do not extend to the Collateral unless the Agent and Required Lenders shall have otherwise agreed that such Liens may extend to certain portions of the Collateral and such Liens are subordinated to Agent's Liens on terms reasonably satisfactory to Agent.

"Permitted Protest" means the right of any Borrower or any Loan Party Subsidiary to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll Taxes or Taxes that are the subject of a United States federal tax lien or a requirement to pay issued by a Canadian Governmental Authority), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Borrower's or such Loan Party Subsidiary's books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower or such Loan Party Subsidiary, as applicable, in good faith,  and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent's Liens.

"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of the greater of (i) $100,000,000 and (ii) 5% of the total assets of Worldwide and its consolidated Subsidiaries at such time.

"Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

"Platform" has the meaning specified therefor in Section 17.9(c) of this Agreement.

"Post-Increase Revolver Lenders" has the meaning specified therefor in Section 2.14 of this Agreement.

"PPSA" means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of Agent's Lien on any Collateral is governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Ontario, "PPSA" means those personal property security laws in such other jurisdiction in Canada (including the Civil Code of Quebec and the regulation respecting the register of personal and movable real rights promulgated thereunder) for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

"Pre-Increase Revolver Lenders" has the meaning specified therefor in Section 2.14 of this Agreement.

"Projections" means Borrowers' forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

"Pro Rata Share" means, as of any date of determination:

(a)with respect to a Lender's obligation to make all or a portion of the US Revolving Loans, with respect to such Lender's right to receive payments of interest, fees, and principal with respect to the US Revolving Loans, and with respect to all other computations and other matters related to the US Revolver Commitments or the US Revolving Loans, the percentage obtained by dividing (i) the US Revolving Loan Exposure of such Lender by (ii) the aggregate US Revolving Loan Exposure of all Lenders,
(b)with respect to a Lender's obligation to make all or a portion of the Canadian Revolving Loans, with respect to such Lender's right to receive payments of interest, fees, and principal with respect to the Canadian Revolving Loans, and with respect to all other computations and other matters related to the Canadian Revolver Commitments or the Canadian Revolving Loans, the percentage obtained by dividing (i) the Canadian Revolving Loan Exposure of such Lender by (ii) the aggregate Canadian Revolving Loan Exposure of all Lenders,
(c)with respect to a Lender's obligation to make all or a portion of the Belgian Revolving Loans, with respect to such Lender's right to receive payments of interest, fees, and principal with respect to the Belgian Revolving Loans, and with respect to all other computations and other matters related to the Belgian Revolver Commitments or the Belgian Revolving Loans, the percentage obtained by dividing (i) the Belgian Revolving Loan Exposure of such Lender by (ii) the aggregate Belgian Revolving Loan Exposure of all Lenders,
(d)with respect to a Lender's obligation to make all or a portion of the German Revolving Loans, with respect to such Lender's right to receive payments of interest, fees, and principal with respect to the German Revolving Loans, and with respect to all other computations and other matters related to the German Revolver Commitments or the German Revolving Loans, the percentage obtained by dividing (i) the German Revolving Loan Exposure of such Lender by (ii) the aggregate German Revolving Loan Exposure of all Lenders,
(e)with respect to a Lender's obligation to participate in the US Letters of Credit, with respect to such Lender's obligation to reimburse US Issuing Bank, and with respect to such Lender's right to receive payments of US Letter of Credit fees, and with respect to all other computations and other matters related to the US Letters of Credit, the percentage obtained by dividing (i) the US Revolving Loan Exposure of such Lender by (ii) the aggregate US Revolving Loan Exposure of all Lenders; provided, that if all of the US Revolving Loans have been repaid in full and all US Revolver Commitments have been terminated, but US Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the US Revolver Commitments had not been terminated and based upon the US Revolver Commitments as they existed immediately prior to their termination, and

(f)with respect to a Lender's obligation to participate in the Canadian Letters of Credit, with respect to such Lender's obligation to reimburse Canadian Underlying Issuer (as Canadian Issuing Bank’s agent), and with respect to such Lender's right to receive payments of Canadian Letter of Credit fees, and with respect to all other computations and other matters related to the Canadian Letters of Credit, the percentage obtained by dividing (i) the Canadian Revolving Loan Exposure of such Lender by (ii) the aggregate Canadian Revolving Loan Exposure of all Lenders; provided, that if all of the Canadian Revolving Loans have been repaid in full and all Canadian Revolver Commitments have been terminated, but Canadian Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Canadian Revolver Commitments had not been terminated and based upon the Canadian Revolver Commitments as they existed immediately prior to their termination,
(g)with respect to a Lender's obligation to participate in the Belgian Letters of Credit, with respect to such Lender's obligation to reimburse Belgian Issuing Bank, and with respect to such Lender's right to receive payments of Belgian Letter of Credit fees, and with respect to all other computations and other matters related to the Belgian Letters of Credit, the percentage obtained by dividing (i) the Belgian Revolving Loan Exposure of such Lender by (ii) the aggregate Belgian Revolving Loan Exposure of all Lenders; provided, that if all of the Belgian Revolving Loans have been repaid in full and all Belgian Revolver Commitments have been terminated, but Belgian Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Belgian Revolver Commitments had not been terminated and based upon the Belgian Revolver Commitments as they existed immediately prior to their termination,
(h)with respect to a Lender's obligation to participate in the German Letters of Credit, with respect to such Lender's obligation to reimburse German Issuing Bank, and with respect to such Lender's right to receive payments of German Letter of Credit fees, and with respect to all other computations and other matters related to the German Letters of Credit, the percentage obtained by dividing (i) the German Revolving Loan Exposure of such Lender by (ii) the aggregate German Revolving Loan Exposure of all Lenders; provided, that if all of the German Revolving Loans have been repaid in full and all German Revolver Commitments have been terminated, but German Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the German Revolver Commitments had not been terminated and based upon the German Revolver Commitments as they existed immediately prior to their termination, and
(i)with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.8 of this Agreement), the Dollar Equivalent of the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

"Protective Advances" means the US Protective Advances, the Canadian Protective Advances, the Belgian Protective Advances and/or the German Protective Advances, as the context requires.

"Public Lender" has the meaning specified therefor in Section 17.9(c) of this Agreement.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

"QFC Credit Support" has the meaning specified therefor in Section 17.18 of this Agreement.

"Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Domestic Cash Equivalents of US Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

"Qualified Equity Interest" means and refers to any Equity Interests issued by Worldwide (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

"Quebec Security Documents" means any hypothecs and all other security documents governed by the laws of the Province of Quebec, each in form and substance reasonably satisfactory to Agent, executed and delivered by each Loan Party having tangible Collateral or its registered office located in the Province of Quebec to the Agent.

"Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower or one of its Loan Party Subsidiaries and the improvements thereto.

"Receivable Reserves" means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(e), to establish and maintain (including reserves for rebates, discounts, warranty claims, and returns) with respect to the US Eligible Accounts, Canadian Eligible Accounts, Belgian Eligible Accounts, and/or the German Eligible Accounts.

"Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

~~<"Reference Period" has the meaning set forth in the definition of EBITDA.>~~

"Refinancing Indebtedness" means refinancings, renewals, or extensions of Indebtedness so long as:

(a)such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto; provided, that, any refinancing, renewal or extension of the Notes Debt may result in an increase in the principal amount of such Indebtedness to the extent permitted under clause (p) of the definition of Permitted Indebtedness,
(b)such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,
(c)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and
(d)the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

"Register" has the meaning set forth in Section 13.1(h) of this Agreement.

"Registered Loan" has the meaning set forth in Section 13.1(h) of this Agreement.

"Regulation" means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).

"Regulatory Authority" has the meaning specified therefor in Section 17.9 of this Agreement.

"Related Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

"Relevant Governmental Body" means (a) the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto~~< and>~~, (b) with respect to Term CORRA, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto,  and (c) with respect to EURIBOR, the European Money Markets Institute or any successor thereto.

"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

"Replacement Lender" has the meaning specified therefor in Section 2.13(b) of this Agreement.

"Report" has the meaning specified therefor in Section 15.17 of this Agreement.

"Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $50,000,000.

"Required Lenders" means, at any time, Lenders having or holding more than 50% of the sum of the aggregate Dollar Equivalent of Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (ii) at any time there are 2 or more Lenders, "Required Lenders" must include at least 2 Lenders (who are not Affiliates of one another).

"Reserves" means, as of any date of determination, those reserves (other than Receivable Reserves, Bank Product Reserves, and Inventory Reserves) that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(e), to establish and maintain (including reserves with respect to (a) sums that any Borrower or any Loan Party Subsidiary is required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) amounts owing by Borrowers or any Loan Party Subsidiary to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (c) to the extent such amounts are given priority under applicable law, any VAT or other sales tax invoiced but not paid to the relevant tax authority, (d) an amount of 9% of the aggregate value of the Accounts and Inventory of the German Borrower payable to a potential insolvency administrator, (e) the costs and expenses of any insolvency administrator or in connection with any other claims and liabilities that Agent determines will need to be satisfied in connection with any enforcement of the Collateral, and (f) amounts owed to the German Borrower’s and Belgian Borrower's payroll providers, including SD WORX GMBH and Attentia) with respect to the US Borrowing Base, Canadian Borrowing Base, Belgian Borrowing Base and/or German Borrowing Base.  Without limiting the foregoing, Agent may establish Canadian Priority Payables Reserves with respect to the Canadian Borrowing Base and/or the Canadian Maximum Revolver Amount.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Restricted Payment" means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Worldwide or any of its Subsidiaries (including any payment in connection with any merger, amalgamation or consolidation involving Worldwide) or to the direct or indirect holders of Equity Interests issued by Worldwide or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Worldwide or any of its Subsidiaries), or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger, amalgamation or consolidation involving Worldwide) any Equity Interests issued by Worldwide or any of its Subsidiaries, and (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Worldwide now or hereafter outstanding.

"Revaluation Date" means (a) with respect to any Revolving Loan denominated in Canadian Dollars or Euros, each of the following:  (i) each date of a Borrowing of such Revolving Loan, (ii) each date of a continuation of such Revolving Loan pursuant to Section 2.12, and (iii) such additional dates as Agent shall determine or the Required Lenders shall require, (b) with respect to any Letter of Credit denominated in Canadian Dollars or Euros, each of the following:  (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an Issuing Bank under such Letter of Credit, and (iv) such additional dates as Agent or an Issuing Bank shall determine or the Required Lenders shall require, and (c) with respect to any other Obligations denominated in Canadian Dollars or Euros, each date as Agent shall determine unless otherwise prescribed in this Agreement or any other Loan Documents.

"Revolver Commitments" means the US Revolver Commitments, the Canadian ~~<Revolving>~~Revolver Commitments, the Belgian ~~<Revolving>~~Revolver Commitments and/or the German ~~<Revolving>~~Revolver Commitments, as the context requires.

"Revolver Usage" means the US Revolver Usage, the Canadian Revolver Usage, the Belgian Revolver Usage and/or the German Revolver Usage, as the context requires.

"Revolving Lender" means a Lender that has a Revolving Loan Commitment or that has an outstanding Revolving Loan.

"Revolving Loan Exposure" means the US Revolving Loan Exposure, the Canadian Revolving Loan Exposure, the Belgian Revolving Loan Exposure and/or the German Revolving Loan Exposure, as the context requires.

"Revolving Loans" means a US Revolving Loan, a Canadian Revolving Loan, a Belgian Revolving Loan and/or a German Revolving Loan, as the context requires.

"Sanctioned Entity" means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

"Sanctioned Person" means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC's consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

"Sanctions" means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the Government of Canada, (d) the European Union or any European Union member state, (e) Her Majesty's Treasury of the United Kingdom, or (f) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

"S&P" has the meaning specified therefor in the definition of Domestic Cash Equivalents.

"SEC" means the United States Securities and Exchange Commission and any successor thereto.

"Second Amendment Closing Date" means July 17, 2024.

"Secured Parties" means the Agent, the Lead Arranger, the Sole Bookrunner and the Lenders and each means a "Secured Party".

"Securities Account" means a securities account (as that term is defined in the Code).

"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

"Settlement" has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

"Settlement Date" has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Loan" means each portion of a Revolving Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (c) of the definition of "Base Rate").

"Solvent" means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person's debts (including contingent liabilities) is less than all of such Person's assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is "solvent" or not "insolvent" or an "insolvent person", as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances or insolvency.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

"Specified Transaction" means any Permitted Acquisition, Permitted Investment, Permitted Intercompany Advance, permitted Restricted Payment or permitted prepayment of Indebtedness with respect to which the Payment Conditions are required to be satisfied as a condition to the making or consummation of such Permitted Acquisition, Permitted Investment, Permitted Intercompany Advance, permitted Restricted Payment or permitted prepayment of Indebtedness.

"Spot Rate" means, for a currency, the rate determined by Agent to be the rate quoted by Wells Fargo acting in such capacity as the spot rate for the purchase by Wells Fargo of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that Agent may obtain such spot rate from another financial institution designated by Agent if Wells Fargo acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

"STA" means the Securities Transfer Act, 2006 (Ontario) or to the extent applicable, comparable legislation in other Canadian provinces.

"Standard Letter of Credit Practice" means, for Issuing Bank or Canadian Underlying Issuer, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank or Canadian Underlying Issuer issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

"Subsidiary" of a Person means a corporation, partnership, limited liability company, unlimited liability company or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

"Supported QFC" has the meaning specified therefor in Section 17.18 of this Agreement.

~~<"Swing Lender" means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(b) of this Agreement.>~~

"Supermajority Lenders" means, at any time, Lenders having or holding more than 66 2/3% of the sum of the aggregate Dollar Equivalent of Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are 2 or more Lenders, "Supermajority Lenders" must include at least 2 Lenders (who are not Affiliates of one another).

"Swap Obligation" means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Swing Lender" means the US Swing Lender, the Canadian Swing Lender, the Belgian Swing Lender and/or the German Swing Lender, as the context requires.

"Swing Loan" means the US Swing Loan, the Canadian Swing Loan, the Belgian Swing Loan and/or the German Swing Loan, as the context requires.

"Swing Loan Exposure" means the US Swing Loan Exposure, the Canadian Swing Loan Exposure, the Belgian Swing Loan Exposure and/or the German Swing Loan Exposure, as the context requires.

"Tall Pines" means Tall Pines Insurance Company, a Vermont corporation.

"TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments denominated in Euros.

"Taxes" means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

"Tax Lender" has the meaning specified therefor in Section ~~<14.1.2>~~14.2(a) of this Agreement.

"Termination Event" means (a) a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to Section 412 or 430 of the IRC or Section 302 or 4068 of ERISA, (g) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan (other than any complete withdrawal that would not constitute an Event of Default under Section 8.12), (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of

ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under Section 4042 of ERISA, (j) any Pension Plan being in "at risk status" within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in "endangered status" or "critical status" within the meaning of IRC Section 432(b), (l) with respect to any Pension Plan, any Loan Party or any ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e); or (m) any event that causes any Loan Party or any of their ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC.

"Term ~~<SOFR>~~CORRA" means,

(a)for any calculation with respect to a CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term CORRA Determination Day") that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term CORRA Reference Rate for a tenor of one month on the day (such day, the "Base Rate Term CORRA Determination Day") that is two (2) Business Days prior to the such day, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Base Rate Term CORRA Determination Day.

"Term CORRA Adjustment" means a percentage equal to 0.29547% per annum.

"Term CORRA Administrator" means CanDeal Benchmark Administration Services Inc. ("CanDeal") or, in the reasonable discretion of Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by Agent in its reasonable discretion).

"Term CORRA Reference Rate" means, for an applicable tenor, the forward-looking term rate based on CORRA.

"Term SOFR" means,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "Base Rate Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

"Term SOFR Adjustment" means a percentage equal to 0.10% per annum.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Tier 1 Jurisdiction" means the United States, Canada, Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Israel, Japan, Luxembourg, New Zealand, the Netherlands, Norway, Singapore Sweden and Switzerland.

"Tier 2 Jurisdiction" means the British Virgin Islands, Cayman Islands, Cyprus, Italy, Malaysia, Mexico, Poland, Portugal, Spain and Taiwan.

"Transaction Costs" means all transaction fees, charges, premiums and other amounts related to the transactions contemplated hereby to occur on the Closing Date and any Permitted

Acquisitions (including, without limitation, any financing fees, merger and acquisition fees, call premiums, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six (6) months of the date of this Agreement or such Permitted Acquisition, as applicable, and approved by the Agent in its reasonable discretion.

"UCP" means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

"United States" means the United States of America.

"Unused Line Fee" has the meaning specified therefor in Section 2.10(b) of this Agreement.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"US Availability" means, as of any date of determination, the amount that US Borrowers are entitled to borrow as US Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding US Revolver Usage).

"US Bank Product" means any one or more of the following financial products or accommodations extended to a Loan Party (other than a Canadian Loan Party, Belgian Loan Party or German Borrower) by a Bank Product Provider:  (a) credit cards (including commercial cards (including so-called "purchase cards", "procurement cards" or "p-cards")), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

"US Bank Product Agreements" means those agreements entered into from time to time by a Loan Party (other than a Canadian Loan Party, Belgian Loan Party or German Borrower) with a Bank Product Provider in connection with the obtaining of any of the US Bank Products.

"US Bank Product Obligations" means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Administrative Borrower or the Loan Party Subsidiaries (other than a Canadian Loan Party, Belgian Loan Party or German Borrower) to any Bank Product Provider pursuant to or evidenced by a US Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all US Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the US Bank Products provided by such Bank Product Provider to

Administrative Borrower or its Subsidiaries (other than a Canadian Loan Party, Belgian Loan Party or German Borrower).

"US Bank Product Reserves" means, as of any date of determination, those reserves that Agent in its Permitted Discretion deems necessary or appropriate to establish (based upon the Bank Product Providers' determination of the liabilities and obligations of Loan Parties (other than any Canadian Loan Party, Belgian Loan Party or German Borrower) in respect of US Bank Product Obligations) in respect of US Bank Products then provided or outstanding.

"US Base Rate" means, for any day, the greatest of (a)  the Federal Funds Rate in effect on such day plus ½%, (b) Term SOFR for a one month tenor in effect on such day, plus 1%, provided that this clause (b) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate" in effect on such day, with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is less than zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).

"US Borrowers" shall have the meaning specified therefor in the preamble to this Agreement.

"US Borrowing" means a borrowing consisting of US Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by US Swing Lender in the case of a US Swing Loan, or by Agent in the case of an US Extraordinary Advance.

"US Borrowing Base" means, as of any date of determination, the result of:

(a)85% of the amount of US Eligible Accounts, less the amount, if any, of the US Dilution Reserve, plus
(b)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices) of US Eligible Finished Goods Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with the Borrowers' historical accounting practices) of US Eligible Finished Goods Inventory (such determination may be made as to different categories of US Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(c)the lesser of (A) the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices) of US Eligible Raw Materials Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices) of US Eligible Raw Materials Inventory (such determination may be made as to different categories of US Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus
(d)the aggregate amount of reserves, if any, established by Agent under Section 2.1(e) of this Agreement~~<.>~~;

provided, that, until the earlier of the date Agent and the Lenders complete a field examination with respect to the Accounts of LPC satisfactory to Agent in its Permitted Discretion and an Acceptable Appraisal with respect to Inventory of LPC (the "Borrowing Base Effective Date") and the occurrence of the 90th day after the Second Amendment Closing Date (the "Deemed Borrowing Base Expiration Date"), the US Borrowing Base shall be deemed to be the US Deemed Borrowing Base; provided, further, (i) if the Borrowing Base Effective Date does not occur on or before the Deemed Borrowing Base Expiration Date, LPC Accounts and Inventory shall be excluded from the US Borrowing Base on and after such day until the occurrence of the Borrowing Base Effective Date; and (ii) on and after the Borrowing Base Effective Date, LPC's eligible assets shall be included in the Borrowing Base as provided above.

"US Borrowing Base Company" means (a) US Borrowers and (b) at any time after LPC becomes a Loan Party in accordance with Section 5.11, LPC.

"US Deemed Borrowing Base" means, as of any date of determination, the result of:

(a)the US Borrowing Base excluding Accounts and Inventory of LPC, plus
(b)at any time after LPC becomes a Loan Party in accordance with Section 5.11, 85% of the amount of US Eligible Accounts of LPC, less the amount, if any, of the US Dilution Reserve, plus
(c)at any time after LPC becomes a Loan Party in accordance with Section 5.11, the product of 75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices) of US Eligible Finished Goods Inventory of LPC at such time, plus
(d)at any time after LPC becomes a Loan Party in accordance with Section 5.11, the product of 60.4% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices) of US Eligible Raw Materials Inventory of LPC at such time, minus
(e)the aggregate amount of reserves, if any, established by Agent under Section 2.1(e) of this Agreement;

"US Designated Account" means the US Deposit Account of Administrative Borrower identified on Schedule D-1 to this Agreement (or such other Deposit Account of Administrative Borrower located at US Designated Account Bank that has been designated as such, in writing, by Administrative Borrower to Agent).

"US Designated Account Bank" has the meaning specified therefor in Schedule D-2 to this Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Administrative Borrower to Agent).

"US Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts (other than customary early payment discounts), advertising allowances, credits, or other dilutive items with respect to US Borrowers' Accounts during such period, by (b) US Borrowers' billings with respect to Accounts during such period.

"US Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against US Eligible Accounts by 1 percentage point for each percentage point by which US Dilution is in excess of 5%.

"US Eligible Accounts" means those Accounts created by a US ~~<Borrower>~~Borrowing Base Company in the ordinary course of its business, that arise out of such US ~~<Borrower's>~~Borrowing Base Company's sale of goods or rendition of services, that comply with each of the representations and warranties respecting US Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date.  In determining the amount to be included, US Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates.  US Eligible Accounts shall not include the following:

(a)~~<(i) >~~Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or 60 days of due date or (ii) Accounts with selling terms of more than 120 days,
(b)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)Accounts with respect to which the Account Debtor is an Affiliate of any US ~~<Borrower>~~Borrowing Base Company or an employee or agent of any US ~~<Borrower>~~Borrowing Base Company or any Affiliate of any US ~~<Borrower>~~Borrowing Base Company,
(d)Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e)Accounts that are not payable in Dollars,
(f)Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any country or sovereign state other than Canada or the United States, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,
(g)Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which US ~~<Borrowers>~~Borrowing Base Companies have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States,
(h)Accounts with respect to which the Account Debtor is a creditor of a US ~~<Borrower>~~Borrowing Base Company, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(i)Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (or, if the Account Debtor is Behr, 60% of all US Eligible Accounts and Canadian Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of US Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise US Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any US ~~<Borrower>~~Borrowing Base Company has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(k)Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful because of uncertainty about the creditworthiness of the Account Debtor or because Agent in its Permitted Discretion otherwise considers the collateral value to be impaired,
(l)Accounts that are not subject to a valid and perfected first priority Agent's Lien,
(m)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(n)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o)Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable US ~~<Borrower>~~Borrowing Base Company of the subject contract for goods or services, or
(p)other than with respect to Accounts of LPC prior to the Deemed Borrowing Base Expiration Date, Accounts owned by a target acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

"US Eligible Finished Goods Inventory" shall mean Inventory that qualifies as US Eligible Inventory and consists of first quality finished goods held for sale in the ordinary course of US ~~<Borrowers>~~Borrowing Base Companies' business.

"US Eligible Inventory" means Inventory of a US ~~<Borrower>~~Borrowing Base Company, that complies with each of the representations and warranties respecting US Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date.  In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with US ~~<Borrowers>~~Borrowing Base Companies' historical accounting practices.  An item of Inventory shall not be included in US Eligible Inventory if:

(a)a US ~~<Borrower>~~Borrowing Base Company does not have good, valid, and marketable title thereto,
(b)a US ~~<Borrower>~~Borrowing Base Company does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a US ~~<Borrower>~~Borrowing Base Company),
(c)it is not located at one of the locations in the continental United States or other countries acceptable to Agent set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time in accordance with Section 5.14) (or in-transit from one such location to another such location),
(d)it is in-transit to or from a location of a US ~~<Borrower>~~Borrowing Base Company (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement),
(e)it is located on real property leased by a US ~~<Borrower>~~Borrowing Base Company or in a contract warehouse, in each case, unless (x) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, or (y) Agent has established a Landlord Reserve with respect to such location and, in either case, unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that US ~~<Borrowers>~~Borrowing Base Companies shall have ninety (90) days from the Closing Date to obtain Collateral Access Agreements prior to any such Reserve being established),

(f)it is the subject of a bill of lading or other document of title,
(g)it is not subject to a valid and perfected first priority Agent's Lien,
(h)it consists of goods returned or rejected by a US ~~<Borrower's>~~Borrowing Base Company's customers,
(i)it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, ~~<raw materials, >~~or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in US ~~<Borrowers>~~Borrowing Base Companies' business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment,
(j)it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or
(k)other than with respect to Inventory of LPC prior to the Deemed Borrowing Base Expiration Date. it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

"US Eligible Raw Material Inventory" shall mean Inventory that qualifies as US Eligible Inventory and consists of goods that are first quality raw materials.

"US Extraordinary Advances" has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.

"U.S. Government Securities Business Day" means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.3(c) and 2.12(b), in each case, such day is also a Business Day.

"US Guarantor" means (a) US Borrowers and (b) each Subsidiary of a US Borrower organized under the laws of a State of the United States or the District of Columbia that is or becomes a guarantor of all or a part of the US Obligations.

"US Guaranty and Security Agreement" means a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the US Borrowers and each of the US Guarantors to Agent.

"US Hedge Obligations" means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Borrowers or their Subsidiaries (other than any Canadian Loan Party, Belgian Loan Party or German Borrower) arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

"US Issuing Bank" means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender's sole discretion, to become a US Issuing Bank for the purpose of issuing US Letters of Credit pursuant to Section 2.11A of this Agreement, and US Issuing Bank shall be a Lender.

"US Letter of Credit" means a letter of credit (as that term is defined in the Code) issued for the account of a US Borrower pursuant to the terms of this Agreement by US Issuing Bank.

"US Letter of Credit Disbursement" means a payment made by US Issuing Bank pursuant to a US Letter of Credit.

"US Letter of Credit Exposure" means, as of any date of determination with respect to any Lender, such Lender's participation in the US Letter of Credit Usage pursuant to Section 2.11A(e) on such date.

"US Letter of Credit Fee" has the meaning specified therefor in Section 2.6(b) of this Agreement.

"US Letter of Credit Indemnified Costs" has the meaning specified therefor in Section 2.11A(f) of this Agreement.

"US Letter of Credit Related Person" has the meaning specified therefor in Section 2.11A(f) of this Agreement.

"US Letter of Credit Sublimit" means $50,000,000 less Canadian Letter of Credit Usage.

"US Letter of Credit Usage" means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding US Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to US Letters of Credit which remain unreimbursed or which have not been paid through a US Revolving Loan.

"US Loan Account" has the meaning specified therefor in Section 2.9 of this Agreement.

"US Loan Party" means any US Borrower or any US Guarantor.

"US Maximum Revolver Amount" means $~~<225,000,000>~~300,000,000 increased, as provided in Section 2.14 and decreased by the amount of reductions in the US Revolver Commitments made in accordance with Section 2.4(c) of this Agreement.

"US Obligations" means (a) all loans (including the US Revolving Loans (inclusive of US Extraordinary Advances and US Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to US Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the US Loan Account pursuant to this Agreement), obligations (including indemnification obligations) of any US Loan

Party, fees (including the fees provided for in the Fee Letter) of any US Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any US Loan Party, guaranties of any US Loan Party, and all covenants and duties of any other kind and description owing by any US Loan Party, in each of the foregoing cases, arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any US Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all US Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the US Obligations shall exclude any Excluded Swap Obligation.  Without limiting the generality of the foregoing, the US Obligations under the Loan Documents include the obligation to pay (i) the principal of the US Revolving Loans, (ii) interest accrued on the US Revolving Loans, (iii) the amount necessary to reimburse US Issuing Bank for amounts paid or payable pursuant to US Letters of Credit, (iv)  Letter of Credit commissions, fees (including fronting fees) and charges, in each case, in respect of any US Letter of Credit, (v) Lender Group Expenses, (vi) fees payable by any US Loan Party under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any US Loan Party under any Loan Document.  Any reference in this Agreement or in the Loan Documents to the US Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

"US Overadvance" means, as of any date of determination, that the US Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11A.

"US Protective Advances" has the meaning specified therefor in Section 2.3(d)(i) of this Agreement.

"US Revolver Commitment" means, with respect to each Revolving Lender, its US Revolver Commitment, and, with respect to all Revolving Lenders, their US Revolver Commitments, in each case as set forth beside such Revolving Lender's name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

"US Revolver Usage" means, as of any date of determination, the sum of (a) the amount of outstanding US Revolving Loans (inclusive of US Swing Loans and US Protective Advances), plus (b) the amount of the US Letter of Credit Usage.

"US Revolving Loan Exposure" means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the US Revolver Commitments, the amount of such Lender's US Revolver Commitment, and (b) after the termination of the US Revolver Commitments, the aggregate outstanding principal amount of the US Revolving Loans of such Lender.

"US Revolving Loans" has the meaning specified therefor in Section 2.1(a) of this Agreement.

"U.S. Special Resolution Regimes" has the meaning specified therefor in Section 17.18 of this Agreement.

"US Swing Lender" means Wells Fargo or any other Lender that, at the request of US Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the US Swing Lender under Section 2.3(b) of this Agreement.

"US Swing Loan" has the meaning specified therefor in Section 2.3(b) of this Agreement.

"US Swing Loan Exposure" means, as of any date of determination with respect to any Lender, such Lender's Pro Rata Share of the US Swing Loans on such date.

"US Unused Line Fee" has the meaning specified therefor in Section 2.10(b) of this Agreement.

"VAT" means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Voidable Transfer" has the meaning specified therefor in Section 17.8 of this Agreement.

"Weekly Reporting Event" means if at any time the Dollar Equivalent of Excess Availability is less than the greater of (a) 15% of the Line Cap, and (b) $~~<30,000,000>~~40,000,000.

"Weekly Reporting Period" means the period commencing after the continuance of a Weekly Reporting Event for 3 consecutive Business Days and continuing until the date when no Weekly Reporting Event has occurred for 30 consecutive days.

"Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

"Wells Fargo London" means Wells Fargo Bank, National Association, London Branch.

"WF Canada" means Wells Fargo Capital Finance Corporation Canada.

"Withdrawal Liability" means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments (without the requirement to pay any amendment fee) to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders and the Administrative Borrower, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  When used herein, the term "financial statements" shall include the notes and schedules thereto.  Whenever the term "Borrowers" is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board's Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.
1.3.Code; PPSA.  Any terms used in this Agreement that are defined in (a) the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern and (b) the PPSA shall be construed and defined as set forth in the PPSA unless otherwise defined herein when used in relation to the Collateral subject to the PPSA. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the "Code", the "UCC" or the "Uniform Commercial Code" shall also have any extended, alternative or analogous meaning given to such term in applicable

Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to "Article 8" shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the STA), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, (iv) all references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, and (v) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal (where applicable) and provincial securities laws in Canada.

1.4.Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and  "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."  The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to "law" means all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, by-laws, ordinances, decrees, codes and administrative or judicial or arbitral or administrative or ministerial or departmental or regulatory precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  All references to "province" or like terms shall include "territory" and like terms.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds in the Applicable Currency of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding US Revolving Loans, Canadian Revolving Loans, Belgian Revolving Loans and German Revolving Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fees) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to US Letters of Credit, Canadian Letters of Credit,

Belgian Letters of Credit and German Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to US Bank Products, Canadian Bank Products, Belgian Bank Products and German Bank Products (other than Hedge Providers), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in the Applicable Currency in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including reasonable attorneys' fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds in the Applicable Currency of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person's successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5.Time References.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Pacific standard time or Pacific daylight saving time, as in effect in Los Angeles, California on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including"; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day (except with respect to amounts charged to the Loan Account and repaid on the same day).
1.6.Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.7.Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.8.Exchange Rates; Currency Equivalents; Applicable Currency.
(a)	For purposes of this Agreement and the other Loan Documents, the Dollar Equivalent of any Revolving Loans, Letters of Credit, other Obligations and other references to amounts denominated in a currency other than Dollars shall be determined in accordance with the terms of this Agreement. Such Dollar Equivalent shall become effective as of such Revaluation Date for such Revolving Loans, Letters of Credit and other Obligations and shall be the Dollar Equivalent employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur for such Revolving Loans, Letters of Credit and other Obligations. Except as otherwise expressly provided herein, the applicable amount of any currency for purposes of the Loan Documents (including for purposes of financial statements and all calculations in connection with the covenants, including the financial covenants) shall be the Dollar Equivalent thereof.
(b)	Wherever in this Agreement and the other Loan Documents in connection with a borrowing, conversion, continuation or prepayment of a Revolving Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Loan or Letter of Credit is denominated in Canadian Dollars or Euros, such amount shall be the relevant Canadian Dollar Equivalent or Euro Equivalent, as applicable, of such Dollar amount (rounded to the nearest Canadian Dollars or Euros, as applicable, with 0.5 of a unit being rounded upward).
1.9.Belgian Terms.  In this Agreement, where it relates to a Belgian Borrower, a reference to:
(a)"Insolvency Proceeding" shall include:
(i)the appointment of a vereffeningsdeskundige / practicien de la liquidation, herstructureringsdeskundige / practicien de la reorganization, curator / curateur, vereffenaar / liquidateur, gedelegeerd rechter / juge délégué, voorlopig bewindvoerder / administrateur provisoire, gerechtelijk bewindvoerder / administrateur judiciaire commissaris inzake opschorting / commissaire au sursis, mandataris ad hoc / mandataire ad hoc, gerechtsmandataris / mandataire de justice, gerechtelijke deskundige / expert judiciaire, ondernemingsbemiddelaar / médiateur d'entreprise and an insolventiefunctionaris / praticien de l'insolvabilité, as applicable;
(ii)any legal proceeding based on Book XX, Title V/I (Insolventie van Ondernemingen / Insolvabilité des entreprises – Gerechtelijke Reorganisatie/Réorganisation Judiciaire) or Title V/II (Insolventie van Ondernemingen/Insolvabilité des entreprises – Overdracht onder gerechtelijk gezag / Transfert sous autorité judiciaire) of the Belgian Code of Economic Law;
(iii)any negotiations conducted with a view to reaching a settlement agreement (minnelijk akkoord / accord amiable) with one or more of its creditors pursuant to Book XX, Title IV (Minnelijk akkoord buiten gerechtelijke reorganisatie / Accord amiable hors réorganisation judiciaire), Book XX, Title V/1, Chapter 1 (Openbare gerechtelijke reorganisatie door een minnelijk akkoord / Réorganisation judiciaire publique par accord amiable), or Book XX, Title V/1, Chapter 4, Section 2 (Besloten gerechtelijke reorganisatie door een minnellijk akkoord / Réorganisation judiciaire privée par accord amiable) of the Belgian Code of Economic Law;
(iv)a settlement agreement outside judicial reorganisation (minnelijk akkoord buiten gerechtelijke reorganisatie / accord amiable hors réorganisation judiciaire), a judicial reorganisation (gerechtelijke reorganisatie / réorganisation judiciaire) (including openbare gerechtelijke reorganisatie door een minnelijk akkoord / réorganisation judiciaire publique par accord amiable, openbare gerechtelijke reorganisatie door een collectief akkoord / réorganisation judiciaire publique par un accord collectif, besloten gerechtelijke reorganisatie door een minnelijk akkoord / réorganisation judiciaire privée par accord amiable, or besloten gerechtelijke reorganisatie door een collectief akkoord / réorganisation judiciaire privée par un accord collectif), or a transfer under judicial authority (overdracht onder gerechtelijk gezag / transfert sous autorité judiciaire) pursuant to Book XX, Titles IV, V/I or V/II of the Belgian Code of Economic Law, as applicable;
(v)~~(ii)~~ such Belgian Borrower being unable to pay its debts or being in a state of cessation of payments (staking van betaling / cessation de paiements);
(vi)~~(iii)~~ insolventieprocedure / procedure d'insolvabilité, gerechtelijke reorganisatie / réorganisation judiciaire, ~~<minnelijk akkoord met schuldeisers / accord amiable avec des créanciers, collectief akkoord / accord collectif>~~overdracht onder gerechtelijk gezag / transfert sous autorité judiciaire, besloten voorbereiding van het faillissement / preparation privée d’une faillite, faillissement / faillite and any other concurrence between creditors (samenloop van schuldeisers / concours des créanciers);
(vii)~~(iv)~~ a vereffening / liquidation, ontbinding / dissolution and sluiting van een onderneming / fermeture d'entreprise; and any onteigening / expropriation, uitvoerend beslag / saisie exécutoire. sekwester / séquestre and bewarend beslag / saisie conservatoire;
(b)seeking reorganization, arrangement or other similar relief includes any negotiations conducted with a view to reaching a settlement agreement (minnelijk akkoord / accord amiable) with two or more of its creditors pursuant to Book XX of the Belgian Code of Economic Law;
(c)security interest or security shall be deemed to include any mortgage (hypotheek / hypothèque), pledge (pand / gage), any mandate to grant a mortgage, a pledge or any other real security (mandaat / mandat), privilege (voorrecht / privilège), reservation of title arrangement (eigendomsvoorbehoud / réserve de propriété), any security in rem (zakelijke zekerheid / sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid / transfert à titre de garantie) and, in general, any right in rem created for the purpose of granting security and any promise or mandate to create any of the security interest mentioned above;

(d)a company which is organized under the laws of Belgium, incorporated in Belgium or which its jurisdiction of incorporation is Belgium means that this company has its statutory seat in Belgium;
(e)an amalgamation, merger~~< or>~~, consolidation or corporate reconstruction includes a overdracht van algemeenheid / transfert d'universalité, overdracht van bedrijfstak / transfert de branche d'activité, splitsing / scission and fusie / fusion and assimilated transactions in accordance with Articles 12:7 and 12:8 of the BCCA (gelijkgestelde verrichtingen / operations assimilées);
(f)the BCCA means the Belgian Code of Companies and Associations (Wetboek van Vennootschappen en Verenigingen / Code des Sociétés et des Associations) dated 23 March 2019, as amended from time to time;
(g)the Belgian Civil Code means the Belgian oud Burgerlijk Wetboek / ancien Code Civil of 21 March 1804 and, with effect from its applicable effective date, the Belgian new Burgerlijk Wetboek / Code Civil introduced pursuant to the law of 13 April 2019 introducing a Civil Code and inserting book 8 "Evidence" in the Civil Code, as amended from time to time;
(h)the Belgian Code of Economic Law means the Belgian Wetboek van Economisch Recht / Code de Droit Economique dated 28 February 2013, as amended from time to time;
(i)the Belgian Financial Collateral Law means the Belgian Law of 15 December 2004 on financial collateral arrangements, as amended from time to time;
(j)"Governing Documents" includes the deed of incorporation (oprichtingsakte / acte constitutif), articles of association (statuten / statuts), an extract from the Crossroads Bank for Enterprises (uittreksel uit de Kruispuntbank voor Ondernemingen / extrait de la Banque Carrefour des Entreprises) and ~~<a non-insolvency certificate;>~~online searches carried out on the website of the Central Solvency Register (Centraal Register Solvabiliteit / Registre Central de la Solvabilité), www.regsol.be, stating that no insolvency proceedings, including bankruptcy, judicial reorganization or transfer under judicial supervision procedure was opened;
(k)guaranty means, only for the purpose of the guaranty contained in the Belgian Canadian Guaranty Agreement, an independent guarantee and not a surety (borg / cautionnement);
(l)gross negligence means zware fout / faute lourde;
(m)wilful misconduct means bedrog / dol;
(n)a "Subsidiary" shall be deemed to include a dochtervennootschap / filiale as defined in Article 1:15 of the BCCA;~~< and>~~

(o)control has the meaning set out in Articles 1:14 et seq. of the BCCA, and the term "controlling" shall be construed accordingly;
(p)a group for VAT purposes refers to a BTW-eenheid/unité TVA and a reference to the "representative member" of such group has the same meaning as the term vertegenwoordiger/représentant in the Belgian Royal Decree No. 55 of 9 March 2007 regarding the scheme for taxable persons forming a VAT unit (Koninklijk besluit nr. 55 met betrekking tot de regeling voor belastingplichtigen die een BTW-eenheid vormen/Arrêté royal n° 55 relatif au régime des assujettis formant une unité TVA);
(q)each Party agrees to waive Article 5.74 of the Belgian Civil Code and agrees that it shall not be entitled to make any claim or exercise any rights under Article 5.74 of the Belgian Civil Code. Each Party agrees that this waiver and agreement applies to all Loan Documents governed by Belgian law;
(r)an undertaking that a person shall cause or shall procure another person to take or omit certain actions shall be construed as a reference to the concept of sterkmaking/porte-fort as set out in Article 5.106 of the Belgian Civil Code;
(s)~~(p)~~ a successor means an algemene rechtsopvolger/successeur universel; and
(t)~~(q)~~ "Other Taxes" shall include (i) the documentary duty of EUR 0.15 that is payable for each original copy of an agreement containing a debt obligation, indebtedness or security interest for the benefit of credit institutions that is executed in Belgium, (ii) registration duties relating to the registration of the relevant Lien in the Belgian pledge register or, as the case may be, and (iii) notarial, registration and mortgage duties relating to any Belgian Security Document entered into via a Belgian notarial deed, except when such Taxes are due as a result of a transfer, assignment, participation, sub-participation or delegation upon request of the Lender of all or any portion of its rights and duties under the Loan Documents provided that such Taxes are also excluded under the term ~~<“>~~"Other Taxes~~<”>~~" as defined in Section 1.1.
1.10.Rates. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower.  Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.LOANS AND TERMS OF PAYMENT.
2.1.Revolving Loans.
(a)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender with a US Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in Dollars ("US Revolving Loans") to US Borrowers in an amount at any one time outstanding not to exceed the lesser of:
(i)	such Lender's US Revolver Commitment, or
(ii)	such Lender's Pro Rata Share of an amount equal to the lesser of:
(A)	the amount equal to (1) the US Maximum Revolver Amount less (2) the sum of (v) the US Letter of Credit Usage at such time, plus (w) the principal amount of US Swing Loans outstanding at such time, plus (x) the Dollar Equivalent of the Canadian Revolver Usage at such time plus (y) the Dollar Equivalent of the Belgian Revolver Usage at such time plus (z) the Dollar Equivalent of the German Revolver Usage at such time, and
(B)	the amount equal to (1) the US Borrowing Base as of such date (based upon the US Borrowing Base set forth in the most recent Borrowing Base Certificate delivered by Borrowers to Agent) less the sum of (2) the US Letter of Credit Usage at such time, plus the principal amount of US Swing Loans outstanding at such time plus the Dollar Equivalent of the Belgian US Availability Usage.
(b)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender with a Canadian Revolver

Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in Dollars or Canadian Dollars (as selected by Administrative Borrower) ("Canadian Revolving Loans") to Canadian Borrower in an amount at any one time outstanding not to exceed the Dollar Equivalent of the lesser of:
(i)such Lender's Canadian Revolver Commitment, or
(ii)such Lender's Pro Rata Share of an amount equal to the lesser of:
(A)	the amount equal to (1) the Canadian Maximum Revolver Amount less (2) the sum of (x) the Canadian Letter of Credit Usage at such time plus (y) the principal amount of Canadian Swing Loans outstanding at such time, and
(B)	the amount equal to (1) the Canadian Borrowing Base as of such date (based upon the Canadian Borrowing Base set forth in the most recent Borrowing Base Certificate delivered by Borrowers to Agent) less the sum of (2) the Canadian Letter of Credit Usage at such time, plus the principal amount of the Canadian Swing Loans outstanding at such time plus the Dollar Equivalent of the Belgian Canadian Availability Usage.
(c)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender with a Belgian Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in Euros ("Belgian Revolving Loans") to Belgian Borrower in an amount at any one time outstanding not to exceed the Dollar Equivalent of the lesser of:
(i)such Lender's Belgian Revolver Commitment, or
(ii)such Lender's Pro Rata Share of an amount equal to the lesser of:
(A)	the amount equal to (1) the Belgian Maximum Revolver Amount less (2) the sum of (x) the Belgian Letter of Credit Usage at such time plus (y) the principal amount of Belgian Swing Loans outstanding at such time, and
(B)	the amount equal to (1) the Belgian Borrowing Base as of such date (based upon the Belgian Borrowing Base set forth in the most recent Borrowing Base Certificate delivered by Borrowers to Agent) less the sum of (2) the Belgian Letter of Credit Usage at such time, plus the principal amount of the Belgian Swing Loans outstanding at such time plus the Euro Equivalent of the Canadian Belgian Availability Usage at such time.
(d)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender with a German Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in Euros ("German Revolving Loans") to German Borrower in an amount at any one time outstanding not to exceed the Dollar Equivalent of the lesser of:
(i)such Lender's German Revolver Commitment, or
(ii)such Lender's Pro Rata Share of an amount equal to the lesser of:
(A)	the amount equal to (1) the German Maximum Revolver Amount less (2) the sum of (x) the German Letter of Credit Usage at such time plus (y) the principal amount of German Swing Loans outstanding at such time, and
(B)	the amount equal to (1) the German Borrowing Base as of such date (based upon the German Borrowing Base set forth in the most recent Borrowing Base Certificate delivered by Borrowers to Agent) less the sum of (2) the German Letter of Credit Usage at such time, plus the principal amount of the German Swing Loans outstanding at such time.
(e)Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Inventory Reserves, Bank Product Reserves, and other Reserves against the US Borrowing Base, Canadian Borrowing Base, Belgian Borrowing Base, or German Borrowing Base.  The amount of any Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained; provided, that Agent shall notify Borrowers at least three (3) Business Days prior to the date on which any such reserve is to be established or increased; provided further, that (A) the Borrowers may not obtain any new Revolving Loans (including Swing Loans) or Letters of Credit to the extent that such Revolving Loan (including Swing Loans) or Letter of Credit would cause an Overadvance after giving effect to the establishment or increase of such Reserve as set forth in such notice; and (B) no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized.
(f)Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.  The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(g)Anything to the contrary in this Section 2.1 notwithstanding, (i) at no time shall the sum of the US Revolver Usage and the Dollar Equivalent of the Canadian Revolver Usage, Belgian Revolver Usage and German Revolver Usage exceed the Maximum Revolver Amount, at no time shall the US Revolver Usage exceed the US Maximum Revolver Amount, at no time shall the Dollar Equivalent of the Canadian Revolver Usage exceed the Canadian Maximum Revolver Amount, at no time shall the Dollar Equivalent of the Belgian Revolver Usage exceed the Belgian Maximum Revolver Amount and at no time shall the Dollar Equivalent of the German Revolver Usage exceed the German Maximum Revolver Amount and (ii) at no time shall the aggregate amount of the German Borrowing Base and Belgium Borrowing Base exceed 50% of the US Maximum Revolver Amount.
2.2.[Intentionally Omitted].
2.3.Borrowing Procedures and Settlements.
(a)Procedure for Borrowing Revolving Loans.  Each Borrowing shall be made by a written request by an Authorized Person of Administrative Borrower with respect to US Revolving Loans, Canadian Borrower with respect to Canadian Revolving Loans, Belgian Borrower with respect to Belgian Revolving Loans or German Borrower with respect to German Revolving Loans delivered to and received by Agent (which may be delivered through Agent's electronic platform or portal) no later than 11:00 a.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan (or, in the case of Belgian Swing Loans and German Swing Loans, 11:00 a.m. London time on the requested Funding Date), (ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of other Revolving Loans that are Base Rate Loans, (iii) on the Business Day that is 3 Business Days prior to the requested Funding Date in the case of a request for a Non-Base Rate Loan (other than a SOFR Loan), and (iv) on the U.S. Government Securities Business Day that is 3 U.S. Government Securities business Days prior to the requested Funding Date in the case of a request for a SOFR Loan, in each case, specifying (A) the amount of such Borrowing and whether such Borrowing is for the account of US Borrowers, Canadian Borrower, Belgian Borrower or German Borrower (and if for Canadian

Borrower, whether in Dollars or Canadian Dollars), and (B) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable Business Day or U.S. Government Securities Business Day, as applicable.  All Borrowing requests which are not made on-line via Agent's electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent's authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan.  Borrowings for the account of US Borrowers shall be denominated in Dollars, Borrowings for the account of Canadian Borrower shall be denominated in Dollars or Canadian Dollars (as selected by Canadian Borrower), and Borrowings for the account of Belgian Borrower or German Borrower shall be denominated in Euros.
(b)Making of Swing Loans.
(i)In the case of a request for a US Swing Loan and so long as either (i) (A) the aggregate amount of US Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to US Swing Loans since the last Settlement Date, plus the amount of the requested US Swing Loan does not exceed $~~<20,000,000>~~25,000,000 and (B) the aggregate amount of outstanding US Revolving Loans (inclusive of US Swing Loans) funded by the Lender that is the US Swing Lender plus the amount of the requested US Swing Loan does not exceed such Lender's US Revolver Commitment or (ii) US Swing Lender, in its sole discretion, agrees to make a US Swing Loan notwithstanding the foregoing limitation, US Swing Lender shall make a US Revolving Loan (any such US Revolving Loan made by US Swing Lender pursuant to this Section 2.3(b) being referred to as a "US Swing Loan" and all such US Revolving Loans being referred to as "US Swing Loans") available to US Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the US Designated Account.  Each US Swing Loan shall be deemed to be a US Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other US Revolving Loans, except that all payments (including interest) on any US Swing Loan shall be payable to US Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), US Swing Lender shall not make and shall not be obligated to make any US Swing Loan if US Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the US Availability on such Funding Date.  US Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any US Swing Loan.  The US Swing Loans shall be secured by Agent's Liens (excluding Liens on any assets of any Canadian Loan Party, Belgian Loan Party or German Borrower), constitute US Revolving Loans and US Obligations, and bear interest at the rate applicable from time to time to US Revolving Loans that are Base Rate Loans.

(ii)In the case of a request for a Canadian Swing Loan and so long as either (i) (A) the aggregate amount of Canadian Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Canadian Swing Loans since the last Settlement Date, plus the amount of the requested Canadian Swing Loan does not exceed $7,500,000 and (B) the aggregate amount of outstanding Canadian Revolving Loans (inclusive of Canadian Swing Loans) funded by the Lender that is the Canadian Swing Lender plus the amount of the requested Canadian Swing Loan does not exceed such Lender's Canadian Revolver Commitment or (ii) Canadian Swing Lender, in its sole discretion, agrees to make a Canadian Swing Loan notwithstanding the foregoing limitation, Canadian Swing Lender shall make a Canadian Revolving Loan (any such Canadian Revolving Loan made by Canadian Swing Lender pursuant to this Section 2.3(b) being referred to as a "Canadian Swing Loan" and all such Canadian Revolving Loans being referred to as "Canadian Swing Loans") available to Canadian Borrower on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Canadian Designated Account.  Each Canadian Swing Loan shall be deemed to be a Canadian Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Canadian Revolving Loans, except that all payments (including interest) on any Canadian Swing Loan shall be payable to Canadian Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), Canadian Swing Lender shall not make and shall not be obligated to make any Canadian Swing Loan if Canadian Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Canadian Availability on such Funding Date.  Canadian Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Canadian Swing Loan.  The Canadian Swing Loans shall be secured by Agent's Liens (excluding Liens on any assets of any US Loan Party or German Borrower), constitute Canadian Revolving Loans and Canadian Obligations, and bear interest at the rate applicable from time to time to Canadian Revolving Loans that are Base Rate Loans.
(iii)In the case of a request for a Belgian Swing Loan and so long as either (i) (A) the aggregate amount of Belgian Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Belgian Swing Loans since the last Settlement Date, plus the amount of the requested Belgian Swing Loan does not exceed €3,000,000 and (B) the aggregate amount of outstanding Belgian Revolving Loans (inclusive of Belgian Swing Loans) funded by the Lender that is the Belgian Swing Lender plus the amount of the requested Belgian Swing Loan does not exceed such Lender's Belgian Revolver Commitment or (ii) Belgian Swing Lender, in its sole discretion, agrees to make a Belgian Swing Loan notwithstanding the foregoing limitation, Belgian Swing Lender shall make a Belgian Revolving Loan (any such Belgian Revolving Loan made by Belgian Swing Lender pursuant to this Section 2.3(b) being referred to as a "Belgian Swing Loan" and all such Belgian Revolving Loans being referred to as "Belgian Swing

Loans") available to Belgian Borrower on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Belgian Designated Account.  Each Belgian Swing Loan shall be deemed to be a Belgian Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Belgian Revolving Loans, except that all payments (including interest) on any Belgian Swing Loan shall be payable to Belgian Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), Belgian Swing Lender shall not make and shall not be obligated to make any Belgian Swing Loan if Belgian Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Belgian Availability on such Funding Date.  Belgian Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Belgian Swing Loan.  The Belgian Swing Loans shall be secured by Agent's Liens (excluding Liens on any assets of German Borrower), constitute Belgian Revolving Loans and Belgian Obligations, and bear interest at the rate applicable from time to time to Belgian Revolving Loans that are Base Rate Loans.
(iv)In the case of a request for a German Swing Loan and so long as either (i) (A) the aggregate amount of German Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to German Swing Loans since the last Settlement Date, plus the amount of the requested German Swing Loan does not exceed €10,000,000 and (B) the aggregate amount of outstanding German Revolving Loans (inclusive of German Swing Loans) funded by the Lender that is the German Swing Lender plus the amount of the requested German Swing Loan does not exceed such Lender's German Revolver Commitment or (ii) German Swing Lender, in its sole discretion, agrees to make a German Swing Loan notwithstanding the foregoing limitation, German Swing Lender shall make a German Revolving Loan (any such German Revolving Loan made by German Swing Lender pursuant to this Section 2.3(b) being referred to as a "German Swing Loan" and all such German Revolving Loans being referred to as "German Swing Loans") available to German Borrower on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the German Designated Account.  Each German Swing Loan shall be deemed to be a German Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other German Revolving Loans, except that all payments (including interest) on any German Swing Loan shall be payable to German Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), German Swing Lender shall not make and shall not be obligated to make any German Swing Loan if German Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the German Availability on such Funding Date.  German Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any German Swing Loan.  The German Swing Loans shall be secured by Agent's Liens (excluding Liens on any assets of any Canadian Loan Party or Belgian Loan Party), constitute German Revolving Loans and German Obligations, and bear interest at the rate applicable from time to time to German Revolving Loans that are Base Rate Loans.
(c)Making of Revolving Loans.
(i)In the event that the applicable Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the applicable Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing and whether such Borrowing is for the account of US Borrowers, for the account of Canadian Borrower, for the account of Belgian Borrower or for the account of German Borrower; such notification to be sent on the Business Day that is (A) in the case of a Base Rate Loan, at least one Business Day prior to the requested Funding Date, (B) in the case of a Non-Base Rate Loan other than a SOFR Loan, prior to 11:00 a.m. at least three Business Days prior to the requested Funding Date, or (C) in the case of a SOFR Loan, prior to 11:00 a.m. at least three U.S. Government Business Days prior to the requested Funding Date.  If Agent has timely notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender with the applicable Revolver Commitment shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the Applicable Currency, to Agent's Applicable Account, not later than 10:00 a.m. on the Business Day that is the requested Funding Date.  After Agent's receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to US Borrowers, Canadian Borrower, Belgian Borrower or German Borrower, as applicable, on the applicable Funding Date by transferring immediately available funds in the Applicable Currency equal to such proceeds received by Agent to the US Designated Account, Canadian Designated Account, Belgian Designated Account or the German Designated Account, as applicable; provided, that, subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the US Availability (in the case of a US Borrowing), Canadian Availability (in the case of a Canadian Borrowing), Belgian Availability (in the case of a Belgian Borrowing) or German Availability (in the case of a German Borrowing) on such Funding Date.
(ii)Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of US Borrowers, Canadian Borrower, Belgian Borrower or German

Borrower, as applicable, the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds in the Applicable Currency on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to US Borrowers, Canadian Borrower, Belgian Borrower or German Borrower, as applicable, a corresponding amount.  If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to US Borrowers, Canadian Borrower, Belgian Borrower or German Borrower, as applicable, such amount on the requested Funding Date, then such Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Applicable Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender's portion of such Borrowing for the Funding Date shall be for Agent's separate account).  If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to US Borrowers, Canadian Borrower, Belgian Borrower or German Borrower, as applicable, such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the applicable Defaulting Lender Rate for each day until the date on which such amount is so remitted.  A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender's US Revolving Loans (in the case of Revolving Loans for the account of US Borrowers), Canadian Revolving Loans (in the case of Revolving Loans for the account of Canadian Borrower), Belgian Revolving Loans (in the case of Revolving Loans for the account of Belgian Borrower)  or German Revolving Loans (in the case of Revolving Loans for the account of German Borrower) for all purposes of this Agreement.  If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, US Borrowers (in the case of US Revolving Loans), Canadian Borrower (in the case of Canadian Revolving Loans), Belgian Borrower (in the case of Belgian Revolving Loans) and German Borrower (in the case of German Revolving Loans), shall pay such amount to Agent, together with interest thereon for each day elapsed since the date of such Borrowing, for Agent's account, at a rate per annum equal to the interest rate applicable at the time to the applicable Revolving Loans composing such Borrowing.
(iii)Notwithstanding anything contained in this Section 2.3 or elsewhere in this Credit Agreement to the contrary, no Lender shall be obligated to provide (A) Agent or any Borrower with funds in connection with a US Revolving Loan or a US Swing Loan that would result in the sum of the US Revolving Loans and US Swing Loans then funded by it plus such Lender's Pro Rata Share of the US Letter of Credit Usage exceeding its US Revolver Commitment then in effect, (B) Agent or any Borrower with funds in connection with a Canadian Revolving Loan or a Canadian Swing Loan that would result in the sum of the Canadian Revolving Loans and Canadian Swing Loans then funded by it plus such Lender's Pro Rata Share of the Canadian Letter of Credit Usage exceeding its Canadian Revolver Commitment then in effect, (C) Agent or any Borrower with funds in connection with a Belgian Revolving Loan or a Belgian Swing Loan that would result in the sum of the Belgian Revolving Loans and Belgian Swing Loans then funded by it plus such Lender's Pro Rata Share of the Belgian Letter of Credit Usage exceeding its Belgian Revolver Commitment then in effect and (D) Agent or any Borrower with funds in connection with a German Revolving Loan or a German Swing Loan that would result in the sum of the German Revolving Loans and German Swing Loans then funded by it plus such Lender's Pro Rata Share of the German Letter of Credit Usage exceeding its German Revolver Commitment then in effect.
(d)Protective Advances and Optional Overadvances.
(i)Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), at any time (A) after the occurrence and during the continuance of an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent's sole discretion, to make US Revolving Loans to, or for the benefit of, US Borrowers, Canadian Revolving Loans to, or for the benefit of Canadian Borrower, Belgian Revolving Loans to, or for the benefit of Belgian Borrower and/or German Revolving Loans to, or for the benefit of German Borrower, in each case on behalf of the applicable Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof or (2) to enhance the likelihood of repayment of the Obligations, other than the Bank Product Obligations (the US Revolving Loans described in this Section 2.3(d)(i) shall be referred to as "US Protective Advances", Canadian Revolving Loans described in this Section 2.3(d)(i) shall be referred to as the "Canadian Protective Advances", Belgian Revolving Loans described in this Section 2.3(d)(i) shall be referred to as the "Belgian Protective Advances"~~<) >~~ and the German Revolving Loans described in this Section 2.3(d)(i) shall be referred to as the "German Protective Advances").  Notwithstanding the foregoing, without the prior written consent of Required Lenders, the aggregate Dollar Equivalent amount of all Protective Advances outstanding at any one time shall not exceed $22,500,000.
(ii)Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), the Lenders hereby authorize Agent or applicable Swing Lender, as applicable, and either Agent or the applicable Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make US Revolving Loans to US Borrowers, Canadian Revolving Loans to Canadian Borrower, Belgian Revolving Loans to Belgian Borrower and German Revolving Loans to German Borrower notwithstanding that an Overadvance exists or would be created thereby, so long as (A) with respect to any such US Revolving Loan, (i) after giving effect to such US Revolving Loans, the outstanding US Revolver Usage does not, unless Required

Lenders otherwise consent, exceed the US Borrowing Base by more than $~~<22,500,000>~~30,000,000, and (ii) after giving effect to such US Revolving Loans, the sum of the outstanding US Revolver Usage (except for and excluding amounts charged to the US Loan Account for interest, fees, or Lender Group Expenses) and the Dollar Equivalent of the Canadian Revolver Usage (except for and excluding amounts charged to the Canadian Loan Account for interest, fees, or Lender Group Expenses), Belgian Revolver Usage (except for and excluding amounts charged to the Belgian Loan Account for interest, fees, or Lender Group Expenses) and German Revolver Usage (except for and excluding amounts charged to the German Loan Account for interest, fees, or Lender Group Expenses) does not exceed the ~~<US >~~Maximum Revolver Amount, (B) with respect to any such Canadian Revolving Loans, (i) after giving effect to such Canadian Revolving Loans, the Dollar Equivalent of the outstanding Canadian Revolver Usage (except for and excluding amounts charged to the Canadian Loan Account for interest, fees, or Lender Group Expenses) does not, unless Required Lenders otherwise consent, exceed the Canadian Borrowing Base by more than $~~<2,500,000>~~3,500,000, and (ii) after giving effect to such Canadian Revolving Loans, the sum of the Dollar Equivalent of the outstanding Canadian Revolver Usage (except for and excluding amounts charged to the Canadian Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Canadian Maximum Revolver Amount, (C) with respect to any such Belgian Revolving Loans, (i) after giving effect to such Belgian Revolving Loans, the Dollar Equivalent of the outstanding Belgian Revolver Usage (except for and excluding amounts charged to the Belgian Loan Account for interest, fees, or Lender Group Expenses) does not, unless Required Lenders otherwise consent, exceed the Belgian Borrowing Base by more than €3,000,000, and (ii) after giving effect to such Belgian Revolving Loans, the sum of the Dollar Equivalent of the outstanding Belgian Revolver Usage (except for and excluding amounts charged to the Canadian Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Belgian Maximum Revolver Amount and (D) with respect to any such German Revolving Loans, (i) after giving effect to such German Revolving Loans, the Dollar Equivalent of the outstanding German Revolver Usage (except for and excluding amounts charged to the German  Loan Account for interest, fees, or Lender Group Expenses) does not, unless Required Lenders otherwise consent, exceed the German Borrowing Base by more than €6,000,000, and (ii) after giving effect to such German Revolving Loans, the sum of the Dollar Equivalent of the outstanding German Revolver Usage (except for and excluding amounts charged to the German Loan Account for interest, fees, or Lender Group Expenses) does not exceed the German Maximum Revolver Amount.  In the event Agent obtains actual knowledge that the US Revolver Usage, Canadian Revolver Usage, Belgian Revolver Usage or German Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such

Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with the Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with the applicable Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the applicable Revolving Loans to such Borrowers to an amount permitted by the preceding sentence.  In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.  The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e).  Each Lender with a Revolver Commitment shall be obligated to make Revolving Loans in accordance with Section 2.3(c), or settle Overadvances made by Agent with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for, the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.
(iii)Each US Protective Advance and each US Overadvance (each, a "US Extraordinary Advance") shall be deemed to be a US Revolving Loan hereunder, each Canadian Protective Advance and each Canadian Overadvance (each, a "Canadian Extraordinary Advance") shall be deemed to be a Canadian Revolving Loan hereunder, each Belgian Protective Advance and each Belgian Overadvance (each, a "Belgian Extraordinary Advance") shall be deemed to be a Belgian Revolving Loan hereunder and each German Protective Advance and each German Overadvance (each, a "German Extraordinary Advance") shall be deemed to be a German Revolving Loan hereunder.  No Extraordinary Advance shall be eligible to be a Non-Base Rate Loan.  Prior to Settlement with respect to any Extraordinary Advances, all payments on the Extraordinary Advances, including interest thereon, shall be payable to Agent solely for its own account.  The US Extraordinary Advances shall be repayable on demand, constitute US Obligations hereunder, and bear interest at the rate applicable from time to time to US Revolving Loans bearing that are Base Rate Loans, the Canadian Extraordinary Advances shall be repayable on demand, constitute Canadian Obligations hereunder, and bear interest at the rate applicable from time to time to Canadian Revolving Loans bearing that are Base Rate Loans, the Belgian Extraordinary Advances shall be repayable on demand, constitute Belgian Obligations hereunder, and bear interest at the rate applicable from time to time to Belgian Revolving Loans bearing that are Base Rate Loans and the German Extraordinary Advances shall be repayable on demand, constitute German Obligations hereunder, and bear interest at the rate applicable from time to time to German Revolving Loans bearing that are Base Rate Loans.  The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, the Swing Lenders, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(iv)Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, unless Required Lenders otherwise consent:  (A) no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Dollar Equivalent principal amount of Extraordinary Advances outstanding to exceed an amount equal to 10% of the ~~<US >~~Maximum Revolver Amount; and (B) to the extent that the making of any Protective Advance causes the aggregate Dollar Equivalent Revolver Usage to exceed the ~~<US >~~Maximum Revolver Amount, such portion of such Protective Advance shall be for Agent's sole and separate account and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 2.4(b).
(e)Settlement.  It is agreed that each Lender's funded portion of the (i) US Revolving Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding US Revolving Loans, (ii) Canadian Revolving Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Canadian Revolving Loans, (iii) Belgian Revolving Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Belgian Revolving Loans and (iv) German Revolving Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding German Revolving Loans.  Such agreement notwithstanding, Agent, Swing Lenders, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including the Swing Loans, and the Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
(i)Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of US Swing Lender, with respect to the outstanding US Swing Loans, (2) on behalf of Canadian Swing Lender, with respect to the outstanding Canadian Swing Loans, (3) on behalf of Belgian Swing Lender, with respect to the outstanding Belgian Swing Loans, (4) on behalf of German Swing Lender, with respect to the outstanding German Swing Loans, (5) for itself, with respect to the outstanding Extraordinary Advances, and (6) with respect to Loan Parties' payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date").  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding US Swing Loans, US Extraordinary Advances and other US Revolving Loans, Canadian Swing Loans, Canadian Extraordinary Advances and other Canadian Revolving Loans, Belgian Swing Loans, Belgian Extraordinary Advances and other Belgian Revolving Loans and German Swing Loans, German Extraordinary Advances and other German Revolving Loans for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.3(g)):  (y) if the amount of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender's Pro Rata Share of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds in the Applicable Currency to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the US Revolving Loans (including US Swing Loans and US Extraordinary Advances), Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances), Belgian Revolving Loans (including Belgian Swing Loans and Belgian Extraordinary Advances) and German Revolving Loans (including German Swing Loans and German Extraordinary Advances), and (z) if the amount of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender's Pro Rata Share of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds in the Applicable Currency to Agent's Applicable Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the US Revolving Loans (including US Swing Loans and US Extraordinary Advances), Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances), Belgian Revolving Loans (including Belgian Swing Loans and Belgian Extraordinary Advances) and German Revolving Loans (including German Swing Loans and German Extraordinary Advances).  Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances, as applicable, and shall constitute Revolving Loans of such Lenders.  If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
(ii)In determining whether a Lender's balance of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender's Pro Rata Share of the applicable Revolving Loans as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments applicable to such Obligations actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
(iii)Between Settlement Dates, Agent, to the extent Extraordinary Advances for the account of Agent or Swing Loans for the account of a Swing Lender are outstanding, may pay over to Agent or such Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the applicable Revolving Loans, for application to the Extraordinary Advances or Swing Loans.  Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to the applicable Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the applicable Revolving Loans, for application to the applicable Swing Lender's Pro Rata Share of the applicable Revolving Loans.  If, as of any Settlement Date, payments or other amounts of Loan Parties received since the then immediately preceding Settlement Date have been applied to a Swing Lender's Pro Rata Share of the applicable Revolving Loans other than to its Swing Loans, as provided for in the previous sentence, such Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding applicable Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the applicable Revolving Loans.  During the period between Settlement Dates, a Swing Lender with respect to its Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by such Swing Lender, Agent, or the Lenders, as applicable.
(iv)Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).
(f)Notation.  Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing, in the Applicable Currency, the principal amount and stated interest of the Revolving Loans, owing to each Lender, including Swing Loans owing to the applicable Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(g)Defaulting Lenders.
(i)Notwithstanding the provisions of Section 2.4(b)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to Agent for the Defaulting Lender's benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such proceeds of Collateral or payments (A) pertaining to or securing US Obligations, (i) first, to Agent to the extent of any US Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender,

(ii) second, to US Swing Lender to the extent of any US Swing Loans that were made by US Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to US Issuing Bank, to the extent of the portion of a US Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their US Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender's portion of a US Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in Agent's sole discretion, to a suspense account maintained by Agent, the proceeds of which may be retained by Agent and may be made available to be re-advanced to or for the benefit of US Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of US Revolving Loans (or other funding obligations) hereunder, and (vi) sixth, from and after the date on which all other US Obligations have been paid in full, to such Defaulting Lender in accordance with tier (A)(13) of Section 2.4(b)(ii), (B) pertaining to or securing Canadian Obligations, (i) first, to Agent to the extent of any Canadian Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (ii) second, to Canadian Swing Lender to the extent of any Canadian Swing Loans that were made by Canadian Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to Canadian Issuing Bank, to the extent of the portion of a Canadian Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their Canadian Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender's portion of a Canadian Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in Agent's sole discretion, to a suspense account maintained by Agent, the proceeds of which may be retained by Agent and may be made available to be re-advanced to or for the benefit of Canadian Borrower (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Canadian Revolving Loans (or other funding obligations) hereunder, and (vi) sixth, from and after the date on which all other Canadian Obligations have been paid in full, to such Defaulting Lender in accordance with tier (B)(12) of Section 2.4(b)(ii), (C) pertaining to or securing Belgian Obligations, (i) first, to Agent to the extent of any Belgian Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (ii) second, to Belgian Swing Lender to the extent of any Belgian Swing Loans that were made by Belgian Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to Belgian Issuing Bank, to the extent of the portion of a Belgian Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their Belgian Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender's portion of a Belgian Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in Agent's sole discretion, to a suspense account maintained by Agent, the proceeds of which may be retained by Agent and may be made available to be re-advanced to or for the benefit of Belgian Borrower (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Belgian Revolving Loans (or other funding obligations) hereunder, and (vi) sixth, from and after the date on which all other Belgian Obligations have been paid in full, to such Defaulting Lender in accordance with tier (C)(12) of Section 2.4(b)(ii) and (D) pertaining to or securing German Obligations, (i) first, to Agent to the extent of any German Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (ii) second, to German Swing Lender to the extent of any German Swing Loans that were made by German Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to German Issuing Bank, to the extent of the portion of a German Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their German Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender's portion of a German Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in Agent's sole discretion, to a suspense account maintained by Agent, the proceeds of which may be retained by Agent and may be made available to be re-advanced to or for the benefit of German Borrower (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of German Revolving Loans (or other funding obligations) hereunder, and (vi) sixth, from and after the date on which all other German Obligations have been paid in full, to such Defaulting Lender in accordance with tier D)(12) of Section 2.4(b)(ii).  Subject to the foregoing, Agent may hold and, in its discretion, re-lend to the applicable Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fees payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii).  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Banks, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to the applicable Borrowers).  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such

Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent, Issuing Banks, or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitments of such Defaulting Lender and the commitments of any Affiliate of such Lender, such substitute Lender to be reasonably acceptable to Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lenders shall have no right to refuse to be replaced hereunder, and agree to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agree that they shall be deemed to have executed and delivered such document if they fail to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitments of such Defaulting Lenders shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.
(ii)If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:
A.	such Defaulting Lender's Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (v) the sum of all Non-Defaulting Lenders' US Revolving Loan Exposures plus such Defaulting Lender's US Swing Loan Exposure and US Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders' US Revolver Commitments, (w) the sum of all Non-Defaulting Lenders' Canadian Revolving Loan Exposures plus such Defaulting Lender's Canadian Swing Loan Exposure and Canadian Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders' Canadian Revolver Commitments, (x) the sum of all Non-Defaulting Lenders' Belgian Revolving Loan Exposures plus such Defaulting Lender's Belgian Swing Loan Exposure and Belgian Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders' Belgian Revolver Commitments, (y) the sum of all Non-Defaulting Lenders' German Revolving Loan Exposures plus such Defaulting Lender's German Swing Loan Exposure and German Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders' German

Revolver Commitments, and (z) the conditions set forth in Section 3.2 are satisfied at such time;
B.	if the reallocation described in clause (A) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day following notice by the Agent (x) first, prepay such Defaulting Lender's applicable Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender's applicable Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender's Letter of Credit Exposure if such Defaulting Lender is also an Issuing Bank;
C.	if the applicable Borrowers cash collateralize any portion of such Defaulting Lender's Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), such Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender's Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
D.	to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders' Letter of Credit Exposure;
E.	to the extent any Defaulting Lender's Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the applicable Issuing Bank until such portion of such Defaulting Lender's Letter of Credit Exposure is cash collateralized or reallocated;
F.	so long as any Lender is a Defaulting Lender, no Swing Lender shall be required to make any Swing Loan and no Issuing Bank shall be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender's Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the applicable Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the applicable Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate such Swing Lender's or Issuing Bank's risk with respect to the Defaulting Lender's participation in such Swing Loans or Letters of Credit; and
G.	Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to the applicable Issuing Bank and such Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender's Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by the applicable Borrowers in respect of its Letter of Credit Usage.
(iii)	(A) If any Lender with a US Revolver Commitment is a Defaulting Lender, then any Affiliate of such Lender with a Canadian Revolver Commitment, Belgian ~~<Revolving>~~Revolver Commitment or German ~~<Revolving>~~Revolver Commitment shall be deemed to be a Defaulting Lender, (B) if any Lender with a Canadian Revolver Commitment is a Defaulting Lender, then any Affiliate of such Lender with a US Revolver Commitment, Belgian ~~<Revolving>~~Revolver Commitment or German ~~<Revolving>~~Revolver Commitment shall be deemed to be a Defaulting Lender, (C) if any Lender with a Belgian Revolver Commitment is a Defaulting Lender, then any Affiliate of such Lender with a US Revolver Commitment, Canadian ~~<Revolving>~~Revolver Commitment or German ~~<Revolving>~~Revolver Commitment shall be deemed to be a Defaulting Lender and (D) ~~<(B) >~~if any Lender with a German Revolver Commitment is a Defaulting Lender, then any Affiliate of such Lender with a US Revolver Commitment, Belgian ~~<Revolving>~~Revolver Commitment or Canadian ~~<Revolving>~~Revolver Commitment shall be deemed to be a Defaulting Lender.
(h)Independent Obligations.  All Revolving Loans (other than Swing Loans, Protective Advances and, at Agent's election, Overadvances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.4.Payments; Reductions of Commitments; Prepayments.
(a)Payments by Borrowers.
(i)Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Applicable Account for the account of the Lender Group and shall be made in immediately available funds in the Applicable Currency, no later than 1:30 p.m. on the date specified herein provided that, for the avoidance of doubt, any payments deposited into a Controlled Account shall be deemed not to be received by Agent on any Business Day unless immediately available funds have been credited to Agent's Applicable Account prior to 1:30 p.m. on such Business Day.  Any payment received by Agent in immediately available funds in Agent's Account later than 1:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(b)Apportionment and Application.
(i)So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent's separate account or for the separate account of an Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.  Subject to Section 2.4(b)(iv) and Section 2.4(e), all payments in respect of US Obligations to be made hereunder by US Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral securing US Obligations received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the US Revolving Loans outstanding and, thereafter, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law.  Subject to Section 2.4(b)(iv) and Section 2.4(e), all payments in respect of Canadian Obligations to be made hereunder by Canadian Borrower shall be remitted to Agent and all such payments, and all proceeds of Collateral securing Canadian Obligations received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Canadian Revolving Loans outstanding and, thereafter, to Canadian Borrower (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law. Subject to Section 2.4(b)(iv) and Section 2.4(e), all payments in respect of Belgian Obligations to be made hereunder by Belgian Borrower shall be remitted to Agent and all such payments, and all proceeds of Collateral securing Belgian Obligations received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Belgian Revolving Loans outstanding and, thereafter, to Belgian Borrower (to be wired to the Belgian Designated Account) or such other Person entitled thereto under applicable law.  Subject to Section 2.4(b)(iv) and Section

2.4(e), all payments in respect of German Obligations to be made hereunder by German Borrower shall be remitted to Agent and all such payments, and all proceeds of Collateral securing German Obligations received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the German Revolving Loans outstanding and, thereafter, to German Borrower (to be wired to the German Designated Account) or such other Person entitled thereto under applicable law.
(ii)At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:
(A)	All payments in respect of US Obligations and all proceeds of Collateral securing the US Obligations received by Agent shall be applied as follows:
(1)	first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the US Obligations, until paid in full,
(2)	second, to pay any fees or premiums then due to Agent under the Loan Documents in respect of the US Obligations until paid in full,
(3)	third, to pay interest due in respect of all US Protective Advances until paid in full,
(4)	fourth, to pay the principal of all US Protective Advances until paid in full,
(5)	fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of the US Obligations, until paid in full,
(6)	sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of the US Obligations until paid in full,
(7)	seventh, to pay interest accrued in respect of the US Swing Loans until paid in full,
(8)	eighth, to pay the principal of all US Swing Loans until paid in full,
(9)	ninth, ratably, to pay interest accrued in respect of the US Revolving Loans until paid in full,
(10)	tenth, ratably
i.to pay the principal of all US Revolving Loans until paid in full,
ii.to Agent, to be held by Agent, for the benefit of US Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of US Issuing Bank, a share of each US Letter of Credit Disbursement), as cash collateral in an amount up to 103% of the US Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any US Letter of Credit Disbursement as and when such disbursement occurs and, if a US Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A)(1) hereof),
iii.ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event) of the most recently established US Bank Product Reserve to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of US Bank Product Obligations (but not in excess of the Bank Product Reserve established for the Bank Product Obligations of such Bank Product Provider), and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to US Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such US Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such US Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A)(1) hereof,
(11)	eleventh, to pay any US Obligations arising as a result of any guaranty by a US Loan Party of the Canadian Obligations (and if no amounts are due under any such guaranty, to cash collateralize the obligations under such guaranty unless the Canadian Revolver Commitments of Lenders to make Canadian Revolving Loans have terminated and the Canadian Obligations have been paid in full), to pay any US Obligations arising as a result of any guaranty by a US Loan Party of the Belgian Obligations (and if no amounts are due under any such guaranty, to cash collateralize the obligations under such guaranty unless the Belgian Revolver Commitments of Lenders to make Belgian Revolving Loans have terminated and the Belgian Obligations have been paid in full) or the German Obligations (and if no amounts are due under any such guaranty, to cash collateralize the obligations under such guaranty unless the German Revolver Commitments of Lenders to make German Revolving Loans have terminated and the German Obligations have been paid in full),
(12)	twelfth, ratably to pay any other US Obligations other than US Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of US Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers (other than Hedge Obligations), as Bank Product Collateralization (which Bank Product Collateralization may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to US Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such US Bank Product Obligations are paid or otherwise satisfied in full, the Bank Product Collateralization held by Agent in respect of such US Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A)(1) hereof),
(13)	thirteenth, ratably to pay any US Obligations owed to Defaulting Lenders; and
(14)	fourteenth, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law.

B.	All payments in respect of Canadian Obligations and all proceeds of Collateral securing the Canadian Obligations received by Agent shall be applied as follows:
(1)	first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the Canadian Obligations, until paid in full,
(2)	second, to pay any fees or premiums then due to Agent under the Loan Documents in respect of the Canadian Obligations until paid in full,
(3)	third, to pay interest due in respect of all Canadian Protective Advances until paid in full,
(4)	fourth, to pay the principal of all Canadian Protective Advances until paid in full,
(5)	fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of the Canadian Obligations, until paid in full,
(6)	sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of the Canadian Obligations until paid in full,
(7)	seventh, to pay interest accrued in respect of the Canadian Swing Loans until paid in full,
(8)	eighth, to pay principal of all Canadian Swing Loans until paid in full,
(9)	ninth, ratably, to pay interest accrued in respect of the Canadian Revolving Loans until paid in full,
(10)	tenth, ratably
i.to pay the principal of all Canadian Revolving Loans until paid in full,
ii.to Agent, to be held by Agent, for the benefit of Canadian Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Canadian Issuing Bank, a share of each Canadian Letter of Credit Disbursement), as cash collateral in an amount up to 103% of the Canadian Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Canadian Letter of Credit Disbursement as and when such disbursement occurs and, if a Canadian Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (B)(1) hereof),
iii.ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event) of the most recently established Canadian Bank Product Reserve to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Canadian Bank Product Obligations (but not in excess of the Canadian Bank Product Reserve established for the Canadian Bank Product Obligations of such Bank Product Provider), and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to

Canadian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Canadian Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Canadian Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (B)(1) hereof
(11)	eleventh, ratably to pay any other Canadian Obligations other than Canadian Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Canadian Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers (other than Hedge Providers), as Bank Product Collateralization (which Bank Product Collateralization may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Canadian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Canadian Bank Product Obligations are paid or otherwise satisfied in full, the Bank Product Collateralization held by Agent in respect of such Canadian Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (B)(1) hereof),
(12)	twelfth, ratably to pay any Canadian Obligations owed to Defaulting Lenders; and
(13)	thirteenth, to Canadian Borrower (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law.
C.	All payments in respect of Belgian Obligations and all proceeds of Collateral securing the Belgian Obligations received by Agent shall be applied as follows:
(1)	first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the Belgian Obligations, until paid in full,
(2)	second, to pay any fees or premiums then due to Agent under the Loan Documents in respect of the Belgian Obligations until paid in full,
(3)	third, to pay interest due in respect of all Belgian Protective Advances until paid in full,
(4)	fourth, to pay the principal of all Belgian Protective Advances until paid in full,
(5)	fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of the Belgian Obligations, until paid in full,
(6)	sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of the Belgian Obligations until paid in full,
(7)	seventh, to pay interest accrued in respect of the Belgian Swing Loans until paid in full,
(8)	eighth, to pay principal of all Belgian Swing Loans until paid in full,

(9)	ninth, ratably, to pay interest accrued in respect of the Belgian Revolving Loans until paid in full,
(10)	tenth, ratably
i.to pay the principal of all Belgian Revolving Loans until paid in full,
ii.to Agent, to be held by Agent, for the benefit of Belgian Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Belgian Issuing Bank, a share of each Belgian Letter of Credit Disbursement), as cash collateral in an amount up to 103% of the Belgian Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Belgian Letter of Credit Disbursement as and when such disbursement occurs and, if a Belgian Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (C)(1) hereof),
iii.ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event) of the most recently established Belgian Bank Product Reserve to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Belgian Bank Product Obligations (but not in excess of the Belgian Bank Product Reserve established for the Belgian Bank Product Obligations of such Bank Product Provider), and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Belgian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Belgian Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Belgian Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (C)(1) hereof
(11)	eleventh, ratably to pay any other Belgian Obligations other than Belgian Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Belgian Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers (other than Hedge Providers), as Bank Product Collateralization (which Bank Product Collateralization may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Belgian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Belgian Bank Product Obligations are paid or otherwise satisfied in full, the Bank Product Collateralization held by Agent in respect of such Belgian Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (C)(1) hereof),
(12)	twelfth, ratably to pay any Belgian Obligations owed to Defaulting Lenders; and
(13)	thirteenth, to Belgian Borrower (to be wired to the Belgian Designated Account) or such other Person entitled thereto under applicable law.

D.	All payments in respect of German Obligations and all proceeds of Collateral securing the German Obligations received by Agent shall be applied as follows:
(1)	first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the German Obligations, until paid in full,
(2)	second, to pay any fees or premiums then due to Agent under the Loan Documents in respect of the German Obligations until paid in full,
(3)	third, to pay interest due in respect of all German Protective Advances until paid in full,
(4)	fourth, to pay the principal of all German Protective Advances until paid in full,
(5)	fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of the German Obligations, until paid in full,
(6)	sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of the German Obligations until paid in full,
(7)	seventh, to pay interest accrued in respect of the German Swing Loans until paid in full,
(8)	eighth, to pay principal of all German Swing Loans until paid in full,
(9)	ninth, ratably, to pay interest accrued in respect of the German Revolving Loans until paid in full,
(10)	tenth, ratably
i.to pay the principal of all German Revolving Loans until paid in full,
ii.to Agent, to be held by Agent, for the benefit of German Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of German Issuing Bank, a share of each German Letter of Credit Disbursement), as cash collateral in an amount up to 103% of the German Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any German Letter of Credit Disbursement as and when such disbursement occurs and, if a German Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (D)(1) hereof),
iii.ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event) of the most recently established German Bank Product Reserve to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of German Bank Product Obligations (but not in excess of the German Bank Product Reserve established for the German Bank Product Obligations of such Bank Product Provider), and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to German Bank Product

Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such German Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such German Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (D)(1) hereof
(11)	eleventh, ratably to pay any other German Obligations other than German Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of German Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers (other than Hedge Providers), as Bank Product Collateralization (which Bank Product Collateralization may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to German Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such German Bank Product Obligations are paid or otherwise satisfied in full, the Bank Product Collateralization held by Agent in respect of such German Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (D)(1) hereof),
(12)	twelfth, ratably to pay any German Obligations owed to Defaulting Lenders; and
(13)	thirteenth, to German Borrower (to be wired to the German Designated Account) or such other Person entitled thereto under applicable law.

Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

(iii)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).
(iv)In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(v)For purposes of Section 2.4(b)(ii), "paid in full" of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(vi)In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
(vii)Payments from US Loan Parties shall be deemed to be in respect of US Obligations, payments from Canadian Loan Parties shall be deemed to be in respect of Canadian Obligations, payments from Belgian Loan Parties shall be deemed to be in respect of Belgian Obligations and payments from German Borrower shall be deemed to be in respect of German Obligations unless, so long as no Application Event has occurred and is continuing, the Borrower making the payment specifies otherwise in writing.  If payment is from proceeds of Collateral that secures US Obligations, Belgian Obligations and German Obligations, such payment shall be, so long as no Application Event has occurred and is continuing, as specified by the Borrowers or, if not so specified or if an Application Event has occurred and is continuing, as determined by Agent (and in the absence of such determination, shall be assumed to be a payment in respect of US Obligations until the US Obligations are paid in full); provided, notwithstanding anything to the contrary, proceeds from Collateral (w) that constitute assets of any US Loan Party shall be applied, first, to the Obligations of the US Loan Parties and second, to the Obligations of the other Loan Parties (other than the Canadian Obligations), (x) that constitute assets of any Canadian Loan Party shall be applied first to the Obligations of the Canadian Loan Parties and second, to Belgian Obligations and not to the Obligations of the US Loan Parties or the German Borrower, (y) that constitute assets of any Belgian Loan Party shall be applied first to the Obligations of the Belgian Loan Parties and second, to Canadian Obligations (up to the applicable Belgian Canadian Guaranty Limit) and not to the Obligations of the US Loan Parties or the German Borrower, and (z) that constitute assets of any German Borrower shall be applied solely to the Obligations of the German Borrower and not to the Obligations of the US Loan Parties, the Canadian Loan Parties or the Belgian Loan Parties.
(c)Reduction of Revolver Commitments.  The Revolver Commitments shall terminate on the Maturity Date.  US Borrowers may reduce the US Revolver Commitments to an amount (which may be zero) not less than the sum of (A) the US Revolver Usage as of such date, plus (B) the principal amount of all US Revolving Loans not yet made as to which a request has been given by US Borrowers under Section 2.3(a), plus (C) the amount of all US Letters of Credit not yet issued as to which a request has been given by US Borrowers.  Each such reduction shall be in an amount which is not less than $5,000,000 (unless the US Revolver Commitments are being reduced to zero and the amount of the US Revolver Commitments in effect immediately prior to such reduction are less than $30,000,000), shall be made by providing not less than 10 Business Days prior written notice to Agent, and shall be irrevocable.  Canadian Borrower may reduce the Canadian Revolver Commitments to an amount (which may be zero) not less than the sum of (A) the Canadian Revolver Usage as of such date, plus (B) the principal amount of all Canadian Revolving Loans not yet made as to which a request has been given by Canadian Borrower under Section 2.3(a), plus (C) the amount of all Canadian Letters of Credit not yet issued as to which a request has been given by Canadian Borrower.  Each such reduction shall be in an amount which is not less than $2,000,000 (unless the Canadian Revolver Commitments are being reduced to zero), shall be made by providing not less than 10 Business Days prior written notice to Agent, and shall be irrevocable.  Belgian Borrower may reduce the Belgian Revolver Commitments to an amount (which may be zero) not less than the sum of (A) the Belgian Revolver Usage as of such date, plus (B) the principal amount of all Belgian Revolving Loans not yet made as to which a request has been given by Belgian Borrower under Section 2.3(a), plus (C) the amount of all Belgian Letters of Credit not yet issued as to which a request has been given by Belgian Borrower.  Each such reduction shall be in an amount which is not less than €2,000,000 (unless the Belgian Revolver Commitments are being reduced to zero), shall be made by providing not less than 10 Business Days prior written notice to Agent, and shall be irrevocable.  German Borrower may reduce the German Revolver Commitments to an amount (which may be zero) not less than the sum of (A) the German Revolver Usage as of such date, plus (B) the principal amount of all German Revolving Loans not yet made as to which a request has been given by German Borrower under Section 2.3(a), plus (C) the amount of all German Letters of Credit not yet issued as to which a request has been given by German Borrower.  Each such reduction shall be in an amount which is not less than €5,000,000 (unless the German Revolver Commitments are being reduced to zero), shall be made by providing not less than 10 Business Days prior written notice to Agent, and shall be irrevocable.  Once reduced, the Revolver Commitments may not be increased.  Each such reduction of the Revolver Commitments shall reduce (x) the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof and (y) the US Maximum Revolver Amount, in the case of US Revolver Commitment reductions, the Canadian Maximum Revolver Amount in the case of Canadian Revolver Commitment reductions, the Belgian Maximum Revolver Amount in the case of Belgian Revolver Commitment reductions and the German Maximum Revolver Amount in the case of German Revolver Commitment reductions.  In connection with any reduction in the Revolver Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board.
(d)Optional Prepayments.  Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty and Agent shall apply such prepayments to the US Revolving Loans, Canadian Revolving Loans, Belgian Revolving Loans or the German Revolving Loans, as directed by the applicable Borrower in writing.
(e)Mandatory Prepayments; Borrowing Base.  If, at any time, (A) the US Revolver Usage on such date exceeds (B) the US Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then US Borrowers shall within one (1) Business Day prepay the US Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.  If, at any time, (A) the Dollar Equivalent of the Canadian Revolver Usage on such date exceeds (B) the Canadian Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Canadian Borrower shall within one (1) Business Day prepay the Canadian Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.  If, at any time, (A) the Dollar Equivalent of the Belgian Revolver Usage on such date exceeds (B) the Belgian Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Belgian Borrower shall within one (1) Business Day prepay the Belgian Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.  If, at any time, (A) the Dollar Equivalent of the German Revolver Usage on such date exceeds (B) the German Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then German Borrower shall within one (1) Business Day prepay the German Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.
(f)Application of Payments.  Each prepayment required under the first sentence of Section 2.4(e) shall, so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the US Revolving Loans until paid in full, second, to cash collateralize the US Letters of Credit in an amount equal to 103% of the then outstanding US Letter of Credit Usage and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii)(A).  Each prepayment required under the second sentence of Section 2.4(e) shall, (i) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Canadian Revolving Loans until paid in full, second, to cash collateralize the Canadian Letters of Credit in an amount equal to 103% of the then outstanding Canadian Letter of Credit Usage and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii)(B).  Each prepayment required under the third sentence of Section 2.4(e) shall, (i) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Belgian Revolving Loans until paid in full, second, to cash collateralize the Belgian Letters of Credit in an amount equal to 103% of the then outstanding Belgian Letter of Credit Usage and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii)(C).  Each prepayment required under the fourth sentence of Section 2.4(e) shall, (i) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the German Revolving Loans until paid in full, second, to cash collateralize the German Letters of Credit in an amount equal to 103% of the then outstanding German Letter of Credit Usage and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii)(D).  No prepayment under this Section 2.4(f) shall result in a permanent reduction of the US Maximum Revolver Amount, the Canadian Maximum Revolver Amount, the Belgian Maximum Revolver Amount, the German Maximum Revolver Amount or the Revolver Commitments.
2.5.Promise to Pay.  Borrowers agree to pay the Lender Group Expenses owing by such Borrowers on the earlier of (a) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred and Borrowers received written notice of such amounts or (b) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (b), but a demand shall not be deemed to be made for purposes of Section 8.1 until Borrowers have been notified of such demand or charge).  Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) owing by such Borrowers in full on the Maturity Date or, if earlier, on the date on which such Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.  Borrowers agree that their obligations contained in the first sentence of this Section 2.5 shall survive payment or satisfaction in full of all other Obligations.
2.6.Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.
(a)	Interest Rates. Except as provided in Section 2.6(c),
(i)	all US Revolving Loans and all US Obligations (except for undrawn US Letters of Credit and all US Bank Product Obligations) that have been charged to the US Loan Account pursuant to the terms hereof shall bear interest as follows:
(1)	if the relevant US Obligation is a Non-Base Rate Loan, at a per annum rate equal to the Adjusted Term SOFR plus the Non-Base Rate Margin, and
(2)	otherwise, at a per annum rate equal to the US Base Rate plus the Base Rate Margin; and

(ii)	all Canadian Revolving Loans and all Canadian Obligations (except for undrawn Canadian Letters of Credit and all Canadian Bank Product Obligations) that have been charged to the Canadian Loan Account pursuant to the terms hereof shall bear interest as follows:
(1)	if the relevant Canadian Obligation is a Non-Base Rate Loan denominated in Dollars, at a per annum rate equal to the Adjusted Term SOFR plus the Non-Base Rate Margin,

(2)	if the relevant Canadian Obligation is a Non-Base Rate Loan denominated in Canadian Dollars, at a per annum rate equal to the ~~<Canadian CDOR Rate>~~Adjusted Term CORRA plus the Non-Base Rate Margin, and
(3)	otherwise if the relevant Canadian Obligation is denominated in Canadian Dollars, at a per annum rate equal to the Canadian Base Rate plus the Base Rate Margin and, if the relevant Canadian Obligation is denominated in Dollars, at a per annum rate equal to the US Base Rate plus the Base Rate Margin.

(iii)	all Belgian Revolving Loans and all Belgian Obligations (except for undrawn Belgian Letters of Credit and all Belgian Bank Product Obligations) that have been charged to the Belgian Loan Account pursuant to the terms hereof shall bear interest as follows:
(1)	if the relevant Belgian Obligation is a Non-Base Rate Loan at a rate per annum equal to EURIBOR plus the Non-Base Rate Margin, and
(2)	otherwise, at a rate per annum rate equal to the EUR Base Rate plus the Non-Base Rate Margin.

(iv)	all German Revolving Loans and all German Obligations (except for undrawn German Letters of Credit and all German Bank Product Obligations) that have been charged to the German Loan Account pursuant to the terms hereof shall bear interest as follows:
(1)	at a rate per annum equal to EURIBOR plus the Non-Base Rate Margin, and
(2)	otherwise, at a rate per annum rate equal to the EUR Base Rate plus the Non-Base Rate Margin.

(b)	Letter of Credit Fee. US Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders with a US Revolver Commitment), a Letter of Credit fee (the "US Letter of Credit Fee") (which fee shall be in addition to the fees, charges, commissions, and costs set forth in Section 2.11A(j)) that shall accrue at a per annum rate equal to the Non-Base Rate Margin times the undrawn amount of all outstanding US Letters of Credit. Canadian Borrower shall pay Agent (for the ratable benefit of the Revolving Lenders with a Canadian Revolver Commitment), a Letter of Credit fee (the "Canadian Letter of Credit Fee") (which fee shall be in addition to the fees, charges, commissions, and costs set forth in Section 2.11B(j)) that shall accrue at a per annum rate equal to the Non-Base Rate Margin times the undrawn amount of all outstanding Canadian Letters of Credit. Belgian Borrower shall pay Agent (for the ratable benefit of the Revolving Lenders with a Belgian Revolver Commitment), a Letter of Credit fee (the "Belgian Letter of Credit Fee") (which fee shall be in addition to the fees, charges, commissions, and costs set forth in Section 2.11C(j)) that shall accrue at a per annum rate equal to the Non-Base Rate Margin times the undrawn amount of all outstanding Belgian Letters of Credit. German Borrower shall pay Agent (for the ratable benefit of the Revolving Lenders with a German Revolver Commitment), a Letter of Credit fee (the "German Letter of Credit Fee") (which fee shall be in addition to the fees, charges, commissions, and costs set forth in Section 2.11D(j)) that shall accrue at a per annum rate equal to the Non-Base Rate Margin times the undrawn amount of all outstanding German Letters of Credit.
(c)	Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of Agent or the Required Lenders,
(i)	all Revolving Loans and all Obligations (except for undrawn Letters of Credit and Bank Product Obligations) that have been charged to the applicable Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder, and
(ii)	the applicable Letter of Credit Fee shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.
(d)	Payment.
(i)Except to the extent provided to the contrary in Section 2.10, Section 2.11A(k), Section 2.11B(k), Section 2.11C(k), Section 2.11D(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11A(k), Section 2.11B(k), Section 2.11C(k), and Section 2.11D(k)  shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on (x) with respect to Lender Group Expenses outstanding as of the Closing Date, the Closing Date, and (y) otherwise, the earlier of (A) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (B) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)).
(ii)US Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the US Loan Account (A) on the first day of each month, all interest accrued during the prior month on the US Revolving Loans hereunder, (B) on the first Business Day of each month, all US Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the US Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable by US Borrowers hereunder or under any of the other Loan Documents, (F) on the Closing Date and thereafter as and when incurred or accrued, all other Lender Group Expenses payable by US Borrowers, and (G) as and when due and payable by US Borrowers all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products).  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable by US Borrowers hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the US Loan Account shall thereupon constitute US Revolving Loans hereunder, shall constitute US Obligations hereunder, and shall initially accrue interest at the rate then applicable to US Revolving Loans that are Base Rate Loans (unless and until converted into Non-Base Rate Loans in accordance with the terms of this Agreement).
(iii)Canadian Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Canadian Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Canadian Revolving Loans hereunder, (B) on the first Business Day of each month, all Canadian Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the Canadian Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable by Canadian Borrowers hereunder or under any of the other Loan Documents, (F) on the Closing Date and thereafter as and when incurred or accrued, all other Lender Group Expenses payable by Canadian Borrowers, and (G) as and when due and payable by Canadian Borrowers all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products).  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable by Canadian Borrowers hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Canadian Loan Account shall thereupon constitute Canadian Revolving Loans hereunder, shall constitute Canadian Obligations hereunder, and shall initially accrue interest at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans (unless and until converted into Non-Base Rate Loans in accordance with the terms of this Agreement).
(iv)Belgian Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Belgian Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Belgian Revolving Loans hereunder, (B) on the first Business Day of each month, all Belgian Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the Belgian Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable by Belgian Borrowers hereunder or under any of the other Loan Documents, (F) on the Closing Date and thereafter as and when incurred or accrued, all other Lender Group Expenses payable by Belgian Borrowers, and (G) as and when due and payable by Belgian Borrowers all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products).  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable by Belgian Borrowers hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Belgian Loan Account shall thereupon constitute Belgian Revolving Loans hereunder, shall constitute Belgian Obligations hereunder, and shall initially accrue interest at the rate then applicable to Belgian Revolving Loans that are Base Rate Loans (unless and until converted into Non-Base Rate Loans in accordance with the terms of this Agreement).
(v)German Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the German Loan Account (A) on the first day of each month, all interest accrued during the prior month on the German Revolving Loans hereunder, (B) on the first Business Day of each month, all German Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the German Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable by German Borrowers hereunder or under any of the other Loan Documents, (F) on the Closing Date and thereafter as and when incurred or accrued, all other Lender Group Expenses payable by German Borrowers, and (G) as and when due and payable by German Borrowers all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products).  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable by German Borrowers hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the German Loan Account shall thereupon constitute German Revolving Loans hereunder, shall constitute German Obligations hereunder, and shall initially accrue interest at the rate then applicable to German Revolving Loans that are Base Rate Loans (unless and until converted into Non-Base Rate Loans in accordance with the terms of this Agreement).
(e)	Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue, other than for Base Rate Loans which shall be calculated on the basis of 365 or 366 day year, as applicable, and actual days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
(f)	Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the applicable Obligations to the extent of such excess.
(g)	Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.7.Crediting Payments.  The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds in the Applicable Currency made to Agent's Applicable Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent's Applicable Account on a Business Day on or before 1:30 p.m.  If any payment item is received into Agent's Applicable Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
2.8.Designated Account.  Agent is authorized to make the Revolving Loans and each Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  US Borrowers agree to establish and maintain the US Designated Account with the US Designated Account Bank for the purpose of receiving the proceeds of the US Revolving Loans requested by US Borrowers and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and US Borrowers, any US Revolving Loan requested by US Borrowers and made by Agent or the Lenders hereunder shall be made to the US Designated Account.  Canadian Borrower agrees to establish and maintain the Canadian Designated Account with the Canadian Designated Account Bank for the purpose of receiving the proceeds of the Canadian Revolving Loans requested by Canadian Borrower and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and Canadian Borrower, any Canadian Revolving Loan requested by Canadian Borrower and made by Agent or the Lenders hereunder shall be made to the Canadian Designated Account.  Belgian Borrower agrees to establish and maintain the Belgian Designated Account with the Belgian Designated Account Bank for the purpose of receiving the proceeds of the Belgian Revolving Loans requested by Belgian Borrower and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and Belgian Borrower, any Belgian Revolving Loan requested by Belgian Borrower and made by Agent or the Lenders hereunder shall be made to the Belgian Designated Account.  German Borrower agrees to establish and maintain the German Designated Account with the German Designated Account Bank for the purpose of receiving the proceeds of the German Revolving Loans requested by German Borrower and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and German Borrower, any German Revolving Loan requested by German Borrower and made by Agent or the Lenders hereunder shall be made to the German Designated Account.

2.9.Maintenance of Loan Account; Statements of Obligations.  Agent shall maintain an account on its books in the name of US Borrowers (the "US Loan Account") on which US Borrowers will be charged, all US Revolving Loans (including US Extraordinary Advances and US Swing Loans) made by Agent, US Swing Lender, or the Lenders to US Borrowers or for US Borrowers' account, the US Letters of Credit issued or arranged by US Issuing Bank for US Borrowers' account that are payment (and not contingent) Obligations, and with all other payment US Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses with respect thereto.  In accordance with Section 2.7, the US Loan Account will be credited with all payments received by Agent from US Borrowers or for US Borrowers' account.  Agent shall maintain an account on its books in the name of Canadian Borrower (the "Canadian Loan Account") on which Canadian Borrower will be charged, all Canadian Revolving Loans (including Canadian Extraordinary Advances and Canadian Swing Loans) made by Agent, Canadian Swing Lender or the Lenders to Canadian Borrower or for Canadian Borrower's account, the Canadian Letters of Credit issued or arranged by Canadian Issuing Bank or Canadian Underlying Issuer for Canadian Borrower's account that are payment (and not contingent) Obligations, and with all other Canadian Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses with respect thereto.  In accordance with Section 2.7, the Canadian Loan Account will be credited with all payments received by Agent from Canadian Borrower or for Canadian Borrower's account.  Agent shall maintain an account on its books in the name of Belgian Borrower (the "Belgian Loan Account") on which Belgian Borrower will be charged, all Belgian Revolving Loans (including Belgian Extraordinary Advances and Belgian Swing Loans) made by Agent, Belgian Swing Lender or the Lenders to Belgian Borrower or for Belgian Borrower's account, the Belgian Letters of Credit issued or arranged by Belgian Issuing Bank for Belgian Borrower's account that are payment (and not contingent) Obligations, and with all other Belgian Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses with respect thereto.  In accordance with Section 2.7, the Belgian Loan Account will be credited with all payments received by Agent from Belgian Borrower or for Belgian Borrower's account.  Agent shall maintain an account on its books in the name of German Borrower (the "German Loan Account") on which German Borrower will be charged, all German Revolving Loans (including German Extraordinary Advances and German Swing Loans) made by Agent, German Swing Lender or the Lenders to German Borrower or for German Borrower's account, the German Letters of Credit issued or arranged by German Issuing Bank for German Borrower's account that are payment (and not contingent) Obligations, and with all other German Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses with respect thereto.  In accordance with Section 2.7, the German Loan Account will be credited with all payments received by Agent from German Borrower or for German Borrower's account.  Agent shall make available to Borrowers monthly statements regarding the Loan Accounts, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a detailed itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 60 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.  Agent shall also make available to Borrowers daily on-line access to the Loan Accounts and shall update the Loan Accounts on a daily basis.

2.10.Fees.
(a)Agent Fees.  US Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
(b)Unused Line Fees.  Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full, unused line fees (the "Unused Line Fees") in the following amounts:  (i) Canadian Borrower shall pay to Agent, for the ratable account of the Revolving Lenders that hold Canadian Revolver Commitments, an Unused Line Fee (the ~~<“>~~"Canadian Unused Line Fee~~<”>~~") in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (x) the aggregate amount of the Canadian Revolver Commitments, less (y) the average amount of Canadian Revolver Usage during the immediately preceding month (or portion thereof); (ii) Belgian Borrower shall pay to Agent, for the ratable account of the Revolving Lenders that hold Belgian Revolver Commitments, an Unused Line Fee (the ~~<“>~~"Belgian Unused Line Fee~~<”>~~") in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (x) the aggregate amount of the Belgian Revolver Commitments, less (y) the average amount of Belgian Revolver Usage during the immediately preceding month (or portion thereof); (iii) German Borrower shall pay to Agent, for the ratable account of the Revolving Lenders that hold German Revolver Commitments, an Unused Line Fee (the ~~<“>~~"German Unused Line Fee~~<”>~~") in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (x) the aggregate amount of the German Revolver Commitments, less (y) the average amount of German Revolver Usage during the immediately preceding month (or portion thereof); and (iv) US Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, and Unused Lien Fee (the ~~<“>~~"US Unused Line Fee~~<”>~~") in an amount equal to the result of (A) the Applicable Unused Line Fee Percentage per annum times the result of (x) the aggregate amount of the Revolver Commitments less (y) the average amount of US Revolver Usage and Dollar Equivalent of the Canadian Revolver Usage, Belgian Revolver Usage and German Revolver Usage during the immediately preceding month (or portion thereof) less (B) the sum of the Canadian Unused Line Fee, Belgian Unused Line Fee and German Unused Line fee for such immediately preceding month (or portion thereof).  For the avoidance of doubt, (1) the Canadian Borrower shall be responsible for payment of the Canadian Unused Line Fee but shall have no obligation to pay the German Unused Line Fee or US Unused Line Fee, (2) the Belgian Borrower shall be responsible for payment of the Belgian Unused Line Fee but shall have no obligation to pay the German Unused Line Fee or US Unused Line Fee, (3) the German Borrower shall be responsible for payment of the German Unused Line Fee but shall have no obligation to pay the Canadian Unused Line Fee, Belgian Unused Line Fee or US Unused Line Fee, and (4) the US Borrowers shall be responsible for payment of the US Unused Line Fee and any portion of the Belgian Unused Line Fee and German Unused Line Fee not paid by the Belgian Borrower or German Borrower, respectively, but shall have no obligation to pay the Canadian Unused Line Fee.
(c)Field Examination and Other Fees.  Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) ~~<a fee>~~the per diem charge of $~~<1,000 per day,>~~1,400 per examiner, plus ~~<reasonable >~~out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Subsidiaries performed by or on behalf of Agent, and (ii) the reasonable fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof or to assess any Loan Parties' business valuation; provided, that so long as no Event of Default shall have occurred and be continuing, during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than 1 field examination in such calendar year (increasing to 2 field examinations if a Weekly Reporting Event has occurred during such calendar year), and 1 inventory appraisal in such calendar year (increasing to 2 inventory appraisals if a Weekly Reporting Event has occurred during such calendar year), in each case, except for field examinations and appraisals conducted in connection with a proposed Permitted Acquisition (whether or not consummated).  The foregoing notwithstanding, (x) the Canadian Loan Parties shall not be obligated to reimburse the Agent or any Lender for any fees, costs or charges attributable to any field examination, audit, appraisal or other examination of any US Loan Party or German Borrower, (y) the Belgian Loan Parties shall not be obligated to reimburse the Agent or any Lender for any fees, costs or charges attributable to any field examination, audit, appraisal or other examination of any US Loan Party or German Borrower, and (z) German Borrower shall not be obligated to reimburse the Agent or any Lender for any fees, costs or charges attributable to any field examination, audit, appraisal or other examination of any US Loan Party, Canadian Loan Party or Belgian Loan Party.

2.11A.US Letters of Credit.

(a)Subject to the terms and conditions of this Agreement, upon the request of US Borrowers made in accordance herewith, and prior to the Maturity Date, US Issuing Bank agrees to issue a requested standby US Letter of Credit or a sight commercial US Letter of Credit for the account of US Borrowers.  By submitting a request to US Issuing Bank for the issuance of a US Letter of Credit, US Borrowers shall be deemed to have requested that US Issuing Bank issue the requested US Letter of Credit.  Each request for the issuance of a US Letter of Credit, or the amendment or extension of any outstanding US Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and US Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and US Issuing Bank and reasonably in advance of the requested date of issuance, amendment or extension, and (iii) subject to US Issuing Bank's authentication procedures with results satisfactory to US Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to Agent and US Issuing Bank and (i) shall specify (A) the amount of such US Letter of Credit, (B) the date of issuance, amendment or extension of such US Letter of Credit, (C) the proposed expiration date of such US Letter of Credit, (D) the name and address of the beneficiary of the US Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the US Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend or extend such US Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or US Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that US Issuing Bank generally requests for Letters of Credit in similar circumstances.  US Issuing Bank's records of the content of any such request will be conclusive.  Anything contained herein to the contrary notwithstanding, US Issuing Bank may, but shall not be obligated to, issue a US Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such US Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such US Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.  Notwithstanding anything herein to the contrary, US Issuing Bank shall not have any obligation hereunder to issue, amend or extend any US Letter of Credit, and any issuance, amendment or extension of any US Letter of Credit by US Issuing Bank shall be in its sole discretion.
(b)US Issuing Bank shall have no obligation to issue a US Letter of Credit if any of the following would result after giving effect to the requested issuance:
(i)the US Letter of Credit Usage would exceed the US Letter of Credit Sublimit, or

(ii)the US Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of the sum of US Revolving Loans (including US Swing Loans), the Dollar Equivalent of Canadian Revolver Usage, the Dollar Equivalent of Belgian Revolver Usage and the Dollar Equivalent of German Revolver Usage, or
(iii)the US Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the US Revolving Loans (inclusive of Swing Loans) and the Dollar Equivalent of Belgian US Availability Usage at such time.
(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a US Letter of Credit, US Issuing Bank shall not be required to issue or arrange for such US Letter of Credit to the extent (i) the Defaulting Lender's US Letter of Credit Exposure with respect to such US Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) US Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and US Borrowers to eliminate US Issuing Bank's risk with respect to the participation in such US Letter of Credit of the Defaulting Lender, which arrangements may include US Borrowers cash collateralizing such Defaulting Lender's US Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, US Issuing Bank shall have no obligation to issue or extend a US Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain US Issuing Bank from issuing such US Letter of Credit, or any law applicable to US Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over US Issuing Bank shall prohibit or request that US Issuing Bank refrain from the issuance of letters of credit generally or such US Letter of Credit in particular, (B) the issuance of such US Letter of Credit would violate one or more policies of US Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any US Letter of Credit will not or may not be in United States Dollars.
(d)Any US Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such US Issuing Bank issues any US Letter of Credit.  In addition, each US Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each US Letter of Credit issued by such US Issuing Bank during the prior calendar week.  Each US Letter of Credit shall be in form and substance reasonably acceptable to US Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars.  If US Issuing Bank makes a payment under a US Letter of Credit, US Borrowers shall pay to Agent an amount equal to the applicable US Letter of Credit Disbursement on the Business Day such US Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the US Letter of Credit Disbursement immediately and automatically shall be deemed to be a US Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to US Revolving Loans that are Base Rate Loans. If a US Letter of Credit Disbursement is deemed to be a US Revolving Loan hereunder, US Borrowers' obligation to pay the amount of such US Letter of Credit Disbursement to US Issuing Bank shall be automatically converted into an obligation to pay the resulting US Revolving Loan.  Promptly following receipt by Agent of any payment from US Borrowers pursuant to this paragraph, Agent shall distribute such payment to US Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11A(e) to reimburse US Issuing Bank, then to such Revolving Lenders and US Issuing Bank as their interests may appear.
(e)Promptly following receipt of a notice of a US Letter of Credit Disbursement pursuant to Section 2.11A(d), each Revolving Lender agrees to fund its Pro Rata Share of any US Revolving Loan deemed made pursuant to Section 2.11A(d) on the same terms and conditions as if US Borrowers had requested the amount thereof as a US Revolving Loan and Agent shall promptly pay to US Issuing Bank the amounts so received by it from the Revolving Lenders.  By the issuance of a US Letter of Credit (or an amendment or extension of a US Letter of Credit) and without any further action on the part of US Issuing Bank or the Revolving Lenders, US Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each US Letter of Credit issued by US Issuing Bank, in an amount equal to its Pro Rata Share of such US Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of US Issuing Bank, such Revolving Lender's Pro Rata Share of any US Letter of Credit Disbursement made by US Issuing Bank under the applicable US Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of US Issuing Bank, such Revolving Lender's Pro Rata Share of each US Letter of Credit Disbursement made by US Issuing Bank and not reimbursed by US Borrowers on the date due as provided in Section 2.11A(d), or of any reimbursement payment that is required to be refunded (or that Agent or US Issuing Bank elects, based upon the advice of counsel, to refund) to US Borrowers for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of US Issuing Bank, an amount equal to its respective Pro Rata Share of each US Letter of Credit Disbursement pursuant to this Section 2.11A(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender's Pro Rata Share of a US Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of US Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)Each US Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including US Issuing Bank and its branches, Affiliates, and correspondents) and each such Person's respective directors, officers, employees, attorneys and agents (each, including US Issuing Bank, a "US Letter of Credit Related Person") (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such US Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the "US Letter of Credit Indemnified Costs"), and which arise out of or in connection with, or as a result of:
(i)any US Letter of Credit or any pre-advice of its issuance;

(ii)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such US Letter of Credit Related Person in connection with any US Letter of Credit;
(iii)any action or proceeding arising out of, or in connection with, any US Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any US Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any US Letter of Credit;
(iv)any independent undertakings issued by the beneficiary of any US Letter of Credit;
(v)any unauthorized instruction or request made to US Issuing Bank in connection with any US Letter of Credit or requested US Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;
(vi)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of US Letter of Credit proceeds or holder of an instrument or document;
(viii)the fraud, forgery or illegal action of parties other than the US Letter of Credit Related Person;
(ix)any prohibition on payment or delay in payment of any amount payable by US Issuing Bank to a beneficiary or transferee beneficiary of a US Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;
(x)US Issuing Bank's performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
(xi)any foreign language translation provided to US Issuing Bank in connection with any US Letter of Credit;
(xii)any foreign law or usage as it relates to US Issuing Bank's issuance of a US Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related US Letter of Credit expiration date and any resulting drawing paid by US Issuing Bank in connection therewith; or
(xiii)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the US Letter of Credit Related Person;

provided, that such indemnity shall not be available to any US Letter of Credit Related Person claiming indemnification under clauses (i) through (xiii) above to the extent that such US Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the US Letter of Credit Related Person claiming indemnity.  US Borrowers hereby agree to pay the US Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11A(f).  If and to the extent that the obligations of US Borrowers under this Section 2.11A(f) are unenforceable for any reason, US Borrowers agree to make the maximum contribution to the US Letter of Credit Indemnified Costs permissible under applicable law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)The liability of US Issuing Bank (or any other US Letter of Credit Related Person) under, in connection with or arising out of any US Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by US Borrowers that are caused directly by US Issuing Bank's gross negligence or willful misconduct in (i) honoring a presentation under a US Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such US Letter of Credit, (ii) failing to honor a presentation under a US Letter of Credit that strictly complies with the terms and conditions of such US Letter of Credit, or (iii) retaining Drawing Documents presented under a US Letter of Credit.  US Borrowers' aggregate remedies against US Issuing Bank and any US Letter of Credit Related Person for wrongfully honoring a presentation under any US Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by US Borrowers to US Issuing Bank in respect of the honored presentation in connection with such US Letter of Credit under Section 2.11A(d), plus interest at the rate then applicable to US Revolving Loans that are Base Rate Loans hereunder.  US Borrowers shall take action to avoid and mitigate the amount of any damages claimed against US Issuing Bank or any other US Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by US Borrowers under or in connection with any US Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by US Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had US Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing US Issuing Bank to effect a cure.
(h)US Borrowers are responsible for the final text of the US Letter of Credit as issued by US Issuing Bank, irrespective of any assistance US Issuing Bank may provide such as drafting or recommending text or by US Issuing Bank's use or refusal to use text submitted by US Borrowers. US Borrowers understand that the final form of any US Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by US Issuing Bank, and US Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. US Borrowers are solely responsible for the suitability of the US Letter of Credit for US Borrowers' purposes.  If US Borrowers request US Issuing Bank to issue a US Letter of Credit for an affiliated or unaffiliated third party (an "Account Party"), (i) such Account Party shall have no rights against US Issuing Bank; (ii) US Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective US Letter of Credit shall be among US Issuing Bank and US Borrowers.  US Borrowers will examine the copy of the US Letter of

Credit and any other documents sent by US Issuing Bank in connection therewith and shall promptly notify US Issuing Bank (not later than three (3) Business Days following US Borrowers' receipt of documents from US Issuing Bank) of any non-compliance with US Borrowers' instructions and of any discrepancy in any document under any presentment or other irregularity.  US Borrowers understand and agree that US Issuing Bank is not required to extend the expiration date of any US Letter of Credit for any reason. With respect to any US Letter of Credit containing an "automatic amendment" to extend the expiration date of such US Letter of Credit, US Issuing Bank, in its sole and absolute discretion, may give notice of non-extension of such US Letter of Credit and, if US Borrowers do not at any time want the then current expiration date of such US Letter of Credit to be extended, US Borrowers will so notify Agent and US Issuing Bank at least 30 calendar days before US Issuing Bank is required to notify the beneficiary of such US Letter of Credit or any advising bank of such non-extension pursuant to the terms of such US Letter of Credit.
(i)US Borrowers' reimbursement and payment obligations under this Section 2.11A are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(i)any lack of validity, enforceability or legal effect of any US Letter of Credit, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;
(ii)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable US Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such US Letter of Credit;
(iii)US Issuing Bank or any of its branches or Affiliates being the beneficiary of any US Letter of Credit;
(iv)US Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any US Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the US Letter of Credit;
(v)the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, US Issuing Bank or any other Person;
(vi)US Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a US Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at US Issuing Bank's counters or are different from the electronic presentation;
(vii)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11A(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any US Borrower's or any of its Subsidiaries' reimbursement and other payment obligations and liabilities, arising under, or in connection with, any US Letter of Credit, whether against US Issuing Bank, the beneficiary or any other Person; or
(viii)the fact that any Default or Event of Default shall have occurred and be continuing;

provided, that subject to Section 2.11A(g) above, the foregoing shall not release US Issuing Bank from such liability to US Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against US Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of US Borrowers to US Issuing Bank arising under, or in connection with, this Section 2.11A or any US Letter of Credit.

(j)Without limiting any other provision of this Agreement, US Issuing Bank and each other US Letter of Credit Related Person (if applicable) shall not be responsible to US Borrowers for, and US Issuing Bank's rights and remedies against US Borrowers and the obligation of US Borrowers to reimburse US Issuing Bank for each drawing under each US Letter of Credit shall not be impaired by:
(i)honor of a presentation under any US Letter of Credit that on its face substantially complies with the terms and conditions of such US Letter of Credit, even if the US Letter of Credit requires strict compliance by the beneficiary;
(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)acceptance as a draft of any written or electronic demand or request for payment under a US Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the US Letter of Credit;
(iv)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than US Issuing Bank's determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the US Letter of Credit);
(v)acting upon any instruction or request relative to a US Letter of Credit or requested US Letter of Credit that US Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any US Borrower;

(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any US Borrower or any of the parties to the underlying transaction to which the US Letter of Credit relates;
(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a US Letter of Credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)payment to any presenting bank (designated or permitted by the terms of the applicable US Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard US Letter of Credit Practice applicable to it;
(x)acting or failing to act as required or permitted under Standard US Letter of Credit Practice applicable to where US Issuing Bank has issued, confirmed, advised or negotiated such US Letter of Credit, as the case may be;
(xi)honor of a presentation after the expiration date of any US Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by US Issuing Bank if subsequently US Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)honor of a presentation that is subsequently determined by US Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)US Borrowers shall pay immediately upon demand to Agent for the account of US Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11A(k)):  (i) a fronting fee which shall be imposed by US Issuing Bank equal to .125% per annum times the average amount of the US Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, US Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any US Letter of Credit and upon the occurrence of any other activity with respect to any US Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations).
(l)If by reason of (x) any Change in Law, or (y) compliance by US Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any US Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
(ii)there shall be imposed on US Issuing Bank or any other member of the Lender Group any other condition regarding any US Letter of Credit, Loans, or obligations to make Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to US Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any US Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify US Borrowers, and US Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate US Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to US Revolving Loans that are Base Rate Loans thereunder; provided, that (A) US Borrowers shall not be required to provide any compensation pursuant to this Section 2.11A(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to US Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.11A(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)Each standby US Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such US Letter of Credit; provided, that any standby US Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any US Letter of Credit which extends beyond the Maturity Date, US Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date.  Each commercial US Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial US Letter of Credit and (ii) five Business Days prior to the Maturity Date.
(n)If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with US Letter of Credit Exposure representing greater than 50% of the total Letter Credit Exposure) demanding US Letter of Credit Collateralization pursuant to this Section 2.11A(n) upon such demand, US Borrowers shall provide US Letter of Credit Collateralization with respect to the then existing US Letter of Credit Usage.  If US Borrowers fail to provide US Letter of Credit Collateralization as required by this Section 2.11A(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as US Revolving Loans the amount of the cash collateral required pursuant to the US Letter of Credit Collateralization provision so that the then existing US Letter of Credit Usage is cash collateralized in accordance with the US Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).
(o)Unless otherwise expressly agreed by US Issuing Bank and US Borrowers when a US Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby US Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial US Letter of Credit.
(p)US Issuing Bank shall be deemed to have acted with due diligence and reasonable care if US Issuing Bank's conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(q)In the event of a direct conflict between the provisions of this Section 2.11A and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11A shall control and govern.
(r)The provisions of this Section 2.11A shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(s)At US Borrowers' costs and expense, US Borrowers shall execute and deliver to US Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by US Issuing Bank to enable US Issuing Bank to issue any US Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce US Issuing Banks' rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  Each US Borrower irrevocably appoints US Issuing Bank as its attorney-in-fact and authorizes US Issuing Bank, without notice to US Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the US Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any US Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.

2.11B.Canadian Letters of Credit.

(a)Subject to the terms and conditions of this Agreement, upon the request of Canadian Borrower made in accordance herewith, and prior to the Maturity Date, Canadian Issuing Bank agrees to issue or to cause a Canadian Underlying Issuer (as Canadian Issuing Bank’s Agent) a requested standby Canadian Letter of Credit or a sight commercial Canadian Letter of Credit for the account of Canadian Borrower.  If Canadian Issuing Bank, at its option, elects to cause a Canadian Underlying Issuer to issue a requested Canadian Letter of Credit, then Canadian Issuing Bank agrees that it will enter into arrangements relative to the reimbursement of such Canadian Underlying Issuer (which may include, among other means, by becoming an applicant with respect to such Canadian Letter of Credit or entering into undertakings or other arrangements that provide for reimbursement of such Canadian Underlying Issuer with respect to drawings under such

Canadian Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a ~~<“>~~"Canadian Reimbursement Undertaking~~<”>~~") with respect to Letters of Credit issued by such Canadian Underlying Issuer. By submitting a request to Canadian Issuing Bank for the issuance of a Canadian Letter of Credit, Canadian Borrower shall be deemed to have requested that Canadian Issuing Bank issue or cause to be issued the requested Canadian Letter of Credit (and, in such case, to have requested the Canadian Issuing Bank to issue a Canadian Reimbursement Undertaking with respect to such requested Canadian Letter of Credit). Canadian Borrowers acknowledge and agree that Canadian Borrowers are and shall be deemed to be applicants with respect to each Canadian Underlying Letter of Credit..  Each request for the issuance of a Canadian Letter of Credit, or the amendment or extension of any outstanding Canadian Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Canadian Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Canadian Issuing Bank and reasonably in advance of the requested date of issuance, amendment or extension, and (iii) subject to Canadian Issuing Bank's authentication procedures with results satisfactory to Canadian Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to Agent and Canadian Issuing Bank and (i) shall specify (A) the amount of such Canadian Letter of Credit and whether to be issued in Dollars or Canadian Dollars, (B) the date of issuance, amendment or extension of such Canadian Letter of Credit, (C) the proposed expiration date of such Canadian Letter of Credit, (D) the name and address of the beneficiary of the Canadian Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the Canadian Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend or extend such Canadian Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Canadian Issuing Bank or Canadian Underlying Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Canadian Issuing Bank or Canadian Underlying Issuer generally requests for Letters of Credit in similar circumstances.  Canadian Issuing Bank's records of the content of any such request will be conclusive.   Anything contained herein to the contrary notwithstanding, Canadian Issuing Bank may, but shall not be obligated to, issue a Canadian Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such Canadian Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such Canadian Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.  Notwithstanding anything herein to the contrary, Canadian Issuing Bank shall not have any obligation hereunder to issue, amend or extend any Canadian Letter of Credit or Canadian Reimbursement Undertaking, and any issuance, amendment or extension of any Canadian Letter of Credit or Canadian Reimbursement Undertaking by Canadian Issuing Bank shall be in its sole discretion.
(b)Canadian Issuing Bank shall have no obligation to issue a Canadian Letter of Credit or to issue a Canadian Reimbursement Undertaking if any of the following would result after giving effect to the requested issuance:
(i)the Canadian Letter of Credit Usage would exceed the Canadian Letter of Credit Sublimit, or

(ii)the Canadian Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of the sum of Canadian Revolving Loans (including Canadian Swing Loans), the Dollar Equivalent of US Revolver Usage, the Dollar Equivalent of Belgian Revolver Usage and the Dollar Equivalent of German Revolver Usage, or
(iii)the Canadian Letter of Credit Usage would exceed the Canadian Borrowing Base at such time less the outstanding principal balance of the Canadian Revolving Loans (inclusive of Swing Loans) at such time and the Dollar Equivalent of Belgian Canadian Availability Usage at such time.
(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a Canadian Letter of Credit, Canadian Issuing Bank shall not be required to issue or arrange for such Canadian Letter of Credit or Canadian Reimbursement Undertaking to the extent (i) the Defaulting Lender's Canadian Letter of Credit Exposure with respect to such Canadian Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Canadian Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Canadian Borrower to eliminate Canadian Issuing Bank's risk with respect to the participation in such Canadian Letter of Credit or Canadian Reimbursement Undertaking of the Defaulting Lender, which arrangements may include Canadian Borrower cash collateralizing such Defaulting Lender's Canadian Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, Canadian Issuing Bank shall have no obligation to issue or extend a Canadian Letter of Credit or Canadian Reimbursement Undertaking if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Canadian Issuing Bank or Canadian Underlying Issuer from issuing such Canadian Letter of Credit or Canadian Reimbursement Undertaking, or any law applicable to Canadian Issuing Bank or Canadian Reimbursement Undertaking or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Canadian Issuing Bank or Canadian Underlying Issuer shall prohibit or request that Canadian Issuing Bank or Canadian Underlying Issuer refrain from the issuance of letters of credit or reimbursement undertakings generally or such Canadian Letter of Credit or Canadian Reimbursement Undertaking in particular, (B) the issuance of such Canadian Letter of Credit or Canadian Reimbursement Undertaking would violate one or more policies of Canadian Issuing Bank or Canadian Underlying Issuer applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Canadian Letter of Credit will not or may not be in Canadian Dollars.
(d)Any Canadian Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Canadian Issuing Bank issues any Canadian Letter of Credit or Canadian Reimbursement Undertaking.  In addition, each Canadian Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Canadian Letter of Credit or Canadian Reimbursement Undertaking issued by such Canadian Issuing Bank during the prior calendar week.  Each Canadian Letter of Credit shall be in form and substance reasonably acceptable to Canadian Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars or Canadian Dollars, as applicable.  If Canadian Issuing Bank makes a payment under a Canadian Letter of Credit, Canadian Borrower shall pay to Agent an amount equal to the applicable Canadian Letter of Credit Disbursement on the Business Day such Canadian Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Canadian Letter of Credit Disbursement immediately and automatically shall be deemed to be a Canadian Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans. If a Canadian Letter of Credit Disbursement is deemed to be a Canadian Revolving Loan hereunder, Canadian Borrower's obligation to pay the amount of such Canadian Letter of Credit Disbursement to Canadian Issuing Bank shall be automatically converted into an obligation to pay the resulting Canadian Revolving Loan.  Promptly following receipt by Agent of any payment from Canadian Borrower pursuant to this paragraph, Agent shall distribute such payment to Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11B(e) to reimburse Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, then to such Revolving Lenders and Canadian Issuing Bank or Canadian Underlying Issuer as their interests may appear.
(e)Promptly following receipt of a notice of a Canadian Letter of Credit Disbursement pursuant to Section 2.11B(d), each Revolving Lender agrees to fund its Pro Rata Share of any Canadian Revolving Loan deemed made pursuant to Section 2.11B(d) on the same terms and conditions as if Canadian Borrower had requested the amount thereof as a Canadian Revolving Loan and Agent shall promptly pay to Canadian Issuing Bank the amounts so received by it from the Revolving Lenders.  By the issuance of a Canadian Letter of Credit (or an amendment or extension of a Canadian Letter of Credit) and without any further action on the part of Canadian Issuing Bank or the Revolving Lenders, Canadian Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Canadian Letter of Credit or Canadian Reimbursement Undertaking issued by Canadian Issuing Bank, in an amount equal to its Pro Rata Share of such Canadian Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Canadian Issuing Bank, such Revolving Lender's Pro Rata Share of any Canadian Letter of Credit Disbursement made by Canadian Issuing Bank under the applicable Canadian Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Canadian Issuing Bank, such Revolving Lender's Pro Rata Share of each Canadian Letter of Credit Disbursement made by Canadian Issuing Bank and not reimbursed by Canadian Borrower on the date due as provided in Section 2.11B(d), or of any reimbursement payment that is required to be refunded (or that Agent or Canadian Issuing Bank elects, based upon the advice of counsel, to refund) to Canadian Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Canadian Issuing Bank, an amount equal to its respective Pro Rata Share of each Canadian Letter of Credit Disbursement pursuant to this Section 2.11B(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender's Pro Rata Share of a Canadian Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Canadian Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)Canadian Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Canadian Issuing Bank, Canadian Underlying Issuer and

their respective branches, Affiliates, and correspondents) and each such Person's respective directors, officers, employees, attorneys and agents (each, including Canadian Issuing Bank and Canadian Underlying Issuer, a "Canadian Letter of Credit Related Person") (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Canadian Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the "Canadian Letter of Credit Indemnified Costs"), and which arise out of or in connection with, or as a result of:
(i)any Canadian Letter of Credit or any pre-advice of its issuance;
(ii)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Canadian Letter of Credit Related Person in connection with any Canadian Letter of Credit;
(iii)any action or proceeding arising out of, or in connection with, any Canadian Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Canadian Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Canadian Letter of Credit;
(iv)any independent undertakings issued by the beneficiary of any Canadian Letter of Credit;
(v)any unauthorized instruction or request made to Canadian Issuing Bank or any Canadian Underlying Issuer in connection with any Canadian Letter of Credit or requested Canadian Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;
(vi)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Canadian Letter of Credit proceeds or holder of an instrument or document;
(viii)the fraud, forgery or illegal action of parties other than the Canadian Letter of Credit Related Person;
(ix)any prohibition on payment or delay in payment of any amount payable by Canadian Issuing Bank or Canadian Underlying Issuer to a beneficiary or transferee beneficiary of a Canadian Letter of Credit or Canadian Reimbursement Undertaking arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

(x)Canadian Issuing Bank's or Canadian Underlying Issuer’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
(xi)any foreign language translation provided to Canadian Issuing Bank or Canadian Underlying Issuer in connection with any Canadian Letter of Credit;
(xii)any foreign law or usage as it relates to Canadian Issuing Bank's or Canadian Underlying Issuer’s issuance of a Canadian Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related Canadian Letter of Credit expiration date and any resulting drawing paid by Canadian Issuing Bank or Canadian Underlying Issuer in connection therewith; or
(xiii)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Canadian Letter of Credit Related Person;

provided, that such indemnity shall not be available to any Canadian Letter of Credit Related Person claiming indemnification under clauses (i) through (xiii) above to the extent that such Canadian Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Canadian Letter of Credit Related Person claiming indemnity.  Canadian Borrower hereby agrees to pay the Canadian Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11B(f).  If and to the extent that the obligations of Canadian Borrower under this Section 2.11B(f) are unenforceable for any reason, Canadian Borrower agrees to make the maximum contribution to the Canadian Letter of Credit Indemnified Costs permissible under applicable law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)The liability of Canadian Issuing Bank (or any other Canadian Letter of Credit Related Person) under, in connection with or arising out of any Canadian Letter of Credit or Canadian Reimbursement Undertaking (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Canadian Borrower that are caused directly by Canadian Issuing Bank's or Canadian Underlying Issuer’s gross negligence or willful misconduct in (i) honoring a presentation under a Canadian Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Canadian Letter of Credit, (ii) failing to honor a presentation under a Canadian Letter of Credit that strictly complies with the terms and conditions of such Canadian Letter of Credit, or (iii) retaining Drawing Documents presented under a Canadian Letter of Credit.  Canadian Borrower's aggregate remedies against Canadian Issuing Bank and any Canadian Letter of Credit Related Person for wrongfully honoring a presentation under any Canadian Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Canadian Borrower to Canadian Issuing Bank in respect of the honored presentation in connection with such Canadian Letter of Credit under Section 2.11B(d), plus interest at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans hereunder.  Canadian Borrower shall take action to avoid and mitigate the amount of any damages claimed against Canadian Issuing Bank or any other Canadian Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by Canadian Borrowers under or in connection with any Canadian Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Canadian Borrower as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Canadian Borrower taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Canadian Issuing Bank or Canadian Underlying Issuer to effect a cure.
(h)Canadian Borrower is responsible for the final text of the Canadian Letter of Credit as issued by Canadian Issuing Bank or Canadian Underlying Issuer, irrespective of any assistance Canadian Issuing Bank or Canadian Underlying Issuer may provide such as drafting or recommending text or by Canadian Issuing Bank's or Canadian Underlying Issuer’s use or refusal to use text submitted by Canadian Borrower. Canadian Borrower understands that the final form of any Canadian Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Canadian Issuing Bank or Canadian Underlying Issuer, and Canadian Borrower hereby consents to such revisions and changes not materially different from the application executed in connection therewith. Canadian Borrower is solely responsible for the suitability of the Canadian Letter of Credit for Canadian Borrower's purposes.  If Canadian Borrower requests Canadian Issuing Bank to issue a Canadian Letter of Credit for an affiliated or unaffiliated third party (an "Account Party"), (i) such Account Party shall have no rights against Canadian Issuing Bank or Canadian Underlying Issuer; (ii) Canadian Borrower shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Canadian Letter of Credit shall be among Canadian Issuing Bank, or Canadian Underlying Issuer (if applicable) and Canadian Borrower.  Canadian Borrower will examine the copy of the Canadian Letter of Credit and any other documents sent by Canadian Issuing Bank or Canadian Underlying Issuer in connection therewith and shall promptly notify Canadian Issuing Bank or Canadian Underlying Issuer (not later than three (3) Business Days following Canadian Borrower's receipt of documents from Canadian Issuing Bank or Canadian Underlying Issuer) of any non-compliance with Canadian Borrower's instructions and of any discrepancy in any document under any presentment or other irregularity.  Canadian Borrower understands and agrees that Canadian Issuing Bank is not required to extend the expiration date of any Canadian Letter of Credit or Canadian Reimbursement Undertaking for any reason. With respect to any Canadian Letter of Credit containing an "automatic amendment" to extend the expiration date of such Canadian Letter of Credit, Canadian Issuing Bank or Canadian Underlying Issuer, in its sole and absolute discretion, may give notice of non-extension of such Canadian Letter of Credit and, if Canadian Borrower does not at any time want the then current expiration date of such Canadian Letter of Credit to be extended, Canadian Borrower will so notify Agent and Canadian Issuing Bank and Canadian Underlying Issuer (if applicable) at least 30 calendar days before Canadian Issuing Bank or Canadian Underlying Issuer is required to notify the beneficiary of such Canadian Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Canadian Letter of Credit.
(i)Canadian Borrower's reimbursement and payment obligations under this Section 2.11B are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i)any lack of validity, enforceability or legal effect of any Canadian Letter of Credit, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;
(ii)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Canadian Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Canadian Letter of Credit;
(iii)Canadian Issuing Bank or Canadian Underlying Issuer or any of their respective branches or Affiliates being the beneficiary of any Canadian Letter of Credit;
(iv)Canadian Issuing Bank or Canadian Underlying Issuer or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Canadian Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Canadian Letter of Credit;
(v)the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Canadian Issuing Bank or Canadian Underlying Issuer or any other Person;
(vi)Canadian Issuing Bank or Canadian Underlying Issuer or any correspondent honoring a drawing upon receipt of an electronic presentation under a Canadian Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Canadian Issuing Bank's or Canadian Underlying Issuer’s counters or are different from the electronic presentation;
(vii)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11B(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Canadian Borrower's or any of its Subsidiaries' reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Canadian Letter of Credit, whether against Canadian Issuing Bank, Canadian Underlying Issuer, the beneficiary or any other Person; or
(viii)the fact that any Default or Event of Default shall have occurred and be continuing;

provided, that subject to Section 2.11B(g) above, the foregoing shall not release Canadian Issuing Bank or Canadian Underlying Issuer from such liability to Canadian Borrower as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Canadian Issuing Bank or Canadian Underlying Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Canadian Borrower to Canadian Issuing Bank or Canadian Underlying Issuer arising under, or in connection with, this Section 2.11B or any Canadian Letter of Credit.

(j)Without limiting any other provision of this Agreement, Canadian Issuing Bank and each other Canadian Letter of Credit Related Person (if applicable) shall not be responsible to Canadian Borrower for, and Canadian Issuing Bank's rights and remedies against Canadian Borrowers and the obligation of Canadian Borrower to reimburse Canadian Issuing Bank for each drawing under each Canadian Letter of Credit or Canadian Reimbursement Undertaking shall not be impaired by:
(i)honor of a presentation under any Canadian Letter of Credit that on its face substantially complies with the terms and conditions of such Canadian Letter of Credit, even if the Canadian Letter of Credit requires strict compliance by the beneficiary;
(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)acceptance as a draft of any written or electronic demand or request for payment under a Canadian Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Canadian Letter of Credit;
(iv)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Canadian Issuing Bank's or Canadian Underlying Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Canadian Letter of Credit);
(v)acting upon any instruction or request relative to a Canadian Letter of Credit or requested Canadian Letter of Credit that Canadian Issuing Bank or Canadian Underlying Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Canadian Borrower;
(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and Canadian Borrower or any of the parties to the underlying transaction to which the Canadian Letter of Credit relates;
(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a Canadian Letter of Credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)payment to any presenting bank (designated or permitted by the terms of the applicable Canadian Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Canadian Letter of Credit Practice applicable to it;
(x)acting or failing to act as required or permitted under Standard Canadian Letter of Credit Practice applicable to where Canadian Issuing Bank or Canadian Underlying Issuer has issued, confirmed, advised or negotiated such Canadian Letter of Credit, as the case may be;
(xi)honor of a presentation after the expiration date of any Canadian Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Canadian Issuing Bank or Canadian Underlying Issuer if subsequently Canadian Issuing Bank or Canadian Underlying Issuer or any court or other finder of fact determines such presentation should have been honored;
(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)honor of a presentation that is subsequently determined by Canadian Issuing Bank or Canadian Underlying Issuer to have been made in violation of international, federal, state, provincial or local restrictions on the transaction of business with certain prohibited Persons.
(k)Canadian Borrower shall pay immediately upon demand to Agent for the account of Canadian Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11B(k)):  (i) a fronting fee which shall be imposed by Canadian Issuing Bank equal to .125% per annum times the average amount of the Canadian Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Canadian Issuing Bank or Canadian Underlying Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Canadian Letter of Credit and upon the occurrence of any other activity with respect to any Canadian Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations). Canadian Borrowers shall also pay directly to Canadian Underlying Issuer all of its fees, commissions and charges in respect of Canadian Letters of Credit issued by Canadian Underlying Issuer upon written demand.
(l)If by reason of (x) any Change in Law, or (y) compliance by Canadian Issuing Bank, Canadian Underlying Issuer or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(i)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Canadian Letter of Credit or Canadian Reimbursement Undertaking

issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
(ii)there shall be imposed on Canadian Issuing Bank Canadian Underlying Issuer or any other member of the Lender Group any other condition regarding any Canadian Letter of Credit, Loans, or obligations to make Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to Canadian Issuing Bank, Canadian Underlying Issuer or any other member of the Lender Group of issuing, making, participating in, or maintaining any Canadian Letter of Credit, or Canadian Reimbursement Undertaking or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Canadian Borrower, and Canadian Borrower shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Canadian Issuing Bank, Canadian Underlying Issuer or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans hereunder; provided, that (A) Canadian Borrower shall not be required to provide any compensation pursuant to this Section 2.11B(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Canadian Borrower, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.11B(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)Each standby Canadian Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Canadian Letter of Credit; provided, that any standby Canadian Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Canadian Letter of Credit which extends beyond the Maturity Date, Canadian Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date.  Each commercial Canadian Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Canadian Letter of Credit and (ii) five Business Days prior to the Maturity Date.
(n)If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Canadian Letter of Credit Exposure representing greater than 50% of the total Letter Credit Exposure) demanding Canadian Letter of Credit Collateralization pursuant to this Section 2.11B(n) upon such demand, Canadian Borrower shall provide Canadian Letter of Credit Collateralization with respect to the then existing Canadian Letter of Credit Usage. If Canadian Borrower fails to provide Canadian Letter of Credit Collateralization as required by this Section 2.11B(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Canadian Revolving Loans the amount of the cash collateral required pursuant to the Canadian Letter of Credit Collateralization provision so that the then existing Canadian Letter of Credit Usage is cash collateralized in accordance with the Canadian Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).
(o)Unless otherwise expressly agreed by Canadian Issuing Bank or Canadian Underlying Issuer and Canadian Borrowers when a Canadian Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Canadian Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Canadian Letter of Credit.
(p)Canadian Issuing Bank and Canadian Underlying Issuer shall be deemed to have acted with due diligence and reasonable care if Canadian Issuing Bank's or Canadian Underlying Issuer’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(q)In the event of a direct conflict between the provisions of this Section 2.11B and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11B shall control and govern.
(r)The provisions of this Section 2.11B shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(s)At Canadian Borrower's costs and expense, Canadian Borrower shall execute and deliver to Canadian Issuing Bank and Canadian Underlying Issuer such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, to enable Canadian Issuing Bank to issue, or cause Canadian Underlying Issuer to issue, any Canadian Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Canadian Issuing Bank's rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  Canadian Borrower irrevocably appoints Canadian Issuing Bank and Canadian Underlying Issuer as its attorney-in-fact and authorizes Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, without notice to Canadian Borrower, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the Canadian Borrower is limited solely to such actions related to the issuance, confirmation or amendment of any Canadian Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.
(t)Notwithstanding anything to the contrary set forth herein, neither Canadian Borrower nor any other Canadian Loan Party shall be obligated to pay to, reimburse or indemnify Agent, any Issuing Bank or any Revolving Lender for any fees, costs, expenses, losses, damages or other amounts owed to, incurred or suffered by Agent, any Issuing Bank or any Revolving Lender in respect of or relating to the issuance of any US Letter of Credit or German Letter of Credit.

2.11C.Belgian Letters of Credit.

(a)Subject to the terms and conditions of this Agreement, upon the request of Belgian Borrower made in accordance herewith, and prior to the Maturity Date, Belgian Issuing Bank agrees to issue a requested standby Belgian Letter of Credit or a sight commercial Belgian Letter of Credit for the account of Belgian Borrower.  By submitting a request to Belgian Issuing Bank for the issuance of a Belgian Letter of Credit, Belgian Borrower shall be deemed to have requested that Belgian Issuing Bank issue the requested Belgian Letter of Credit.  Each request for the issuance of a Belgian Letter of Credit, or the amendment or extension of any outstanding Belgian Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Belgian Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Belgian Issuing Bank and reasonably in advance of the requested date of issuance, amendment or extension, and (iii) subject to Belgian Issuing Bank's authentication procedures with results satisfactory to Belgian Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to Agent and Belgian Issuing Bank and (i) shall specify (A) the amount of such Belgian Letter of Credit, (B) the date of issuance, amendment or extension of such Belgian Letter of Credit, (C) the proposed expiration date of such Belgian Letter of Credit, (D) the name and address of the beneficiary of the Belgian Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the Belgian Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend or extend such Belgian Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Belgian Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Belgian Issuing Bank generally requests for Letters of Credit in similar circumstances.  Belgian Issuing Bank's records of the content of any such request will be conclusive.  Anything contained herein to the contrary notwithstanding, Belgian Issuing Bank may, but shall not be obligated to, issue a Belgian Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such Belgian Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such Belgian Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.  Notwithstanding anything herein to the contrary, Belgian Issuing Bank shall not have any obligation hereunder to issue, amend or extend any Belgian Letter of Credit, and any issuance, amendment or extension of any Belgian Letter of Credit by Belgian Issuing Bank shall be in its sole discretion.
(b)Belgian Issuing Bank shall have no obligation to issue a Belgian Letter of Credit if any of the following would result after giving effect to the requested issuance:
(i)the Belgian Letter of Credit Usage would exceed the Belgian Letter of Credit Sublimit, or
(ii)the Belgian Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of the sum of Belgian Revolving Loans (including Belgian Swing Loans), the Dollar Equivalent of US Revolver Usage, the Dollar Equivalent of Belgian Revolver Usage and the Dollar Equivalent of German Revolver Usage, or

(iii)the Belgian Letter of Credit Usage would exceed the Belgian Borrowing Base at such time less the outstanding principal balance of the Belgian Revolving Loans (inclusive of Swing Loans) at such time and the Euro Equivalent of Canadian Belgian Availability Usage at such time.
(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a Belgian Letter of Credit, Belgian Issuing Bank shall not be required to issue or arrange for such Belgian Letter of Credit to the extent (i) the Defaulting Lender's Belgian Letter of Credit Exposure with respect to such Belgian Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Belgian Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Belgian Borrower to eliminate Belgian Issuing Bank's risk with respect to the participation in such Belgian Letter of Credit of the Defaulting Lender, which arrangements may include Belgian Borrower cash collateralizing such Defaulting Lender's Belgian Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, Belgian Issuing Bank shall have no obligation to issue or extend a Belgian Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Belgian Issuing Bank from issuing such Belgian Letter of Credit, or any law applicable to Belgian Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Belgian Issuing Bank shall prohibit or request that Belgian Issuing Bank refrain from the issuance of letters of credit generally or such Belgian Letter of Credit in particular, (B) the issuance of such Belgian Letter of Credit would violate one or more policies of Belgian Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Belgian Letter of Credit will not or may not be in Euros.
(d)Any Belgian Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Belgian Issuing Bank issues any Belgian Letter of Credit.  In addition, each Belgian Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Belgian Letter of Credit issued by such Belgian Issuing Bank during the prior calendar week.  Each Belgian Letter of Credit shall be in form and substance reasonably acceptable to Belgian Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars.  If Belgian Issuing Bank makes a payment under a Belgian Letter of Credit, Belgian Borrower shall pay to Agent an amount equal to the applicable Belgian Letter of Credit Disbursement on the Business Day such Belgian Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Belgian Letter of Credit Disbursement immediately and automatically shall be deemed to be a Belgian Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Belgian Revolving Loans that are Base Rate Loans. If a Belgian Letter of Credit Disbursement is deemed to be a Belgian Revolving Loan hereunder, Belgian Borrower's obligation to pay the amount of such Belgian Letter of Credit Disbursement to Belgian Issuing Bank shall be automatically converted into an obligation to pay the resulting Belgian Revolving Loan.  Promptly following receipt by Agent of any payment from Belgian Borrower pursuant to this paragraph, Agent shall distribute such payment to Belgian Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11C(e) to reimburse Belgian Issuing Bank, then to such Revolving Lenders and Belgian Issuing Bank as their interests may appear.

(e)Promptly following receipt of a notice of a Belgian Letter of Credit Disbursement pursuant to Section 2.11C(d), each Revolving Lender agrees to fund its Pro Rata Share of any Belgian Revolving Loan deemed made pursuant to Section 2.11C(d) on the same terms and conditions as if Belgian Borrower had requested the amount thereof as a Belgian Revolving Loan and Agent shall promptly pay to Belgian Issuing Bank the amounts so received by it from the Revolving Lenders.  By the issuance of a Belgian Letter of Credit (or an amendment or extension of a Belgian Letter of Credit) and without any further action on the part of Belgian Issuing Bank or the Revolving Lenders, Belgian Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Belgian Letter of Credit issued by Belgian Issuing Bank, in an amount equal to its Pro Rata Share of such Belgian Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Belgian Issuing Bank, such Revolving Lender's Pro Rata Share of any Belgian Letter of Credit Disbursement made by Belgian Issuing Bank under the applicable Belgian Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Belgian Issuing Bank, such Revolving Lender's Pro Rata Share of each Belgian Letter of Credit Disbursement made by Belgian Issuing Bank and not reimbursed by Belgian Borrower on the date due as provided in Section 2.11C(d), or of any reimbursement payment that is required to be refunded (or that Agent or Belgian Issuing Bank elects, based upon the advice of counsel, to refund) to Belgian Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Belgian Issuing Bank, an amount equal to its respective Pro Rata Share of each Belgian Letter of Credit Disbursement pursuant to this Section 2.11C(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender's Pro Rata Share of a Belgian Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Belgian Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)Belgian Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Belgian Issuing Bank and its branches, Affiliates, and correspondents) and each such Person's respective directors, officers, employees, attorneys and agents (each, including Belgian Issuing Bank, a "Belgian Letter of Credit Related Person") (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Belgian Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the "Belgian Letter of Credit Indemnified Costs"), and which arise out of or in connection with, or as a result of:
(i)any Belgian Letter of Credit or any pre-advice of its issuance;

(ii)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Belgian Letter of Credit Related Person in connection with any Belgian Letter of Credit;
(iii)any action or proceeding arising out of, or in connection with, any Belgian Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Belgian Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Belgian Letter of Credit;
(iv)any independent undertakings issued by the beneficiary of any Belgian Letter of Credit;
(v)any unauthorized instruction or request made to Belgian Issuing Bank in connection with any Belgian Letter of Credit or requested Belgian Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;
(vi)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Belgian Letter of Credit proceeds or holder of an instrument or document;
(viii)the fraud, forgery or illegal action of parties other than the Belgian Letter of Credit Related Person;
(ix)any prohibition on payment or delay in payment of any amount payable by Belgian Issuing Bank to a beneficiary or transferee beneficiary of a Belgian Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;
(x)Belgian Issuing Bank's performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
(xi)any foreign language translation provided to Belgian Issuing Bank in connection with any Belgian Letter of Credit;
(xii)any foreign law or usage as it relates to Belgian Issuing Bank's issuance of a Belgian Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related Belgian Letter of Credit expiration date and any resulting drawing paid by Belgian Issuing Bank in connection therewith; or
(xiii)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Belgian Letter of Credit Related Person;

provided, that such indemnity shall not be available to any Belgian Letter of Credit Related Person claiming indemnification under clauses (i) through (xiii) above to the extent that such Belgian Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Belgian Letter of Credit Related Person claiming indemnity.  Belgian Borrower hereby agrees to pay the Belgian Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11C(f).  If and to the extent that the obligations of Belgian Borrower under this Section 2.11C(f) are unenforceable for any reason, Belgian Borrower agrees to make the maximum contribution to the Belgian Letter of Credit Indemnified Costs permissible under applicable law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)The liability of Belgian Issuing Bank (or any other Belgian Letter of Credit Related Person) under, in connection with or arising out of any Belgian Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Belgian Borrower that are caused directly by Belgian Issuing Bank's gross negligence or willful misconduct in (i) honoring a presentation under a Belgian Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Belgian Letter of Credit, (ii) failing to honor a presentation under a Belgian Letter of Credit that strictly complies with the terms and conditions of such Belgian Letter of Credit, or (iii) retaining Drawing Documents presented under a Belgian Letter of Credit.  Belgian Borrower's aggregate remedies against Belgian Issuing Bank and any Belgian Letter of Credit Related Person for wrongfully honoring a presentation under any Belgian Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Belgian Borrower to Belgian Issuing Bank in respect of the honored presentation in connection with such Belgian Letter of Credit under Section 2.11C(d), plus interest at the rate then applicable to Belgian Revolving Loans that are Base Rate Loans hereunder.  Belgian Borrower shall take action to avoid and mitigate the amount of any damages claimed against Belgian Issuing Bank or any other Belgian Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by Belgian Borrower under or in connection with any Belgian Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Belgian Borrower as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Belgian Borrower taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Belgian Issuing Bank to effect a cure.
(h)Belgian Borrower is responsible for the final text of the Belgian Letter of Credit as issued by Belgian Issuing Bank, irrespective of any assistance Belgian Issuing Bank may provide such as drafting or recommending text or by Belgian Issuing Bank's use or refusal to use text submitted by Belgian Borrower. Belgian Borrower understands that the final form of any Belgian Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Belgian Issuing Bank, and Belgian Borrower hereby consents to such revisions and changes not materially different from the application executed in connection therewith. Belgian Borrower is solely responsible for the suitability of the Belgian Letter of Credit for Belgian Borrower's purposes.  If Belgian Borrower requests Belgian Issuing Bank to issue a Belgian Letter of Credit for an affiliated or unaffiliated third party (an "Account Party"), (i) such Account Party shall have no rights against Belgian Issuing Bank; (ii) Belgian Borrower shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Belgian Letter of Credit shall be among Belgian Issuing Bank and Belgian Borrower.  Belgian Borrower will examine the copy of the Belgian Letter of Credit and any other documents sent by Belgian Issuing Bank in connection therewith and shall promptly notify Belgian Issuing Bank (not later than three (3) Business Days following Belgian Borrower's receipt of documents from Belgian Issuing Bank) of any non-compliance with Belgian Borrower's instructions and of any discrepancy in any document under any presentment or other irregularity.  Belgian Borrower understands and agrees that Belgian Issuing Bank is not required to extend the expiration date of any Belgian Letter of Credit for any reason. With respect to any Belgian Letter of Credit containing an "automatic amendment" to extend the expiration date of such Belgian Letter of Credit, Belgian Issuing Bank, in its sole and absolute discretion, may give notice of non-extension of such Belgian Letter of Credit and, if Belgian Borrower does not at any time want the then current expiration date of such Belgian Letter of Credit to be extended, Belgian Borrower will so notify Agent and Belgian Issuing Bank at least 30 calendar days before Belgian Issuing Bank is required to notify the beneficiary of such Belgian Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Belgian Letter of Credit.
(i)Belgian Borrower's reimbursement and payment obligations under this Section 2.11C are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(i)any lack of validity, enforceability or legal effect of any Belgian Letter of Credit, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;
(ii)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Belgian Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Belgian Letter of Credit;
(iii)Belgian Issuing Bank or any of its branches or Affiliates being the beneficiary of any Belgian Letter of Credit;
(iv)Belgian Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Belgian Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Belgian Letter of Credit;
(v)the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Belgian Issuing Bank or any other Person;
(vi)Belgian Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Belgian Letter of Credit requiring the same,

regardless of whether the original Drawing Documents arrive at Belgian Issuing Bank's counters or are different from the electronic presentation;
(vii)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11C(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Belgian Borrower's or any of its Subsidiaries' reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Belgian Letter of Credit, whether against Belgian Issuing Bank, the beneficiary or any other Person; or
(viii)the fact that any Default or Event of Default shall have occurred and be continuing;

provided, that subject to Section 2.11C(g) above, the foregoing shall not release Belgian Issuing Bank from such liability to Belgian Borrower as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Belgian Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Belgian Borrower to Belgian Issuing Bank arising under, or in connection with, this Section 2.11C or any Belgian Letter of Credit.

(j)Without limiting any other provision of this Agreement, Belgian Issuing Bank and each other Belgian Letter of Credit Related Person (if applicable) shall not be responsible to Belgian Borrower for, and Belgian Issuing Bank's rights and remedies against Belgian Borrowers and the obligation of Belgian Borrower to reimburse Belgian Issuing Bank for each drawing under each Belgian Letter of Credit shall not be impaired by:
(i)honor of a presentation under any Belgian Letter of Credit that on its face substantially complies with the terms and conditions of such Belgian Letter of Credit, even if the Belgian Letter of Credit requires strict compliance by the beneficiary;
(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)acceptance as a draft of any written or electronic demand or request for payment under a Belgian Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Belgian Letter of Credit;
(iv)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Belgian Issuing Bank's determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Belgian Letter of Credit);
(v)acting upon any instruction or request relative to a Belgian Letter of Credit or requested Belgian Letter of Credit that Belgian Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Belgian Borrower;
(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and Belgian Borrower or any of the parties to the underlying transaction to which the Belgian Letter of Credit relates;
(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a Belgian Letter of Credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)payment to any presenting bank (designated or permitted by the terms of the applicable Belgian Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Belgian Letter of Credit Practice applicable to it;
(x)acting or failing to act as required or permitted under Standard Belgian Letter of Credit Practice applicable to where Belgian Issuing Bank has issued, confirmed, advised or negotiated such Belgian Letter of Credit, as the case may be;
(xi)honor of a presentation after the expiration date of any Belgian Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Belgian Issuing Bank if subsequently Belgian Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)honor of a presentation that is subsequently determined by Belgian Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)Belgian Borrower shall pay immediately upon demand to Agent for the account of Belgian Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11C(k)):  (i) a fronting fee which shall be imposed by Belgian Issuing Bank equal to .125% per annum times the average amount of the Belgian Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Belgian Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Belgian Letter of Credit and upon the occurrence of any other activity with respect to any Belgian Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations).

(l)If by reason of (x) any Change in Law, or (y) compliance by Belgian Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(i)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Belgian Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
(ii)there shall be imposed on Belgian Issuing Bank or any other member of the Lender Group any other condition regarding any Belgian Letter of Credit, Loans, or obligations to make Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to Belgian Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Belgian Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Belgian Borrower, and Belgian Borrower shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Belgian Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Belgian Revolving Loans that are Base Rate Loans hereunder; provided, that (A) Belgian Borrower shall not be required to provide any compensation pursuant to this Section 2.11C(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Belgian Borrower, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.11C(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)Each standby Belgian Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Belgian Letter of Credit; provided, that any standby Belgian Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Belgian Letter of Credit which extends beyond the Maturity Date, Belgian Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date.  Each commercial Belgian Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Belgian Letter of Credit and (ii) five Business Days prior to the Maturity Date.
(n)If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Belgian Letter of Credit Exposure representing greater than 50% of the total Letter Credit Exposure) demanding Belgian Letter of

Credit Collateralization pursuant to this Section 2.11C(n) upon such demand, Belgian Borrower shall provide Belgian Letter of Credit Collateralization with respect to the then existing Belgian Letter of Credit Usage. If Belgian Borrower fails to provide Belgian Letter of Credit Collateralization as required by this Section 2.11C(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Belgian Revolving Loans the amount of the cash collateral required pursuant to the Belgian Letter of Credit Collateralization provision so that the then existing Belgian Letter of Credit Usage is cash collateralized in accordance with the Belgian Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).
(o)Unless otherwise expressly agreed by Belgian Issuing Bank and Belgian Borrower when a Belgian Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Belgian Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Belgian Letter of Credit.
(p)Belgian Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Belgian Issuing Bank's conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(q)In the event of a direct conflict between the provisions of this Section 2.11C and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11C shall control and govern.
(r)The provisions of this Section 2.11C shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(s)At Belgian Borrower's costs and expense, Belgian Borrower shall execute and deliver to Belgian Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Belgian Issuing Bank to enable Belgian Issuing Bank to issue any Belgian Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Belgian Issuing Bank's rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  Belgian Borrower irrevocably appoints Belgian Issuing Bank as its attorney-in-fact and authorizes Belgian Issuing Bank, without notice to Belgian Borrower, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the Belgian Borrower is limited solely to such actions related to the issuance, confirmation or amendment of any Belgian Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.
(t)Notwithstanding anything to the contrary set forth herein, neither Belgian Borrower nor any other Belgian Loan Party shall be obligated to pay to, reimburse or indemnify Agent, any Issuing Bank or any Revolving Lender for any fees, costs, expenses, losses, damages or other amounts owed to, incurred or suffered by Agent, any Issuing Bank or any Revolving

Lender in respect of or relating to (i) the issuance of any US Letter of Credit or German Letter of Credit or (ii) the issuance of any Canadian Letter of Credit to the extent such obligation to pay, reimburse or indemnify would exceed the applicable Belgian Canadian Guaranty Limit.

2.11D.German Letters of Credit.

(a)Subject to the terms and conditions of this Agreement, upon the request of German Borrower made in accordance herewith, and prior to the Maturity Date, German Issuing Bank agrees to issue a requested standby German Letter of Credit or a sight commercial German Letter of Credit for the account of German Borrower.  By submitting a request to German Issuing Bank for the issuance of a German Letter of Credit, German Borrower shall be deemed to have requested that German Issuing Bank issue the requested German Letter of Credit.  Each request for the issuance of a German Letter of Credit, or the amendment or extension of any outstanding German Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and German Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and German Issuing Bank and reasonably in advance of the requested date of issuance, amendment or extension, and (iii) subject to German Issuing Bank's authentication procedures with results satisfactory to German Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to Agent and German Issuing Bank and (i) shall specify (A) the amount of such German Letter of Credit, (B) the date of issuance, amendment or extension of such German Letter of Credit, (C) the proposed expiration date of such German Letter of Credit, (D) the name and address of the beneficiary of the German Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the German Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend or extend such German Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or German Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that German Issuing Bank generally requests for Letters of Credit in similar circumstances.  German Issuing Bank's records of the content of any such request will be conclusive.  German Issuing Bank's records of the content of any such request will be conclusive.  Anything contained herein to the contrary notwithstanding, German Issuing Bank may, but shall not be obligated to, issue a German Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property to the extent that the face amount of such German Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract to the extent that the face amount of such German Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.  Notwithstanding anything herein to the contrary, German Issuing Bank shall not have any obligation hereunder to issue, amend or extend any German Letter of Credit, and any issuance, amendment or extension of any German Letter of Credit by German Issuing Bank shall be in its sole discretion.
(b)German Issuing Bank shall have no obligation to issue a German Letter of Credit if any of the following would result after giving effect to the requested issuance:
(i)the German Letter of Credit Usage would exceed the German Letter of Credit Sublimit, or

(ii)the German Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of the sum of German Revolving Loans (including German Swing Loans), the Dollar Equivalent of US Revolver Usage, the Dollar Equivalent of Belgian Revolver Usage and the Dollar Equivalent of German Revolver Usage, or
(iii)the German Letter of Credit Usage would exceed the German Borrowing Base at such time less the outstanding principal balance of the German Revolving Loans (inclusive of Swing Loans) at such time.
(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a German Letter of Credit, German Issuing Bank shall not be required to issue or arrange for such German Letter of Credit to the extent (i) the Defaulting Lender's German Letter of Credit Exposure with respect to such German Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) German Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and German Borrower to eliminate German Issuing Bank's risk with respect to the participation in such German Letter of Credit of the Defaulting Lender, which arrangements may include German Borrower cash collateralizing such Defaulting Lender's German Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, German Issuing Bank shall have no obligation to issue or extend a German Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain German Issuing Bank from issuing such German Letter of Credit, or any law applicable to German Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over German Issuing Bank shall prohibit or request that German Issuing Bank refrain from the issuance of letters of credit generally or such German Letter of Credit in particular, (B) the issuance of such German Letter of Credit would violate one or more policies of German Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any German Letter of Credit will not or may not be in Euros.
(d)Any German Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such German Issuing Bank issues any German Letter of Credit.  In addition, each German Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each German Letter of Credit issued by such German Issuing Bank during the prior calendar week.  Each German Letter of Credit shall be in form and substance reasonably acceptable to German Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars.  If German Issuing Bank makes a payment under a German Letter of Credit, German Borrower shall pay to Agent an amount equal to the applicable German Letter of Credit Disbursement on the Business Day such German Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the German Letter of Credit Disbursement immediately and automatically shall be deemed to be a German Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to German Revolving Loans that are Base Rate Loans. If a German Letter of Credit Disbursement is deemed to be a German Revolving Loan hereunder, German Borrower's obligation to pay the amount of such German Letter of Credit Disbursement to German Issuing Bank shall be automatically converted into an obligation to pay the resulting German Revolving

Loan.  Promptly following receipt by Agent of any payment from German Borrower pursuant to this paragraph, Agent shall distribute such payment to German Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11D(e) to reimburse German Issuing Bank, then to such Revolving Lenders and German Issuing Bank as their interests may appear.
(e)Promptly following receipt of a notice of a German Letter of Credit Disbursement pursuant to Section 2.11D(d), each Revolving Lender agrees to fund its Pro Rata Share of any German Revolving Loan deemed made pursuant to Section 2.11D(d) on the same terms and conditions as if German Borrower had requested the amount thereof as a German Revolving Loan and Agent shall promptly pay to German Issuing Bank the amounts so received by it from the Revolving Lenders.  By the issuance of a German Letter of Credit (or an amendment or extension of a German Letter of Credit) and without any further action on the part of German Issuing Bank or the Revolving Lenders, German Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each German Letter of Credit issued by German Issuing Bank, in an amount equal to its Pro Rata Share of such German Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of German Issuing Bank, such Revolving Lender's Pro Rata Share of any German Letter of Credit Disbursement made by German Issuing Bank under the applicable German Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of German Issuing Bank, such Revolving Lender's Pro Rata Share of each German Letter of Credit Disbursement made by German Issuing Bank and not reimbursed by German Borrower on the date due as provided in Section 2.11D(d), or of any reimbursement payment that is required to be refunded (or that Agent or German Issuing Bank elects, based upon the advice of counsel, to refund) to German Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of German Issuing Bank, an amount equal to its respective Pro Rata Share of each German Letter of Credit Disbursement pursuant to this Section 2.11D(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender's Pro Rata Share of a German Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of German Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)German Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including German Issuing Bank and its branches, Affiliates, and correspondents) and each such Person's respective directors, officers, employees, attorneys and agents (each, including German Issuing Bank, a "German Letter of Credit Related Person") (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such German Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the "German Letter of Credit Indemnified Costs"), and which arise out of or in connection with, or as a result of:
(i)any German Letter of Credit or any pre-advice of its issuance;
(ii)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such German Letter of Credit Related Person in connection with any German Letter of Credit;
(iii)any action or proceeding arising out of, or in connection with, any German Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any German Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any German Letter of Credit;
(iv)any independent undertakings issued by the beneficiary of any German Letter of Credit;
(v)any unauthorized instruction or request made to German Issuing Bank in connection with any German Letter of Credit or requested German Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;
(vi)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of German Letter of Credit proceeds or holder of an instrument or document;
(viii)the fraud, forgery or illegal action of parties other than the German Letter of Credit Related Person;
(ix)any prohibition on payment or delay in payment of any amount payable by German Issuing Bank to a beneficiary or transferee beneficiary of a German Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;
(x)German Issuing Bank's performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
(xi)any foreign language translation provided to German Issuing Bank in connection with any German Letter of Credit;
(xii)any foreign law or usage as it relates to German Issuing Bank's issuance of a German Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related German Letter of Credit expiration date and any resulting drawing paid by German Issuing Bank in connection therewith; or

(xiii)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the German Letter of Credit Related Person;

provided, that such indemnity shall not be available to any German Letter of Credit Related Person claiming indemnification under clauses (i) through (xiii) above to the extent that such German Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the German Letter of Credit Related Person claiming indemnity.  German Borrower hereby agrees to pay the German Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11D(f).  If and to the extent that the obligations of German Borrower under this Section 2.11D(f) are unenforceable for any reason, German Borrower agrees to make the maximum contribution to the German Letter of Credit Indemnified Costs permissible under applicable law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)The liability of German Issuing Bank (or any other German Letter of Credit Related Person) under, in connection with or arising out of any German Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by German Borrower that are caused directly by German Issuing Bank's gross negligence or willful misconduct in (i) honoring a presentation under a German Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such German Letter of Credit, (ii) failing to honor a presentation under a German Letter of Credit that strictly complies with the terms and conditions of such German Letter of Credit, or (iii) retaining Drawing Documents presented under a German Letter of Credit.  German Borrower's aggregate remedies against German Issuing Bank and any German Letter of Credit Related Person for wrongfully honoring a presentation under any German Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by German Borrower to German Issuing Bank in respect of the honored presentation in connection with such German Letter of Credit under Section 2.11D(d), plus interest at the rate then applicable to German Revolving Loans that are Base Rate Loans hereunder.  German Borrower shall take action to avoid and mitigate the amount of any damages claimed against German Issuing Bank or any other German Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by German Borrower under or in connection with any German Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by German Borrower as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had German Borrower taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing German Issuing Bank to effect a cure.
(h)German Borrower is responsible for the final text of the German Letter of Credit as issued by German Issuing Bank, irrespective of any assistance German Issuing Bank may provide such as drafting or recommending text or by German Issuing Bank's use or refusal to use text submitted by German Borrower. German Borrower understands that the final form of any German Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by German Issuing Bank, and German Borrower hereby consents to such revisions and changes not materially different from the application executed in connection therewith.

German Borrower is solely responsible for the suitability of the German Letter of Credit for German Borrower's purposes.  If German Borrower requests German Issuing Bank to issue a German Letter of Credit for an affiliated or unaffiliated third party (an "Account Party"), (i) such Account Party shall have no rights against German Issuing Bank; (ii) German Borrower shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective German Letter of Credit shall be among German Issuing Bank and German Borrower.  German Borrower will examine the copy of the German Letter of Credit and any other documents sent by German Issuing Bank in connection therewith and shall promptly notify German Issuing Bank (not later than three (3) Business Days following German Borrower's receipt of documents from German Issuing Bank) of any non-compliance with German Borrower's instructions and of any discrepancy in any document under any presentment or other irregularity.  German Borrower understands and agrees that German Issuing Bank is not required to extend the expiration date of any German Letter of Credit for any reason. With respect to any German Letter of Credit containing an "automatic amendment" to extend the expiration date of such German Letter of Credit, German Issuing Bank, in its sole and absolute discretion, may give notice of non-extension of such German Letter of Credit and, if German Borrower does not at any time want the then current expiration date of such German Letter of Credit to be extended, German Borrower will so notify Agent and German Issuing Bank at least 30 calendar days before German Issuing Bank is required to notify the beneficiary of such German Letter of Credit or any advising bank of such non-extension pursuant to the terms of such German Letter of Credit.
(i)German Borrower's reimbursement and payment obligations under this Section 2.11D are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(i)any lack of validity, enforceability or legal effect of any German Letter of Credit, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;
(ii)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable German Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such German Letter of Credit;
(iii)German Issuing Bank or any of its branches or Affiliates being the beneficiary of any German Letter of Credit;
(iv)German Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any German Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the German Letter of Credit;

(v)the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, German Issuing Bank or any other Person;
(vi)German Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a German Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at German Issuing Bank's counters or are different from the electronic presentation;
(vii)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11D(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, German Borrower's or any of its Subsidiaries' reimbursement and other payment obligations and liabilities, arising under, or in connection with, any German Letter of Credit, whether against German Issuing Bank, the beneficiary or any other Person; or
(viii)the fact that any Default or Event of Default shall have occurred and be continuing;

provided, that subject to Section 2.11D(g) above, the foregoing shall not release German Issuing Bank from such liability to German Borrower as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against German Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of German Borrower to German Issuing Bank arising under, or in connection with, this Section 2.11D or any German Letter of Credit.

(j)Without limiting any other provision of this Agreement, German Issuing Bank and each other German Letter of Credit Related Person (if applicable) shall not be responsible to German Borrower for, and German Issuing Bank's rights and remedies against German Borrowers and the obligation of German Borrower to reimburse German Issuing Bank for each drawing under each German Letter of Credit shall not be impaired by:
(i)honor of a presentation under any German Letter of Credit that on its face substantially complies with the terms and conditions of such German Letter of Credit, even if the German Letter of Credit requires strict compliance by the beneficiary;
(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)acceptance as a draft of any written or electronic demand or request for payment under a German Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the German Letter of Credit;
(iv)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than German Issuing Bank's determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the German Letter of Credit);
(v)acting upon any instruction or request relative to a German Letter of Credit or requested German Letter of Credit that German Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to German Borrower;
(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and German Borrower or any of the parties to the underlying transaction to which the German Letter of Credit relates;
(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a German Letter of Credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)payment to any presenting bank (designated or permitted by the terms of the applicable German Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard German Letter of Credit Practice applicable to it;
(x)acting or failing to act as required or permitted under Standard German Letter of Credit Practice applicable to where German Issuing Bank has issued, confirmed, advised or negotiated such German Letter of Credit, as the case may be;
(xi)honor of a presentation after the expiration date of any German Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by German Issuing Bank if subsequently German Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)honor of a presentation that is subsequently determined by German Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)German Borrower shall pay immediately upon demand to Agent for the account of German Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11D(k)):  (i) a fronting fee which shall be imposed by German Issuing Bank equal to .125% per annum times the average amount of the German Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, German Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any German Letter of Credit and upon the occurrence of any other activity with respect to any German Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations).
(l)If by reason of (x) any Change in Law, or (y) compliance by German Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(i)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any German Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
(ii)there shall be imposed on German Issuing Bank or any other member of the Lender Group any other condition regarding any German Letter of Credit, Loans, or obligations to make Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to German Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any German Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify German Borrower, and German Borrower shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate German Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to German Revolving Loans that are Base Rate Loans hereunder; provided, that (A) German Borrower shall not be required to provide any compensation pursuant to this Section 2.11D(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to German Borrower, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.11D(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)Each standby German Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such German Letter of Credit; provided, that any standby German Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any German Letter of Credit which extends beyond the Maturity Date, German Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date.  Each commercial German Letter of Credit shall expire on the earlier of (i)

120 days after the date of the issuance of such commercial German Letter of Credit and (ii) five Business Days prior to the Maturity Date.
(n)If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with German Letter of Credit Exposure representing greater than 50% of the total Letter Credit Exposure) demanding German Letter of Credit Collateralization pursuant to this Section 2.11D(n) upon such demand, German Borrower shall provide German Letter of Credit Collateralization with respect to the then existing German Letter of Credit Usage. If German Borrower fails to provide German Letter of Credit Collateralization as required by this Section 2.11D(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as German Revolving Loans the amount of the cash collateral required pursuant to the German Letter of Credit Collateralization provision so that the then existing German Letter of Credit Usage is cash collateralized in accordance with the German Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).
(o)Unless otherwise expressly agreed by German Issuing Bank and German Borrowers when a German Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby German Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial German Letter of Credit.
(p)German Issuing Bank shall be deemed to have acted with due diligence and reasonable care if German Issuing Bank's conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(q)In the event of a direct conflict between the provisions of this Section 2.11D and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11D shall control and govern.
(r)The provisions of this Section 2.11D shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(s)At German Borrower's costs and expense, German Borrower shall execute and deliver to German Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by German Issuing Bank to enable German Issuing Bank to issue any German Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce German Issuing Bank's rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  German Borrower irrevocably appoints German Issuing Bank as its attorney-in-fact and authorizes German Issuing Bank, without notice to German Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the German Borrower is limited solely to such actions related to the issuance, confirmation or amendment of any German Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.
(t)Notwithstanding anything to the contrary set forth herein, German Borrower shall not be obligated to pay to, reimburse or indemnify Agent, any Issuing Bank or any Revolving Lender for any fees, costs, expenses, losses, damages or other amounts owed to, incurred or suffered by Agent, any Issuing Bank or any Revolving Lender in respect of or relating to the issuance of any US Letter of Credit, Canadian Letter of Credit or Belgian Letter of Credit.
Non-Base Rate Option.
(a)Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the "Non-Base Rate Option") to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a Non-Base Rate Loan, or upon continuation of a Non-Base Rate Loan as a Non-Base Rate Loan) at a rate of interest based upon, with respect to Revolving Loans made in Dollars, the Adjusted Term SOFR, with respect to Revolving Loans made in Canadian Dollars, the ~~<Canadian CDOR Rate>~~Adjusted Term CORRA and, with respect to Revolving Loans made in Euros, EURIBOR.  Interest on Non-Base Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period~~<)>~~, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.  With respect to US Revolving Loans, on the last day of each applicable Interest Period, unless US Borrowers properly have exercised the Non-Base Rate Option with respect thereto, the interest rate applicable to such Non-Base Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  With respect to Canadian Revolving Loans, on the last day of each applicable Interest Period, unless Canadian Borrower properly has exercised the Non-Base Rate Option with respect thereto, the interest rate applicable to such Non-Base Rate Loan automatically shall convert to the Base Rate then applicable to such Canadian Revolving Loans.  With respect to Belgian Revolving Loans and German Revolving Loans, on the last day of each applicable Interest Period, unless the Belgian Borrower or German Borrower (as applicable) properly has exercised the Non-Base Rate Option with respect thereto, the interest rate applicable to such Non-Base Rate Loan automatically shall convert to the Base Rate then applicable to such Belgian Revolving Loans or German Revolving Loans (as applicable).  At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the Non-Base Rate.

(b)Non-Base Rate Election.
(i)Borrowers may, at any time and from time to time, so long as Borrowers have not received a notice from Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrowers), after the occurrence and during the continuance of an Event of Default, exercising Lenders' rights to terminate the right of Borrowers to exercise the Non-Base Rate Option during the continuance of such Event of Default, elect to exercise the Non-Base Rate Option by notifying Agent (x) in the case of Non-Base Rate Loans other than SOFR Loans, prior to 11:00 a.m. at least 3 Business Days prior to the commencement of the proposed Interest Period, or (y) in the case of SOFR Loans, prior to 11:00 a.m. at least 3 U.S. Government Securities Business Days prior to the commencement of the proposed Interest Period (the "Non-Base Rate Deadline").  The election of the Non-Base Rate Option by US Borrowers, Canadian Borrower, Belgian Borrower or German Borrower, as applicable, for a permitted portion of its Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a Non-Base Rate Notice received by Agent before the Non-Base Rate Deadline.  Promptly upon its receipt of each such Non-Base Rate Notice, Agent shall provide a copy thereof to each of the affected Lenders.
(ii)Each Non-Base Rate Notice shall be irrevocable and binding on Borrowers.  In connection with each Non-Base Rate Loan, US Borrowers, if such Non-Base Rate Loan is a US Revolving Loan, Canadian Borrower, if such Non-Base Rate Loan is a Canadian Revolving Loan, Belgian Borrower, if such Non-Base Rate Loan is a Belgian Revolving Loan, or German Borrower, if such Non-Base Rate Loan is a German Revolving Loans shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of such Non-Base Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of such Non-Base Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any Non-Base Rate Loan on the date specified in such Non-Base Rate Notice delivered pursuant hereto (such losses, costs, or expenses, "Funding Losses").  A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.  US Borrowers, if such Non-Base Rate Loan is a US Revolving Loan, Canadian Borrower, if such Non-Base Rate Loan is a Canadian Revolving Loan, Belgian Borrower, if such Non-Base Rate Loan is a Belgian Revolving Loan, or German Borrower, if such Non-Base Rate Loan is a German Revolving Loan, shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.  If a payment of a Non-Base Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable Non-Base Rate Loan on such last day of such Interest Period, it being agreed that Agent has no obligation to so defer the application of payments to any Non-Base Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.
(iii)Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than twelve (12) Non-Base Rate Loans in effect at any given time.  Borrowers only may exercise their Non-Base Rate Option for proposed Non-Base Rate Loans of at least $1,000,000 (or Cdn$1,000,000 in the case of Non-Base Rate Loans denominated in Canadian Dollars and €1,000,000 in the case of Non-Base Rate Loans denominated in Euros).
(c)Conversion.  Borrowers may convert Non-Base Rate Loans to Base Rate Loans or prepay Non-Base Rate Loans at any time; provided, that in the event that Non-Base Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrowers shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).
(d)Special Provisions Applicable to Non-Base Rate.
(i)The applicable Non-Base Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits, Canadian Dollar deposits or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to Taxes, which shall be governed by Sections 16) occurring subsequent to the commencement of the then applicable Interest Period, or pursuant to any Change in Law or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the applicable Non-Base Rate.  In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such Non-Base Rate and the method for determining the amount of such adjustment, or (B) repay or convert to Base Rate Loans the Non-Base Rate Loans of such Lender (on the last day of the current Interest Period applicable to such Non-Base Rate Loans) with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii)Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change of Law, shall at any time after the date hereof in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference Term SOFR) or to continue such funding or maintaining, or to determine or charge interest rates at the Non-Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or SOFR, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any Non-Base Rate Loans of such Lender that are outstanding, such Non-Base Rate Loans of such Lender will be deemed to have been converted to Base Rate Loans on the last day of the Interest Period of such Non-Base Rate Loans, if such Lender may lawfully continue to maintain such Non-Base Rate Loans, or immediately, if such Lender may not lawfully continue to maintain such Non-Base Rate Loans, and thereafter interest upon the Non-Base Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans (and if applicable, without reference to the Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Term SOFR, interest upon the Base Rate Loans of such Lender after the date specified in such Lender's notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Adjusted Term SOFR component thereof and (z) Borrowers shall not be entitled to elect the Non-Base Rate Option and Base Rate Loans shall not be determined with reference to the Term SOFR component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.
(iii)Effect of Benchmark Transition Event.
(A)	Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Administrative Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.

(B)	Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(C)	Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).
(D)	Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)	Benchmark Unavailability Period. Upon Administrative Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, (1) Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or EURIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans or EURIBOR Rate Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(e)No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at the applicable Non-Base Rate.
2.13.Capital Requirements.
(a)If, after the date hereof, any Issuing Bank or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by such Issuing Bank or such Lender or Canadian Underlying Issuer or its parent bank holding company with any guideline, binding request or directive of any such entity regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Issuing Bank's or such Lender's, Canadian Underlying Issuer’s or such holding company's capital or liquidity as a consequence of Issuing Bank's or such Lender's or Canadian Underlying Issuer’s Commitments, loans and other participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, Canadian Underlying Issuer or such holding company could have achieved but for such Change in Law or compliance (taking into consideration such Issuing Bank's, such Lender's, Canadian Underlying Issuer’s or such holding company's then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity's capital) by any amount deemed by such Issuing Bank, such Lender or Canadian Underlying Issuer to be material, then such Issuing Bank, such Lender or Canadian Underlying Issuer may notify Administrative Borrower and Agent thereof.  Following receipt of such notice, Borrowers agree to pay such Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Issuing Bank, such Lender or Canadian Underlying Issuer of a statement in the amount and setting forth in reasonable detail such Issuing Bank's or such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Issuing Bank, such Lender or Canadian Underlying Issuer notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of such Issuing Bank's, such Lender's or Canadian Underlying Issuer’s intention to claim compensation therefor; provided, further, that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)If any Issuing Bank, any Lender or Canadian Underlying Issuer requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (any such Lender, an "Affected Lender"), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11A(l), Section 2.11B(l), Section 2.11C(l), Section 2.11D(l),  Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR) and

(ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers' obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11A(l), Section 2.11B(l), Section 2.11C(l), Section 2.11D(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11A(l), Section 2.11B(l), Section 2.11C(l), Section 2.11D(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11A(l), Section 2.11B(l), Section 2.11C(l), Section 2.11D(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR), may seek a substitute Lender or prospective Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender's Commitments hereunder (a "Replacement Lender"), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be an "Issuing Bank" or a "Lender" (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be an "Issuing Bank" or a "Lender" (as the case may be) for purposes of this Agreement.
(c)Notwithstanding anything herein to the contrary, the issuance of any rules, regulations or directions under the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith after the date of this Agreement shall be deemed to be a change in law, rule, regulation or guideline for purposes of Sections 2.12 and 2.13 and the protection of Sections 2.12 and 2.13 shall be available to each Lender, each Issuing Bank and Canadian Underlying Issuer regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders or issuing banks affected thereby to comply therewith.  Notwithstanding any other provision herein, no Lender, Issuing Bank or Canadian Underlying Issuer shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of such Lender or Issuing Bank (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.14.Accordion.
(a)At any time during the period from and after the Closing Date through but excluding the date that is the four (4) year anniversary of the Closing Date, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the US Revolver Commitments, the Maximum Revolver Amount and the US Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the US Revolver Commitments, the US Maximum Revolver Amount and the Maximum Revolver Amount not to exceed the Available Revolver Increase Amount.  Agent shall invite each Lender to increase its US Revolver Commitments (it being understood that no Lender shall be obligated to increase its US Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their US Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase.  Any Increase shall be in an amount of at least $5,000,000 and integral multiples of $5,000,000 in excess thereof.  Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the US Revolver Commitments exceed $50,000,000.
(b)Each of the following shall be conditions precedent to any Increase of the US Revolver Commitments, the US Maximum Revolver Amount and the Maximum Revolver Amount in connection therewith:
(i)Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an "Increase Joinder"), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,
(ii)each of the conditions precedent set forth in Section 3.2 are satisfied,
(iii)in connection with any Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board, and
(iv)Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased US Revolver Commitments with respect to the interest margins applicable to Revolving Loans to be made pursuant to the increased US Revolver Commitments (which interest margins may be with respect to Revolving Loans made pursuant to the increased US Revolver Commitments, higher than or equal to the interest margins applicable to Revolving Loans set forth in this Agreement immediately prior to the date of the increased US Revolver Commitments (the date of the effectiveness of the increased US Revolver Commitments, the US Maximum Revolver Amount and the Maximum Revolver Amount, the "Increase Date")) and shall have communicated the amount of such interest margins to Agent.  Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.14 (including any amendment necessary to effectuate the interest margins for the Revolving Loans to be made pursuant to the increased US Revolver Commitments).  Anything to the contrary contained herein notwithstanding, if the interest margin that is to be applicable to the Revolving Loans to be made pursuant to the increased US Revolver Commitments are higher than the interest margin applicable to the Revolving Loans immediately prior to the applicable Increase Date (the amount by which the interest margin is higher, the "Excess"), then the interest margin applicable to the Revolving Loans immediately prior to the Increase Date shall be increased by the amount of the Excess, effective on the applicable Increase Date, and without the necessity of any action by any party hereto.  For avoidance of doubt, such increased US Revolver Commitments shall be subject to the same terms and conditions as all other US Revolver Commitments.
(c)Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased US Revolver Commitments, the US Maximum Revolver Amount and Maximum Revolver Amount pursuant to this Section 2.14.
(d)Each of the Lenders having a US Revolver Commitment prior to the Increase Date (the "Pre-Increase Revolver Lenders") shall assign to any Lender which is acquiring a new or additional US Revolver Commitment on the Increase Date (the "Post-Increase Revolver Lenders"), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased US Revolver Commitments.
(e)The Revolving Loans, US Revolver Commitments, the US Maximum Revolver Amount and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute Revolving Loans, US Revolver Commitments, the US Maximum Revolver Amount and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents.  Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new US Revolver Commitments, the US Maximum Revolver Amount and Maximum Revolver Amount.
2.15.Currencies.  The US Revolving Loans and other US Obligations (unless such other US Obligations expressly provide otherwise) shall be made and repaid in Dollars.  The Canadian Revolving Loans and other Canadian Obligations (unless such other Canadian Obligations expressly provide otherwise) shall be made in Dollars or Canadian Dollars, as selected by Administrative Borrower as provided herein.  All such Canadian Obligations denominated in Dollars shall be repaid in Dollars and all such Canadian Obligations denominated in Canadian Dollars shall be repaid in Canadian Dollars.  The Belgian Revolving Loans and other Belgian Obligations (unless such other Belgian Obligations expressly provide otherwise) shall be made and repaid in Euros.  The German Revolving Loans and other German Obligations (unless such other German Obligations expressly provide otherwise) shall be made and repaid in Euros.
2.16.Joint and Several Liability of US Borrowers.
(a)Each US Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each US Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the US Obligations.
(b)Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrowers, with respect to the payment and performance of all of the US Obligations (including any US Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the US Obligations shall be the joint and several US Obligations of each US Borrower without preferences or distinction among them.  Accordingly, each US Borrower hereby waives any and all suretyship defenses that would otherwise be available to such US Borrower under applicable law.
(c)If and to the extent that any US Borrower shall fail to make any payment with respect to any of the US Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the US Obligations in accordance with the terms thereof, then in each such event the other US Borrowers will make such payment with respect to, or perform, such US Obligations until such time as all of the US Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(d)The US Obligations of each US Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse US Obligations of each US Borrower enforceable against each US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.
(e)Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each US Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional US Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the US Obligations, any right to proceed against any other US Borrower or any other Person, to proceed against or exhaust any security held from any other US Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other US Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group's or any Bank Product Provider's power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each US Borrower may now or at any time hereafter have against any other US Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the US Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such US Borrower's rights of subrogation, reimbursement, contribution, or indemnity of such US Borrower against any other US Borrower.  Without limiting the generality of the foregoing, each US Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the US Obligations, the acceptance of any payment of any of the US Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any US Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the US Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the US Obligations or the addition, substitution or release, in whole or in part, of any US Borrower.  Without limiting the generality of the foregoing, each US Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any US Borrower to comply with any of its respective US Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any US Borrower, in whole or in part, from any of its US Obligations under this Section 2.15, it being the intention of each US Borrower that, so long as any of the US Obligations hereunder remain unsatisfied, the US Obligations of each US Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance.  The US Obligations of each US Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other US Borrower or any Agent or Lender.  Each of the US Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.  Any payment by any US Borrower or other circumstance which operates to toll any statute of limitations as to any US Borrower shall operate to toll the statute of limitations as to each of the US Borrowers.  Each of the US Borrowers waives any defense based on or arising out of any defense of any US Borrower or any other Person, other than payment of the US Obligations to the extent of such payment, based on or arising out of the disability of any US Borrower or any other Person, or the validity, legality, or unenforceability of the US Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any US Borrower other than payment of the US Obligations to the extent of such payment.  Agent may, at the election of the Required Lenders, foreclose upon any Collateral that secures the US Obligations held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any US Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the US Borrowers hereunder except to the extent the US Obligations have been paid.
(f)Each US Borrower represents and warrants to Agent and Lenders that such US Borrower is currently informed of the financial condition of US Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the US Obligations.  Each US Borrower further represents and warrants to Agent and Lenders that such US Borrower has read and understands the terms and conditions of the Loan Documents.  Each US Borrower hereby covenants that such US Borrower will continue to keep informed of US Borrowers' financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the US Obligations.

(g)The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all US Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any US Borrower or to exhaust any remedies available to it or them against any US Borrower or to resort to any other source or means of obtaining payment of any of the US Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.15 shall remain in effect until all of the US Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the US Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any US Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.
(h)Each US Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any US Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any US Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the US Obligations have been paid in full in cash.  Any claim which any US Borrower may have against any other US Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the US Obligations arising hereunder or thereunder, to the prior payment in full in cash of the US Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any US Borrower, its debts or its assets, whether voluntary or involuntary, all such US Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other US Borrower therefor.  If any amount shall be paid to any US Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the US Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any US Obligations or other amounts payable under this Agreement thereafter arising.  Notwithstanding anything to the contrary contained in this

Agreement, no US Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other US Borrower (the "Foreclosed US Borrower"), including after payment in full of the US Obligations, if all or any portion of the US Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed US Borrower whether pursuant to this Agreement or otherwise.
(i)Each of the US Borrowers hereby acknowledges and affirms that it understands that to the extent the US Obligations are secured by Real Property located in California, the US Borrowers shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such US Borrower's right to proceed against any other Loan Party.  In accordance with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each of the US Borrowers hereby waives until such time as the US Obligations have been paid in full:
(i)all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the US Borrowers by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction;
(ii)all rights and defenses that the US Borrowers may have because the US Obligations are secured by Real Property located in California, meaning, among other things, that:  (A) Agent, the other members of the Lender Group, and the Bank Product Providers may collect from the US Borrowers without first foreclosing on any real or personal property collateral pledged by any Loan Party, and (B) if Agent, on behalf of the Lender Group, forecloses on any Real Property Collateral pledged by any Loan Party, (1) the amount of the US Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Lender Group may collect from the Loan Parties even if, by foreclosing on the Real Property Collateral, Agent or the other members of the Lender Group have destroyed or impaired any right the US Borrowers may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the US Borrowers may have because the US Obligations are secured by Real Property (including any rights or defenses based upon Sections 580a, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction); and
(iii)all rights and defenses arising out of an election of remedies by Agent, the other members of the Lender Group, and the Bank Product Providers, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the US Obligations, has destroyed the US Borrowers' rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.

2.17.Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest payable by Canadian Borrower in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada and the federal laws of Canada:

(a)whenever interest payable by Canadian Borrower is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation;
(b)in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, (Canada), as the same shall be amended, replaced or re-enacted from time to time the "Criminal Code Section") payable (whether by way of payment, collection or demand) by Canadian Borrower to Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Agent, Lenders and Canadian Borrower with such "interest" deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section to result in a receipt by such Agent or Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amounts or rates of interest required to be paid to that Agent or Lender; and then, by reducing any fees, charges, expenses and other amounts required to be paid to the affected Agent or Lender which would constitute "interest".  Notwithstanding the foregoing, and after giving effect to all such adjustments, if any Agent or Lender shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then the affected Canadian Borrower shall be entitled, by notice in writing to the affected Agent or Lender, to obtain reimbursement from that Agent or Lender in an amount equal to such excess.  For the purposes of this Agreement and each other Loan Document to which Canadian Borrower is a party, the effective annual rate of interest payable by Canadian Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by Agent for the account of Canadian Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary; and
(c)all calculations of interest payable by Canadian Borrower under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.  The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
2.18.Parallel Debt (German Law Provisions).
(a)Corresponding Obligations and German Borrower.  In this Section 2.18, "Corresponding Obligations" means any obligation, present or future, to pay an amount to the Agent, the Lenders, or any one or more of them, under the Loan Documents (other than the Parallel Debt (as defined below)).
(b)Parallel Debt.  The German Borrower irrevocably and unconditionally undertake to pay to the Agent an amount equal to the aggregate amount payable by it in respect of its Corresponding Obligations as they may exist from time to time.  The payment undertaking of each German Borrower to the Agent under this clause is referred to as a "Parallel Debt".  Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligations.
(c)Nature of Parallel Debt.  Each Parallel Debt of the German Borrower:
(i)will become due and payable upon the Agent's first demand, which may be made at any time on or after the date on which one or more of the Corresponding Obligations of the German Borrower become due and payable;
(ii)constitutes an undertaking, obligation and liability of the German Borrower  to the Agent which is several, separate and independent from, and without prejudice to, the Corresponding Obligations; and
(iii)represents the Agent's own separate and independent claim to receive payment of that Parallel Debt from the German Borrower;

provided that the total amount which may become due under the Parallel Debt of the German Borrower under this Section 2.18 will never exceed the total amount which may become due under the Corresponding Obligations of the German Borrower respectively.

(d)Decrease of Corresponding Obligations / Parallel Debt.
(i)The total amount due by the German Borrower as the Parallel Debt under this Section 2.18 will be decreased to the extent that the German

Borrower has paid any amount to the Agent, the Lenders or any one or more of them to reduce its outstanding Corresponding Obligations or the Agent, the Lenders or any one or more of them otherwise receive(s) any amount in payment of such Corresponding Obligations (other than by virtue of subparagraph (ii) below); and
(ii)to the extent that the German Borrower has paid any amount to the Agent under the Parallel Debt or the Agent has otherwise received monies in payment of such Parallel Debt, the total amount due under the Corresponding Obligations will be decreased.
(e)Without limiting or affecting the Agent's rights against the German Borrower (whether under this Agreement or any other Loan Document), each Loan Party acknowledges that:
(i)nothing in this Agreement shall impose any obligation on the Agent to advance any sum to any Loan Party or otherwise under any Loan Document; and
(ii)for the purpose of any vote taken under any Loan Document, the Agent shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Lender.
(f)The parties to this Agreement acknowledge and confirm that the parallel debt provisions contained herein shall not be interpreted so as to increase the maximum total amount of the Secured Obligations.
(g)The Parallel Debt shall remain effective in case a third Person should assume or be entitled, partially or in whole, to any rights of any of the Secured Parties under any of the other Loan Documents, be it by virtue of assignment, assumption or otherwise.
(h)All monies received or recovered by the Agent pursuant to this Agreement and all amounts received or recovered by the EU Agents from or by the enforcement of any security granted to secure the Parallel Debt shall be applied in accordance with Section 2.18 of this Agreement.
(i)Creditor of the Parallel Debt.  Any security rights governed by German law granted under the Loan Documents to the Agent to secure the Parallel Debt are granted to the Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.  For the purposes of this Section 2.18 the Agent acts in its own name on behalf of itself and no as agent, trustee or representative of any other Secured Party.
3.CONDITIONS; TERM OF AGREEMENT.
3.1.Conditions Precedent to the Initial Extension of Credit.  The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent ).

3.2.Conditions Precedent to all Extensions of Credit.  The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
(a)the representations and warranties of each Loan Party contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(b)no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.
3.3.Maturity.  This Agreement shall continue in full force and effect for a term ending on the Maturity Date.
3.4.Effect of Maturity.  On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent's Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated.  When all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent's Liens and all notices of security interests and liens previously filed by Agent.
3.5.Early Termination by Borrowers.  Borrowers have the option, at any time upon three (3) Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to Agent all of the Obligations in full.  The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

3.6.Conditions Subsequent.  The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).
4.REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1.Due Organization and Qualification; Subsidiaries.
(a)Each Loan Party (i) is duly organized and existing and in good standing (or, if such jurisdiction does not provide for good standing status, the equivalent status provided for in such jurisdiction) under the laws of the jurisdiction of its organization, (ii) is qualified or registered to do business in any state, province or territory where the failure to be so qualified or registered could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)Set forth on Schedule 4.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement and which Schedule shall be deemed updated to reflect such transactions by the Borrowers' public filings with the SEC) is a complete and accurate description of the authorized Equity Interests of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
(c)Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement and which Schedule shall be deemed updated to reflect such transactions by the Borrowers' public filings with the SEC), is a complete and accurate list of Worldwide's Subsidiaries, showing the number and the percentage of the outstanding shares of each such class owned directly by Borrowers.  Each Subsidiary of each Loan Party as of the Closing Date is listed on Schedule 4.1(c).  All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.
(d)Except as set forth on Schedule 4.1(d) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement and which Schedule shall be deemed updated to reflect such transactions by the Borrowers' public filings with the SEC), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's or any other Loan Party Subsidiary's Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.
4.2.Due Authorization; No Conflict.
(a)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
(b)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, provincial, foreign or local law or regulation applicable to any Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.3.Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect or that failure to obtain could not reasonably be expected to result in a Material Adverse Effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.
4.4.Binding Obligations; Perfected Liens.
(a)Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
(b)Agent's Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the US Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(f)(iv) of the US Guaranty and Security Security Agreement, and subject only to the filing of financing statements, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens.
4.5.Title to Assets; No Encumbrances.  Each of the Loan Parties has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby.  All of such assets are free and clear of Liens except for Permitted Liens.
4.6.Litigation.  Except as set forth on Schedule 4.6, there are no actions, suits, or proceedings pending or, to the actual knowledge of any Borrower, threatened in writing against a Loan Party or any Loan Party Subsidiary that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
4.7.Compliance with Laws.  No Loan Party nor any other Loan Party Subsidiary (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8.No Material Adverse Effect.  All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties' and their Subsidiaries' consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since December 31, 2020, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and the other Loan Party Subsidiaries.
4.9.Solvency.
(a)The Loan Parties on a consolidated basis are Solvent.
(b)No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
4.10.Employee Benefits.
(a)Except as set forth on Schedule 4.10 (as such Schedule may be updated from time to time, without the consent of any Lender or Agent, to include retirement and severance plans that are required by a Governmental Authority outside of the United States so long as such updated Schedule is delivered together with written notice thereof to Agent), no Loan Party, other Loan Party Subsidiary, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.
(b)Each Loan Party and each of the ERISA Affiliates has complied in all material respects with ERISA, the IRC and all applicable laws regarding each Employee Benefit Plan and Canadian Pension Plan.
(c)Each Employee Benefit Plan and Canadian Pension Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan and Canadian Pension Plan, as applicable.
(d)Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion letter provided under a pre-approved plan.  To the best knowledge of each Loan Party and the ERISA Affiliates after due inquiry, nothing has occurred which would prevent, or cause the loss of, such qualification.
(e)No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan.
(f)No Notification Event or Termination Event exists or has occurred in the past six (6) years.
(g)No Loan Party or ERISA Affiliate has provided any security under Section 436 of the IRC.
(h)Except as set forth on Schedule 4.10, no Canadian Loan Party maintains, sponsors or contributes to any Canadian Defined Benefit Pension Plan nor has any liabilities or obligations in respect of a Canadian Defined Benefit Pension Plan that has been terminated or wound up.
4.11.Environmental Condition.  Except as set forth on Schedule 4.11, (a) to each Borrower's knowledge, no Loan Party's nor any other Loan Party Subsidiary's properties or assets has ever been used by a Loan Party or other Loan Party Subsidiary, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law except to the extent any such violation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) to each Borrower's knowledge, no Loan Party's nor any other Loan Party Subsidiary's properties or assets has ever been designated or identified by a Governmental Authority pursuant to RCRA or any analogous statute as a Hazardous Materials disposal site that requires Remedial Action during the term of this Agreement that could reasonably be expected to result in a Material Adverse Effect, (c) no Loan Party nor any other Loan Party Subsidiary has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or any other Loan Party Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or that would not constitute a Permitted Lien, and (d) no Loan Party nor any other Loan Party Subsidiary nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
4.12.Complete Disclosure.  All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) furnished by or on behalf of a Loan Party or a Loan Party Subsidiary in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) hereafter furnished by or on behalf of a Loan Party or a Loan Party Subsidiary in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections delivered to Agent on January 20, 2021 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers' good faith estimate, on the date such Projections are delivered, of the Loan Parties' and their Subsidiaries' future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers' good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.13.Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the "Patriot Act") and all applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation.
4.14.Indebtedness.  Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each other Loan Party Subsidiary outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
4.15.Payment of Taxes.  Except as otherwise permitted under Section 5.5, all state, federal and other material Tax returns and reports of each Loan Party and each other Loan Party Subsidiary required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all other material Taxes, assessments, fees and other governmental charges upon a Loan Party and a Loan Party Subsidiary and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable.  Each Loan Party and each Loan Party Subsidiary has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable.  No Borrower knows of any material proposed Tax assessment against a Loan Party or any Loan Party Subsidiary that is not being actively contested by such Loan Party or such Loan Party Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
4.16.Margin Stock.  No Loan Party nor any Loan Party Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17.Governmental Regulation.  No Loan Party nor any Loan Party Subsidiary is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Loan Party nor any Loan Party Subsidiary is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.
4.18.OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.
(a)No Loan Party or any of its Subsidiaries is in violation of any Sanctions.  No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).
(b)This representation is not made by a Loan Party or any Affiliates of a Loan Party having its seat in the European Union or being managed from inside the European Union, to the extent such representation would result in a breach of the German Act on Foreign Trade (Außenwirtschaftsgesetz), the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or would be contrary to the provisions of EU-regulation (EC) 2271/1996 or any similar applicable anti-boycott laws or regulations (the "Blocking Regulations").
(c)To the extent that as a result of the representation given under this Section 4.18 a Lender violates one of the aforementioned Blocking Regulations, the representation under this Section 4.18 shall be considered as not being made towards this Lender and the Commitment of this Lender shall not be taken into account to determine the Lenders for decisions in respect of this Section 4.18.
(d)This Section 4.18 shall not be interpreted or applied in relation to any Canadian Loan Party to the extent that the representations made under this Section 4.18 violate, or would result in a breach of, the Foreign Extraterritorial Measures Act (Canada).

4.19.Centre of Main Interest. For the purposes of the Regulation, the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Loan Party to which the Regulation applies is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
4.20.Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a Material Adverse Effect, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party that could reasonably be expected to result in a Material Adverse Effect, or (iii) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party.  No US Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar law of any state or other jurisdiction, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of each US Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrowers, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.21.[Intentionally Omitted].
4.22.Leases.  Each Loan Party enjoys peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party exists under any of them.
4.23.Eligible Accounts.  As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the ~~<Borrowers>~~Borrowing Base Companies' business, (b) owed to a ~~<Borrower>~~Borrowing Base Company, without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of US Eligible Accounts, Canadian Eligible Accounts, Belgian Eligible Accounts or German Eligible Accounts, as applicable.
4.24.Eligible Inventory.  As to each item of Inventory that is identified by Borrowers as US Eligible Finished Goods Inventory, Canadian Eligible Finished Goods Inventory, Canadian Eligible Raw Materials Inventory or US Eligible Raw Materials Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of US Eligible Inventory, Canadian Eligible Inventory, Belgian Eligible Inventory or German Eligible Inventory, as applicable.

4.25.Location of Inventory.  Except for Inventory that is in transit and Inventory that is in the possession of consignees and except as set forth on Schedule 4.25, the Inventory of Loan Parties valued at greater than $1,000,000 for any single location of Loan Parties is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.25 (as such Schedule may be updated pursuant to Section 5.14).
4.26.Inventory Records.  Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.
4.27.Canadian Defined Benefit Pension Plans.  Except as set forth on Schedule 4.10, no action has been taken (including the enactment of any corporate resolution) by a Loan Party or any Loan Party Subsidiary to terminate or wind up (in whole or in part) any Canadian Defined Benefit Pension Plan nor has any Canadian Defined Benefit Pension Plan been terminated or wound-up prior to the date hereof.
4.28.Belgian SME Financing Act.  The Belgian Act of 21 December 2013 regulating the financing for small and medium sized enterprises shall not apply to the transactions contemplated by the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.
5.AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

5.1.Financial Statements, Reports, Certificates.  Worldwide will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein.  Worldwide agrees that none of the other Loan Parties or its other consolidated Subsidiaries will have a fiscal year different from that of Worldwide.  Worldwide agrees to maintain a system of accounting that enables Worldwide to produce consolidated financial statements of Worldwide and its consolidated Subsidiaries in accordance with GAAP.  Worldwide agrees that it will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries' sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall not make material modifications thereto without notice to, and without the consent of, Agent.
5.2.Reporting.  Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3.Existence.  Except as otherwise permitted under Section 6.3 or Section 6.4, each Borrower will, and will cause each Loan Party Subsidiary to, at all times preserve and keep in full force and effect such Person's valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
5.4.Maintenance of Properties.  Each Borrower will, and will cause each Loan Party Subsidiary to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect).
5.5.Taxes.  Each Borrower will, and will cause each Loan Party Subsidiary to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, capital, businesses, or franchises, except to the extent that the validity of such governmental assessment or Tax is the subject of a Permitted Protest.
5.6.Insurance.  Each Borrower will, and will cause each Loan Party Subsidiary to, at Borrowers' expense, maintain insurance respecting each Borrower's and each Loan Party Subsidiary's' assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located.  All such policies of insurance shall be with financially sound and reputable insurance companies which are not Affiliates of Borrowers, unless the policies are issued by Tall Pines in which case said policies shall be reinsured by financially sound and reputable reinsurance companies which are not Affiliates of Borrowers (except for any policy whose risk retention by Tall Pines has been approved by, and in compliance with the regulations promulgated by, Vermont Department of Financial Regulation), and in all cases in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located.  All property insurance policies covering the Collateral are to name Agent for the benefit of Agent and the Lenders, as lender loss payee as their interests may appear, in case of loss, pursuant to a loss payable endorsement reasonably satisfactory in form and substance to Agent (Agent confirms that the endorsement provided to Agent on or prior to the Closing Date is satisfactory to Agent).  All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (with respect to property insurance but only in respect of Collateral) and additional insured endorsements (with respect to general liability insurance) in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation.  If any Loan Party fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers' expense and without any responsibility on Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrowers shall give Agent prompt notice of any loss exceeding $10,000,000 covered by their or the Loan Party Subsidiaries' casualty or business interruption insurance.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7.Inspection.
(a)Each Loan Party will permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours.
(b)Each Loan Party will permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals and valuations at such reasonable times and intervals as Agent may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers.
5.8.Compliance with Laws.  Each Borrower will, and will cause each Loan Party Subsidiary to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each Borrower undertakes to comply in all material respects with the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU, as regards mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangements, and promptly, on request from Agent, to provide to Agent evidence (in form and substance satisfactory to Agent) of the same following such compliance.
5.9.Environmental.  Each Borrower will, and will cause each Loan Party Subsidiary to,
(a)Keep any property either owned or operated by any Borrower or any Loan Party Subsidiary free of any Environmental Liens with respect to liability in excess of $10,000,000 or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens with respect to liability in excess of $10,000,000,
(b)Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
(c)Promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or any Loan Party Subsidiary and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law except as such release or non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and
(d)Promptly, but in any event within 10 Business Days of its receipt thereof, provide Agent with written notice of any of the following:  (i) notice that an Environmental Lien with respect to liability in excess of $10,000,000 has been filed against any of the real or personal property of any Borrower or any Loan Party Subsidiary, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Borrower or any Loan Party Subsidiary except to the extent such Environmental Action could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority except to the extent such violation, citation or order could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.10.Disclosure Updates.  Each Borrower will, promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
5.11.Formation of Subsidiaries.  Borrower will, at the time that any Loan Party forms any direct or indirect Material Subsidiary or acquires any direct or indirect Loan Party Subsidiary that is a Material Subsidiary after the Closing Date or any Loan Party Subsidiary becomes a Material Subsidiary, in each case, if such Material Subsidiary is organized under the laws of the United States, any state thereof, Canada, any province thereof or Belgium, within 30 days of such formation or acquisition or of such Subsidiary becoming a Material Subsidiary (or such later date as permitted by Agent in its sole discretion) (a) if such new Material Subsidiary is organized under the laws of the United States or any state thereof, cause such new Material Subsidiary to become a US Guarantor and to provide to Agent a guaranty of the Obligations of the US Loan Parties, the Belgian Loan Parties, the Canadian Loan Parties and the German Borrower, and to enter into such security agreements, all in form and substance reasonably satisfactory to Agent sufficient to grant Agent first priority Liens (subject to Permitted Liens) in and to the Deposit Accounts (other than Excluded Accounts), Accounts, Inventory and related assets of such newly formed or acquired Material Subsidiary as security for the Obligations of the US Loan Parties, the Belgian Loan Parties, the Canadian Loan Parties and the German Borrower, and provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its reasonable opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above, (b) if such new Material Subsidiary is organized under the laws of Canada or any province thereof, cause such new Material Subsidiary to become a Canadian Guarantor and to provide to Agent a guaranty of the Obligations of the Canadian Loan Parties, and to enter into such security agreements~~< agreements>~~, as well as appropriate PPSA financing statements or financing change statements, all in form and substance reasonably satisfactory to Agent sufficient to grant Agent first priority Liens (subject to Permitted Liens) in and to the Deposit Accounts (other than Excluded Accounts), Accounts, Inventory and related assets of such newly formed or acquired Material Subsidiary as security for the Obligations of the Canadian Loan Parties, and provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its reasonable opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above, and (c) if such new Material Subsidiary is organized under the laws of Belgium, cause such new Material Subsidiary to become a Belgian Guarantor and to provide to Agent a guaranty of the Obligations of the Belgian Loan Parties, and to enter into such security agreements, all in form and substance reasonably satisfactory to Agent sufficient to grant Agent first priority Liens (subject to Permitted Liens) in and to the Deposit Accounts (other than Excluded Accounts), Accounts, Inventory and related assets of such newly formed or acquired Material Subsidiary as security for the Obligations of the Belgian Loan Parties, and provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its reasonable opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above; provided, that, for the avoidance of doubt (i) no such new Material Subsidiary that is organized under the laws of the ~~<United States or any state thereof, shall be required to guaranty the Obligations of the Canadian Loan Parties or to grant any Liens on its assets as security for the Obligations of the Canadian Loan Parties, (ii) no such new Material Subsidiary that is organized under the laws of the >~~Canada or any province thereof, shall be required to guaranty the Obligations of the US Loan Parties or the German Borrower or to grant any Liens on its assets as security for the Obligations of the US Loan Parties or the German Borrower, (~~<iii>~~ii) no such new Material Subsidiary that is organized under the laws of Belgium, shall be required to guaranty the Obligations of the US Loan Parties or the German Borrower, or to grant any Liens on its assets as security for the Obligations of the US Loan Parties or the German Borrower, and (~~<iv>~~iii) no such new Material Subsidiary that is organized under the laws of Germany or under the laws of any jurisdiction other than the United States, any state thereof, Canada, any province thereof or Belgium, shall be required to guaranty any of the Obligations of the Loan Parties or to grant to Agent any Liens on its assets.  Any document, agreement, or instrument executed or issued by any new Material Subsidiary or any existing Loan Party pursuant to this Section 5.11 shall constitute a Loan Document.

5.12.Further Assurances.  Each Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, security agreements, pledges, assignments, opinions of counsel, and all other documents (the "Additional Documents") that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent's Liens in all of the Deposit Accounts (other than Excluded Accounts), Accounts, Inventory and related assets of each Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not require any CFC to grant a security interest to secure the US Obligations.  To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents pursuant to the terms of this Agreement within a reasonable period of time following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.  In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the Deposit Accounts, Accounts, Inventory and related assets of each Loan Party (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs); provided, that, (w) the US Loan Parties shall not guaranty the Canadian Obligations or grant a Lien in any of its assets to secure the Canadian Obligations, (x) the Canadian Loan Parties shall not guaranty the US Obligations or German Obligations or grant a Lien in any of its assets to secure the US Obligations or German Obligations, (y) the Belgian Loan Parties shall not guaranty the US Obligations or German Obligations or grant a Lien in any of its assets to secure the US Obligations or German Obligations, and (z) the German Borrower shall not guaranty the US Obligations, Belgian Obligations or Canadian Obligations or grant a Lien in any of its assets to secure the US Obligations, Belgian Obligations or Canadian Obligations.  Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a "legal entity customer" under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.

5.13.Lender Meetings.  Borrowers will, within 90 days after the close of each fiscal year of Administrative Borrower, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrowers and their Subsidiaries and the projections presented for the current fiscal year of Administrative Borrower.
5.14.Location of Inventory.  Except for Inventory that is in transit and Inventory that is in the possession of consignees or other bailees, each Borrower will, and will cause each other Loan Party to, keep its Inventory valued at greater than $1,000,000 for any single location of Loan Parties only at the locations identified on Schedule 4.25 and their chief executive offices (or, in the case of Canadian Loan Parties, their registered offices) only at the locations identified on Schedule 4.25(b); provided, that Borrowers may amend Schedule 4.25 or Schedule 4.25(b) so long as such amendment occurs by written notice to Agent not less than 10 days after the date on which Inventory is moved to a new location or such chief executive office is relocated so long as such new location is (i) within the continental United States in the case of the US Loan Parties, (ii) within Canada or the continental United States in the case of the Canadian Loan Parties, (iii) within Belgium, the continental United States or such other countries as may be approved from time to time by Agent in the case of the Belgian Loan Parties, and (iv) within Germany, the continental United States or such other countries as may be approved from time to time by Agent in the case of the German Borrower.

5.15.Compliance with ERISA and the IRC.  In addition to and without limiting the generality of Section 5.8, (a) comply with the applicable provisions of ERISA, the IRC and the regulations thereunder with respect to all Employee Benefit Plans except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, (b) without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan (other than claims for benefits, contributions or premiums payable in the ordinary course), except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or Tax under the IRC, other than any prohibited transaction that could not reasonably be expected to result in a Material Adverse Effect, and (d) operate each Employee Benefit Plan in such a manner that will not incur any material Tax liability under Section 4980B of the IRC and (e) within five (5) Business Days of the occurrence of any event that could reasonably likely lead to a Termination Event or Notification Event, furnish to Agent written notice that such event has occurred and, within five (5) Business Days following receipt of a written request from Agent, provide such additional information about such event and the applicable Employee Benefit Plan as may be reasonably requested by Agent.
5.16.OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  No provision of this Section 5.16 shall apply to or in favor of any Canadian Loan Party if and to the extent that it would violate or result in a breach, by or in respect of that Canadian Loan Party, of the Foreign Extraterritorial Measures Act (Canada).  This covenant does not apply to any Loan Party or any Affiliate of any Loan Party having its seat in the European Union or being managed from inside the European Union, to the extent complying with such covenant would result in a breach of the Blocking Regulations.
5.17.Centre of Main Interests. Each Loan Party incorporated in a jurisdiction to which the Regulation applies shall maintain its "centre of main interests" in its jurisdiction of incorporation for the purposes of the Regulation.
5.18.Intercompany Purchases. Each Loan Party shall use commercially reasonable efforts to cause all Intercompany Purchases to be consummated in a manner that results in title to the purchased goods to be transferred to the Loan Party purchaser at a time no later than delivery of the purchased goods to such Loan Party, and that there are no extendible retention of title rights in favour of the seller of such goods.  Each Loan Party shall, at the request of Agent, deliver to Agent a summary of the then prevailing terms and conditions of such Loan Party’s Intercompany Purchases.
6.NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

6.1.Indebtedness.  Each Borrower will not, and will not permit any Loan Party Subsidiary to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
6.2.Liens.  Each Borrower will not, and will not permit any Loan Party Subsidiary to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
6.3.Restrictions on Fundamental Changes.  Each Borrower will not, and will not permit any Loan Party Subsidiary to,
(a)Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, amalgamation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or amalgamation between Loan Parties, provided, that a Borrower must be the surviving or continuing entity of any such merger or amalgamation to which it is a party, (ii) any merger or amalgamation between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving or continuing entity of any such merger or amalgamation, and (iii) any merger or amalgamation between Subsidiaries of any Borrower that are not Loan Parties,
(b)liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than any Borrower) so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of any Borrower that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Borrower that is not liquidating or dissolving, or
(c)suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4.
6.4.Disposal of Assets.  Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Borrower will not, and will not permit any Loan Party Subsidiary to, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into a binding (without a contingency for Required Lenders consent) agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets.
6.5.Nature of Business.  Each Borrower will not, and will not permit any Loan Party Subsidiary to, make any change in the nature of its or their business as described in Schedule 6.5 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Borrower and any Loan Party Subsidiary from engaging in any business that is reasonably related or ancillary to their business.

6.6.Prepayments and Amendments.  Each Borrower will not, and will not permit any Loan Party Subsidiary to,
(a)Except in connection with Refinancing Indebtedness permitted by Section 6.1,
(i)optionally prepay, optionally redeem, optionally defease, optionally purchase, or otherwise optionally acquire any Indebtedness of any Borrower or any Loan Party Subsidiary, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) prepayments of any Indebtedness so long as the Payment Conditions are satisfied, (D) prepayments, redemptions, purchases or acquisitions of Indebtedness with the proceeds of Equity Interests issued by Worldwide, and (E) other prepayments, redemptions, purchases or acquisitions of Indebtedness not to exceed $10,000,000 in the aggregate during any fiscal year so long as no Event of Default shall have occurred and be continuing or would result therefrom, or
(ii)make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
(b)Directly or indirectly, amend, modify, or change any of the terms or provisions of,
(i)(A) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness that could reasonably be expected to be materially adverse to the interests of Lenders, or (B) Indebtedness that has been contractually subordinated in right of payment to the Obligations if such amendment, modification or change is not permitted at such time under the subordination terms and conditions,
(ii)the Notes Debt in a manner that (A) increases the "Applicable Margin" or similar component of the cash pay portion of any interest rate by more than 3.00 percentage points per annum (excluding increases resulting from the accrual of interest at the default rate and provided that the interest rate for any Refinancing Indebtedness in respect of the Notes Debt shall reflect the ~~<“>~~"market interest rate~~<”>~~" for such Refinancing Indebtedness at the time such Refinancing Indebtedness is entered into) or add any new recurring fees, (B) directly prohibits or restricts the payment of principal of, interest on, or other amounts payable with respect to the Obligations to a greater extent than the same is prohibited or restricted by the Notes Indenture as in effect on the date hereof, (C) shortens the final scheduled maturity date of the Notes Debt or any Refinancing Indebtedness in respect thereof, (D) shortens the amortization of any portion of the

Notes Debt, or (E) changes the mandatory prepayment provisions of the Notes Indenture or adds any mandatory prepayments thereto other than any such change or additional mandatory prepayment that (x) is made in connection with Refinancing Indebtedness of the Notes Debt and (y) reflects "market prepayment provisions" at the time such Refinancing Indebtedness is entered into, and then only so long as (A) such change does not alter the rights of the Loan Parties in respect of the Collateral and (B) a conforming change is made to the Loan Documents upon the request of the Agent, or
(iii)the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.
6.7.Restricted Payments.  Worldwide will not, and will not permit any Loan Party Subsidiary to, make any Restricted Payment; provided, that, so long as it is permitted by law,
(a)Worldwide may make Restricted Payments to present or former employees, officers, or directors of Worldwide (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Worldwide held by such Persons, provided, that the aggregate amount of such redemptions made by Worldwide during the term of this Agreement plus the amount of Indebtedness outstanding under clause (k) of the definition of Permitted Indebtedness, does not exceed $5,000,000 in the aggregate in any fiscal year, so long as no Event of Default shall have occurred and be continuing and no Default or Event of Default would result therefrom,
(b)Worldwide may make Restricted Payments to present or former employees, officers, or directors of Worldwide (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Worldwide on account of repurchases of the Equity Interests of Worldwide held by such Persons so long as no Event of Default shall have occurred and be continuing and no Default or Event of Default would result therefrom; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Worldwide,
(c)Worldwide may make Restricted Payments in an aggregate amount not to exceed $20,000,000 in the aggregate in any fiscal year as no Event of Default shall have occurred and be continuing and no Default or Event of Default would result therefrom,
(d)any Loan Party may make Restricted Payments at any time to any US Loan Party (or may make Restricted Payments to any Subsidiary of Worldwide so long as the proceeds thereof are substantially concurrently used to make Restricted Payments to, or Investments in, any US Loan Party), and

(e)Worldwide may make Restricted Payments not otherwise permitted by clauses (a) through (d) above so long as the Payment Conditions are satisfied at the time any such Restricted Payment is made.
6.8.Accounting Methods.  Each Borrower will not, and will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or, in the case of any Subsidiary organized under the laws of any jurisdiction outside the United States, to conform to generally accepted accounting principles in the jurisdiction of its chief executive office or registered office, as applicable).
6.9.Investments.  Each Borrower will not, and will not permit any Loan Party Subsidiary to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.
6.10.Transactions with Affiliates.  Each Borrower will not, and will not permit any Loan Party Subsidiary to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Borrower or any Loan Party Subsidiary except for:
(a)transactions between such Borrower or such Loan Party Subsidiary, on the one hand, and any Affiliate of such Borrower or such Loan Party Subsidiary, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Borrower or such Loan Party Subsidiary, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate,
(b)payment of customary fees and reasonable out of pocket costs to and indemnities for the benefit of directors (or comparable managers), officers and employees  of such Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower,
(c)payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower in the ordinary course of business and consistent with industry practice,
(d)transactions among Borrowers and their Affiliates that are consistent with past practices of such Borrower or such Affiliates and pursuant to the reasonable requirements of such Borrower's or such Affiliate's business and in accordance with the terms of the agreements  (as in effect on the date hereof) listed on Schedule 6.10 hereof; provided, that, with respect to Inventory purchases made by Borrowers from Affiliates (other than another Borrower), Borrowers shall not shorten, and shall not agree with their Affiliates to shorten, the payment terms from the terms for inventory purchases set forth in Schedule 6.10(a) annexed hereto or otherwise consistent with past practices (including prepayment for inventory and other costs consistent with such Borrower's past practices), and
(e)transactions permitted by clause (u) of the definition of Permitted Disposition or Section 6.1, 6.3, 6.6(a), 6.7 or 6.9.

6.11.Use of Proceeds.  Each Borrower will not, and will not permit any Loan Party Subsidiary to, use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facilities, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Funds Flow Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided that (x) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
6.12.Canadian Pension Plans.  No Loan Party or Loan Party Subsidiary shall take any action to:
(a)except with respect to those certain Canadian Defined Benefit Pension Plans set forth on Schedule 4.10, establish, maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Defined Benefit Pension Plan or amalgamate with any Person if such Person sponsors, administers, contributes to, participates in or has liability in respect of, any Canadian Defined Benefit Pension Plan;
(b)terminate or windup any Canadian Pension Plan without prior written consent by the Agent for and on behalf of the Required Lenders, which consent shall not be unreasonably withheld or delayed provided that such termination or wind-up would not reasonably be expected to result in to a Material Adverse Effect; or
(c)fail to make full payment when due of all amounts which, under the provisions of any Canadian Pension Plan, any agreement relating thereto or applicable law, would reasonably be expected to result in a Material Adverse Effect.
6.13.Employee Benefits.  No Loan Party or Loan Party Subsidiary shall take any action to:
(a)terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Pension Plan, which could reasonably be expected to result in any liability of any Loan Party or ERISA Affiliate to the PBGC.
(b)fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Benefit Plan, agreement relating thereto or applicable Law, any Loan Party or ERISA Affiliate is required to pay if such failure could reasonably be expected to have a Material Adverse Effect.
(c)permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the IRC prior to its amendment by the Pension Reform Act of 2016 or any failure to make required minimum contributions under Section 302 of ERISA or Sections 412 and 430 of the IRC , whether or not waived, with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect or which could give rise to a Lien on the assets of any Loan Party under Section 303(k) or 4068 of ERISA or Section 430(k) or Section 6321 of the IRC.
(d)acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or with respect to any ERISA Affiliate if such Person sponsors, maintains, or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Pension Plan or (ii) any Multiemployer Plan.
(e)contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan not set forth on Schedule 4.10.
(f)amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Pension Plan under the IRC.
6.14.Financial Assistance.  The proceeds of the Loans will not be used to finance or refinance the acquisition of or subscription for shares in any Belgian Loan Party and no Lien or other security interest will be used in breach of the BCCA.
6.15.European Pension Plans.
(a)Each Loan Party or Loan Party Subsidiary shall ensure that (a) all pension schemes operated by or maintained for the benefit of a Belgian Loan Party and/or German Borrower and/or any of their employees respectively are fully funded in compliance with the Belgian Loan Party and German Borrower's legal and contractual obligations respectively where failure to do so would have or is reasonably likely to result in a Material Adverse Effect, and (b) that no action or omission is taken by a Belgian Loan Party and/or German Borrower in relation to such pension scheme which has or is reasonably likely to result in a Material Adverse Effect..

(b)To the extent applicable, each Loan Party or Loan Party Subsidiary shall be, and remain, in compliance in all material respects with all laws and regulations in relation to its employee pension plans.
(c) To the extent applicable, each Loan Party or Loan Party Subsidiary shall ensure that no event or condition exists at any time in relation to an employee pension plan which is reasonably likely to result in the imposition of a Lien on any of its assets or which could, individually or in the aggregate, result in a Material Adverse Effect.
7.FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Worldwide and its consolidated Subsidiaries will:

(a)Fixed Charge Coverage Ratio.  At all times during a Covenant Testing Period (including the first and last day thereof), have a Fixed Charge Coverage Ratio, measured for the 12 month period ending on the last day of each fiscal month during the Covenant Testing Period (including the first and last day thereof) of at least 1.0 to 1.0.
8.EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

8.1.Payments.  If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;
8.2.Covenants.  If any Loan Party:
(a)fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower's properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers' affairs, finances, and accounts with officers and employees of any Borrower), 5.10, 5.11, 5.13, or 5.15 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, (iv) Section 7 of the US Guaranty and Security Agreement, or (iv) Section 7 of the Canadian Guarantee and Security Agreement; provided, that, to the extent such failure of any of the foregoing covenants relates solely to a Subsidiary that is not a Loan Party, such failure shall constitute an Event of Default upon the continuance of such failure for a period of 15 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent;
(b)fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent; or
(c)fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent;
8.3.Judgments.  If one or more judgments, orders, requirements to pay issued by any Canadian Governmental Authority or awards for the payment of money involving an aggregate amount of $20,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any Loan Party Subsidiary, or with respect to any of their respective assets, and either (a) there is a period of 60 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
8.4.Voluntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced by a Loan Party or any Loan Party Subsidiary;
8.5.Involuntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced against a Loan Party or any Loan Party Subsidiary and any of the following events occur: (a) such Loan Party or such Loan Party Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee, receiver or receiver-manager is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or such Loan Party Subsidiary, or (e) an order for relief shall have been issued or entered therein;
8.6.Default Under Other Agreements.  If there is (a) an "Event of Default" (as defined in the Notes Indenture), (b)  a default in one or more agreements to which a Loan Party or any Loan Party Subsidiary is a party with one or more third Persons relative to a Loan Party's or any Loan Party Subsidiary's Indebtedness involving an aggregate amount of $20,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party's or such Loan Party Subsidiary's obligations thereunder;

8.7.Representations, etc.  If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
8.8.Guaranty.  If any material obligation of any Guarantor under the guaranty contained in the Belgian Canadian Guaranty Agreement, the US Guaranty and Security Agreement or any Canadian Security Document is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);
8.9.Security Documents.  If the US Guaranty and Security Agreement, any Canadian Security Document or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens, first priority Lien on any material portion of the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent;
8.10.Loan Documents.  The validity or enforceability of any material provision of any Loan Document shall at any time for any reason  (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny in writing that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any material provision of any Loan Document; or
8.11.Change of Control.  A Change of Control shall occur, whether directly or indirectly.
8.12.ERISA.  The occurrence of any of the following events with respect to any Loan Party or any of its ERISA Affiliates: (i) any Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 or 430 of the IRC or any other applicable law, any Loan Party or any ERISA Affiliate is required to pay as contributions to such Pension Plan or Canadian Pension Plan, and such failure could reasonably be expected  to result in (x) a Material Adverse Effect or (y) a Lien on the assets of any Loan Party under Section 303(k) or Section 4068 of ERISA or Section 430(k) of the IRC, (ii) an accumulated funding deficiency or funding shortfall occurs or exists, whether or not waived, with respect to any Pension Plan or Canadian Pension Plan, individually or in the aggregate, and such failure could reasonably be expected to result in a Material Adverse Effect, (iii) a Termination Event  or Notification Event which could reasonably be expected to result in (x) a Material Adverse

Effect or (y) a Lien on the assets of any Loan Party under Section 303(k) or Section 4068 of ERISA or Section 430(k) of the IRC, or (iv) any Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and incurs a withdrawal liability which could have a Material Adverse Effect.

9.RIGHTS AND REMEDIES.
9.1.Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) below by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)(i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and US Borrowers shall be obligated to repay all of such Obligations in full, Canadian Borrower shall be obligated to repay all Canadian Obligations in full, Belgian Borrower shall be obligated to repay all Belgian Obligations in full and German Borrower shall be obligated to repay all German Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, (ii) terminate any Letter of Credit that may be terminated in accordance with its terms, and (iii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers' reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit (provided that (i) Canadian Borrower shall not have any obligation to provide Letter of Credit Collateralization in respect of US Letters of Credit or German Letters of Credit, (ii) Belgian Borrower shall not have any obligation to provide Letter of Credit Collateralization in respect of US Letters of Credit or German Letters of Credit, and (iii) German Borrower shall not have any obligation to provide Letter of Credit Collateralization in respect of US Letters of Credit, Canadian Letters of Credit or Belgian Letters of Credit;
(b)declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and
(c)exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agrees that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers' reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers' or Loan Party Subsidiaries' obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrowers.

9.2.Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
9.3.Collection Allocation Mechanism.
(a)On the first date after the Closing Date on which there shall occur an Event of Default under Section 8.4 or 8.6 or the acceleration of Obligations pursuant to Section 9 (the "CAM Exchange Date"), (i) each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Agent in accordance with Section 2.3(b) or 2.3(e)) participations in the Swing Loans, in an amount equal to such Lender's Pro Rata Share of each Swing Loan outstanding on such date, (ii) each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Agent in accordance with Section 2.11) participations in the Obligations with respect to each Letter of Credit in an amount equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit, and (iii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Revolving Loans and participations in the Swing Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Revolving Loan and the Obligations with respect to each Swing Loan and Letter of Credit in which it shall participate as of such date (including such Lender's interest in the Obligations, Guaranties and Collateral of each Loan Party in respect thereof), such Lender shall hold an interest in every one of the Revolving Loans and a participation in all of the Obligations in respect of Swing Loans and Letters of Credit (including the Obligations, Guaranties and Collateral of each Loan Party in respect thereof), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof (the foregoing exchange being referred to as the "CAM Exchange"). Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Revolving Loan or any participation in any Swing Loan or Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the Agent all such promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Revolving Loans hereunder to the Agent against delivery of any promissory notes evidencing its interests in the Revolving Loans so executed and delivered; provided, that, the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(b)As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Obligations related to the Revolving Loans, the Letters of Credit and the Swing Loans, and all fees, costs and expenses arising out of or related to any of the foregoing, in each case as provided in the Loan Documents, and each distribution made by the Agent in respect of such Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to the Agent for distribution to the Lenders in accordance herewith.
(c)The provisions of this Section 9.3 are solely an agreement among the Lenders and Agent for the purpose of allocating risk and the Loan Parties have no additional obligations with respect thereto.
(d)For purposes of this Section 9.3, "CAM Percentage" means, as to each Lender, a fraction, expressed as a percentage, of which (i) the numerator shall be the Dollar Equivalent of the aggregate amount of any Obligations owed to such Lender pursuant to the Loan Documents in respect of Revolving Loans, Letters of Credit and Swing Loans (including, without duplication, as to participations in Letters of Credit and Swing Loans), and fees, costs and expenses with respect to any of the foregoing, whether or not then due and payable, in each case immediately prior to the CAM Exchange Date, and (ii) the denominator shall be the Dollar Equivalent of the aggregate amount of any Obligations owed to Lenders pursuant to the Loan Documents in respect of Revolving Loans, Letters of Credit and Swing Loans (including, without duplication, as to participations in Letters of Credit and Swing Loans), and fees, costs and expenses with respect to any of the foregoing, whether or not then due and payable, in each case immediately prior to the CAM Exchange Date.
10.WAIVERS; INDEMNIFICATION.
10.1.Demand; Protest; etc.  Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

10.2.The Lender Group's Liability for Collateral.  Each Borrower hereby agrees that:  (a) so long as Agent complies with its obligations, if any, under the Code or the PPSA, as applicable, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.
10.3.Indemnification.  Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including reasonable attorneys fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers' and their Subsidiaries' compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders, (ii) disputes solely between or among the Lenders and their respective Affiliates (provided that, in the case of clauses (i) and (ii), those disputes do not arise out of acts or omissions of the Borrowers or their affiliates); it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the "Indemnified Liabilities").  The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an

Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.  Notwithstanding any of the foregoing to the contrary, (x) Canadian Borrower's indemnity shall be limited to matters relating to the Canadian Obligations and Canadian Borrower, and shall not extend to US Obligations German Obligations, US Loan Parties or German Borrower, (y) Belgian Borrower's indemnity shall be limited to matters relating to the Belgian Obligations and Belgian Borrower, and shall not extend to US Obligations, German Obligations, US Loan Parties or German Borrower, and (z) German Borrower's indemnity shall be limited to matters relating to the German Obligations and German Borrower, and shall not extend to US Obligations, Canadian Obligations, Belgian Obligations, US Loan Parties, Canadian Loan Parties or Belgian Loan Parties.

11.NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to any Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrowers:	KRONOS WORLDWIDE, INC. 5430 LBJ Freeway, Suite 1706 Dallas, Texas 75240-2697 Attn: Bryan A. Hanley Fax No. 972-448-1445

with copies to:	KRONOS WORLDWIDE, INC. 5430 LBJ Freeway, Suite 1706 Dallas, Texas 75240-2697 Attn: Clarence Brown, General Counsel Fax No. 972-448-1445

with further copies to:	LOCKE LORD LLP 111 Huntington Avenue Boston, Massachusetts 02199 Attn: David L. Ruediger Fax No. (866) 955-9107

If to Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION 1800 Century Park East

Suite 1100 Los Angeles, California 90067 Attn: Jake Elliott Fax No. (877) 760-3545 E-mail: jake.s.elliott@wellsfargo.com

If to Agent (solely with respect to requests for Belgian Swing Loans and German Swing Loans):	WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH 33 King William Street, 8th Floor London EC4R 9AT, UK Attn: Alison Powell, Relationship Manager E-mail: Alison.Powell@wellsfargo.com

with copies to:	GOLDBERG KOHN, LTD. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attn: Keith G. Radner, Esq. Fax No. (312) 863-7445

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgment).

12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM").  EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT).  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT

AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR THE UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
13.1.Assignments and Participations.
(a)(i)Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an "Assignee"), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
(A)	Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within 5 Business Days after having received notice thereof; and
(B)	Agent, Swing Lender, and Issuing Bank.

Notwithstanding the above and unless an Event of Default is outstanding, no assignment or transfer, in relation to all or any portion of a Lender’s rights and duties under the Loan Documents with respect to Belgian Borrower may be carried out without the prior consent of Belgian Borrower if, at the time of transfer or assignment, the new Lender or assignee is incorporated in, having its place of effective management in, or acting through a permanent establishment in, or is otherwise acting from or through a bank account held in, a Non-Cooperative Jurisdiction. If Belgian

Borrower receives a written request, Belgian Borrower will have the obligation to duly consider such request. Within 5 (five) Business Days following the receipt of such written request, Belgian Borrower may, in its sole discretion, either grant its written consent or request additional information reasonably demonstrating that the relevant new Lender is not to be considered as an artificial construction within the meaning of article 198, §1, 10° of the Belgian Income Tax Code 1992. The Belgian Borrower will be deemed to have granted its consent if Belgian Borrower has not granted its consent or has not requested any such additional information within five Business Days. If Belgian Borrower has requested any such additional information and does not receive additional information which is reasonably satisfactory to Belgian Borrower, Belgian Borrower will have the right to refuse its consent. If Belgian Borrower receives such additional information and such additional information is reasonably satisfactory to Belgian Borrower, Belgian Borrower will grant its written consent. Belgian Borrower will be deemed to have granted consent if Belgian Borrower has not notified its refusal within 10 (ten) Business Days following the receipt of such additional information.

(ii)Assignments shall be subject to the following additional conditions:
(A)	no assignment may be made to a natural person,
(B)	no assignment may be made to a Loan Party, or an Affiliate of a Loan Party,
(C)	the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000);
(D)	each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;
(E)	the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee.
(F)	unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent's separate account, a processing fee in the amount of $3,500; and
(G)	the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the "Administrative Questionnaire").
(b)From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a "Lender" and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section 15 and Section 17.9(a).
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)Immediately upon Agent's receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party, or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.  Notwithstanding the above and unless an Event of Default is outstanding, no sub-participation or subcontracting in relation to all or any portion of a Lender’s rights and duties under the Loan Documents with respect to Belgian Borrower may be carried out without the prior consent of Belgian Borrower if, at the time of sub-participation or subcontracting, the Participant is incorporated in, having its place of effective management in, or acting through a permanent establishment in, or is otherwise acting from or through a bank account held in, a Non-Cooperative Jurisdiction. If Belgian Borrower receives a written request, Belgian Borrower will have the obligation to duly consider such request. Within 5 (five) Business Days following the receipt of such written request, Belgian Borrower may, in its sole discretion, either grant its written consent or request additional information reasonably demonstrating that the relevant Participant is not to be considered as an artificial construction within the meaning of article 198, §1, 10° of the Belgian Income Tax Code 1992. Belgian Borrower will be deemed to have granted its consent if Belgian Borrower has not granted its consent or has not requested any such additional information within five Business Days. If Belgian Borrower has requested any such additional information and does not receive additional information which is reasonably satisfactory to Belgian Borrower, Belgian Borrower will have the right to refuse its consent. If Belgian Borrower receives such additional information and such additional information is reasonably satisfactory to Belgian Borrower, Belgian Borrower will grant its written consent. Belgian Borrower will be deemed to have granted consent if Belgian Borrower has not notified its refusal within 10 (ten) Business Days following the receipt of such additional information.
(f)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.
(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
(h)Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name and address of each Lender as the registered owner of the Revolver Commitments (and the principal amount thereof and stated interest thereon) held by such Lender (each, a "Registered Loan").  Other than in connection with an assignment by a Lender of all or any portion of its portion of the Revolver Commitments to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.  In the case of any assignment by a Lender of all or any portion of its Revolver Commitments to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.  It is intended that each Affiliate Register and the Register be maintained such the Loans are in "registered form" for the purposes of the IRC.
(i)In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the "Participant Register").  A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.  No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the IRC, including Section 5f.103-1(c) of the United States Treasury Regulations or its successor.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  It is intended that each Participant Register be maintained such that the Loans are in "registered form" for the purposes of the IRC.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(j)Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.
13.2.Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
13.3.Waiver of Priority.  Any person who becomes a Lender after the date of this Agreement expressly waives any priority of ranking it may have in connection with the Loan Documents pursuant to the Belgian Law of 3 August 2012 on various measures to facilitate the mobilisation of receivables in the financial sector (Wet betreffende diverse maatregelen ter vergemakkelijking van de mobilisering van schuldvorderingen in de financiële sector/Loi relative à des mesures diverses pour faciliter la mobilization de créances dans le secteur financier) and/or Articles 81ter to 81undecies of the Belgian Mortgage Law (Hypotheekwet/Loi hypothécaire), each as amended from time to time.
14.AMENDMENTS; WAIVERS.
14.1.Amendments and Waivers.
(a)No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:
(i)increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c),
(ii)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the Borrowing Base in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),
(iv)amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
(v)amend, modify, or eliminate Section 3.1 or 3.2,
(vi)amend, modify, or eliminate Section 15.12 or 15.13(b),
(vii)other than as permitted by Section 15.12, release Agent's Lien in and to any of the Collateral,
(viii)amend, modify, or eliminate the definitions of "Required Lenders", "Supermajority Lenders" or "Pro Rata Share",
(ix)other than as permitted by Section 15.12, contractually subordinate any of Agent's Liens or contractually subordinate the Obligations in right of payment to other Indebtedness,
(x)other than in connection with a merger, amalgamation, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, or
(xi)amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii).

(b)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
(i)the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),
(ii)any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders,
(c)No amendment, waiver, modification, elimination, or consent shall~~< amend>~~, without written consent of Agent, Borrowers and the Supermajority Lenders, amend, modify, waive or eliminate the definition of US Borrowing Base, Canadian Borrowing Base, Belgian Borrowing Base, German Borrowing Base or any of the defined terms (including the definitions of US Eligible Accounts, Canadian Eligible Accounts, Belgian Eligible Accounts, German Eligible Accounts, US Eligible Finished Goods Inventory, Canadian Eligible Finished Goods Inventory, Belgian Eligible Finished Goods Inventory, German Eligible Finished Goods Inventory, US Eligible Raw Material Inventory, Canadian Eligible Raw Material Inventory, Belgian Eligible Raw Material Inventory, German Eligible Raw Material Inventory, US Eligible Inventory, Canadian Eligible Inventory, Belgian Eligible Inventory and German Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, US Maximum Revolver Amount, Canadian Maximum Revolver Amount, Belgian Maximum Revolver Amount, or German Maximum Revolver Amount or change Section 2.1(e),
(d)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders,
(e)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders,
(f)Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender, and (iii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.12(d)(iii) hereof.
14.2. ~~14.1.2.~~ Replacement of Certain Lenders.
(a)If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a "Non-Consenting Lender") or any Lender that made a claim for compensation (a "Tax Lender") with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(b)Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit).  If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender's or Tax Lender's, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
14.3. ~~14.1.3.~~ No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement.  Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
14.4.No Novation~~<No Novation>~~.  For the purposes of article ~~<1271>~~5.245 et seq. of the Belgian Civil Code, the Loan Parties and the Lender Group agree that upon any novation under the Loan Documents, any Lien, security interests, guarantees, indemnities, and other undertakings created by the Loan Documents shall continue for the benefit of the Lender Group, their successors, transferees and assignees, as the case may be.
15.AGENT; THE LENDER GROUP.
15.1.Appointment and Authorization of Agent.
(a)Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.  Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes (and by entering into a Bank Product

Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Borrower or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
(b)Without prejudice to Section 15.1(a) above, each member of the Lender Group (other than Agent) hereby appoints Agent as its agent and representative (vertegenwoordiger / représentant) for the purposes of Article 5 of the Belgian Financial Collateral Law and Article 3 of Book III, Title XVII of the Belgian Civil Code with respect to the Belgian Security Documents.
15.2.Appointment for the Province of Quebec
(a)Each member of the Lender Group and each Bank Product Provider hereby irrevocably constitutes Agent, as part of its duties as Agent, as the hypothecary representative within the meaning of Article 2692 of the Civil Code of Quebec in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Loan Party hereunder and under the other Loan Documents. The execution by Agent, acting as hypothecary representative prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(b)The constitution of Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of the rights and obligations of any Lender or Bank Product Provider under this Agreement by the execution of an assignment (or other agreement pursuant to which it becomes such assignee or participant) and by each successor Agent by the compliance with such formalities pursuant to which it becomes a successor Agent under this Agreement.
(c)Agent acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Agent in this Agreement, which shall apply mutatis mutandis to Agent acting as hypothecary representative. In the event of the resignation of Agent (which shall include its resignation as the hypothecary representative as contemplated in Section 15.2(a)) and appointment of a successor Agent under this Agreement, such successor Agent shall also act as the hypothecary representative, as contemplated by Section 15.2(a).
15.3.Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
15.4.Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or its Subsidiaries.  No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower.  Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.
15.5.Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter,

telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent.  Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable.  If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.6.Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default."  Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.5, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
15.7.Credit Decision.  Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider).  Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent's or its Affiliates' or representatives' possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.8.Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers).  In the event Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender's ratable thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.9.Agent in Individual Capacity.  Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.  The terms "Lender" and "Lenders" include Wells Fargo in its individual capacity.
15.10.Successor Agent.  Agent may resign as Agent upon 30 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers.  If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers) which is not incorporated in, having its place of effective management in, or acting through a permanent establishment in, or is otherwise acting from or through a bank account held in, a Non-Cooperative Jurisdiction (unless an Event of Default is outstanding and/or as otherwise agreed to by Borrowers).  If, at the time that Agent's resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans.   If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent.  If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated.  After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the

Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.11.Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers).  The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
15.12.Collateral Matters.
(a)The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party owned any interest at the time Agent's Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.12.  The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code and any similar laws in any other jurisdiction to which a Loan Party is subject, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code and any similar laws in any other jurisdiction to which a Loan Party is subject, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(ii)(A)(10), Section 2.4(b)(ii)(B)(10), Section 2.4(b)(ii)(C)(10), or Section 2.4(b)(ii)(D)(10), shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid.  Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers).  Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent's opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.12 to release its Lien on such property.
(b)Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by Borrowers or their Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.
15.13.Restrictions on Actions by Lenders; Sharing of Payments.
(a)Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or its Subsidiaries or any deposit accounts of any Borrower or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
15.14.Agency for Perfection.  Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent's Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or the applicable provisions of the PPSA or the STA can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.
15.15.Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.  Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
15.16.Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
15.17.Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.  By becoming a party to this Agreement, each Lender:
(a)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Borrower or its Subsidiaries (each, a "Report") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding Borrowers and their Subsidiaries and will rely significantly upon Borrowers' and their Subsidiaries' books and records, as well as on representations of Borrowers' personnel,
(d)agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and
(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
(f)In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower or any Loan Party Subsidiary to Agent that has not been contemporaneously provided by such Borrower or such Loan Party Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Borrower or its Loan Party Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Borrower or such Loan Party Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
15.18.Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.8, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

16.WITHHOLDING TAXES.
16.1.Payments.  All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite withholding, promptly pay over to the applicable Governmental Authority the withheld Tax, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties.   Furthermore, if any such Tax is an Indemnified Tax or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein.  The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent's demand.  The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a "Tax Indemnitee") for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee).  Notwithstanding anything in this Agreement to the contrary, this Section 16.1 shall not be construed to require (a) the Canadian Loan Parties to indemnify any Tax Indemnitee for Taxes arising from payments made or failed to be made by any US Loan Party or German Borrower, (b) the Belgian Loan Parties to indemnify any Tax Indemnitee for Taxes arising from payments made or failed to be made by any US Loan Party or

German Borrower, or (c) German Borrower to indemnify any Tax Indemnitee for Taxes arising from payments made or failed to be made by any US Loan Party, Canadian Loan Party or Belgian Loan Party.

16.2.Exemptions.
(a)If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and the Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:
(i)if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);
(ii)if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;
(iii)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
(iv)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or
(v)a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

In addition, any Lender, if reasonably requested by Administrative Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Administrative Borrower or Agent as will enable Administrative Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b)Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(c)If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender's reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including its tax returns).  Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant.  To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender's or such Participant's documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable.  Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(e)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of this Section 16, the term ~~<“>~~"applicable law~~<”>~~" includes FATCA.  Solely for purposes of this clause (e), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
16.3.Reductions.
(a)If a Lender or a Participant is subject to an applicable withholding Tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding Tax.  If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.
(b)If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold Tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys' fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
16.4.VAT.
(a)All amounts expressed to be payable under this Agreement are exclusive of VAT. If VAT is or becomes chargeable on any payment under this Agreement, and the recipient of the relevant payment has to account to the relevant tax authorities such VAT, the relevant payment under this Agreement shall be increased by the amount of such VAT and the recipient of the relevant payment must promptly provide an appropriate VAT invoice to the paying Party.
(b)Paragraph (a) shall not apply in case (i) the VAT becomes due and payable because of the waiver of an applicable VAT exemption, and (ii) the recipient of the respective service or supply is not entitled to fully deduct the VAT charged for such service or supply.
16.5.Refunds.  If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or VAT to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes or VAT giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require (a) Agent or any Lender to make available its tax returns (or any other information relating to Taxes which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.5, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid, (b) the Canadian Loan Parties to repay any amount paid over to any US Loan Party or German Borrower, (c) the Belgian Loan Parties to repay any amount paid over to any US Loan Party or German Borrower, or (d) German Borrower to repay any amount paid over to any US Loan Party, Canadian Loan Party or Belgian Loan Party.
16.6.Survival.  Each party’s obligations under this Section 16 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and repayment, satisfaction or discharge of obligations under any Loan Documents.

17.GENERAL PROVISIONS.
17.1.Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
17.2.Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
17.3.Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
17.4.Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
17.5.Bank Product Providers.  Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting.  Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution.  Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so.  Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6.Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
17.7.Counterparts; Electronic Execution.  This Agreement and any notices delivered under this Agreement, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or on any notice delivered to Agent or any Lender under this Agreement.  This Agreement and any notices delivered under this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Delivery of an executed counterpart of a signature page of this Agreement and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Agreement or notice.  The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.
17.8.Revival and Reinstatement of Obligations; Certain Waivers.  If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a "Voidable Transfer"), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys' fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent's Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent's Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent's Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

17.9.Confidentiality.
(a)Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans ("Confidential Information") shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), "Lender Group Representatives") on a "need to know" basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender's interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, ~~<and >~~(x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document~~<.>~~, (xi) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, and (xii) with the prior written consent of Borrowers, to any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to Borrowers or any of their Subsidiaries or any of their respective obligations or other transactions under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder.  For the avoidance of doubt, nothing in this Section 17.9 shall prohibit any Person from voluntarily disclosing or providing any Confidential Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such organization, a "Regulatory Authority") to the extent that any such prohibition on disclosure set forth in this Section 17.9 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
(b)Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any "tombstone" or other advertisements, on its website or in other marketing materials of the Agent (provided, the Administrative Borrower reviews and consents to such tombstone, advertisement or marketing materials).
(c)Each Loan Party agrees that Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, "Borrower Materials") available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the "Platform").  The Platform is provided "as is" and "as available."  Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform.  In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or Agent's transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person's gross negligence or willful misconduct.  Each Loan Party further agrees that certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a "Public Lender").  The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked "PUBLIC" or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated as "Public Investor" (or another similar term).  Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as "Public Investor" (or such other similar term).
17.10.Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.11.Patriot Act; Due Diligence.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.  In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners.  Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
17.12.Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
17.13.Worldwide as Agent for Borrowers.  Each Borrower hereby irrevocably appoints Worldwide as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group's relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.14.Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
17.15.Anti-Money Laundering Legislation.
(a)Each Loan Party acknowledges that, pursuant to the provisions of Canadian Anti-Money Laundering & Anti-Terrorism Legislation, Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby.  Administrative Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, necessary in order to comply with any applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation, whether now or hereafter in existence.
(b)If Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation, then the Agent:
(i)shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a "written agreement" in such regard between each Lender and the Agent within the meaning of applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation; and
(ii)shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
(c)Notwithstanding the provisions of this Section and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.
17.16.Quebec Interpretation.  For all purposes of any assets, liabilities or entities located in the Province of Quebec and for all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) "personal property" shall include "movable property", (b) "real property" shall include "immovable property", (c) "tangible property" shall include "corporeal property", (d) "intangible property" shall include "incorporeal property", (e) "security interest", "mortgage" and "lien" shall include a "hypothec", "prior claim" and a "resolutory clause", (f) all references to filing, registering or recording under the Code or PPSA shall include publication under the Civil Code of Quebec, (g) all references to "perfection" of or "perfected" liens or security interest shall include a reference to an "opposable" or "set up" lien or security interest as against third parties, (h) any "right of offset", "right of setoff" or similar expression shall include a "right of compensation", (i) "goods" shall include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (j) an "agent" shall include a "mandatary", (k) "construction liens" shall include "legal hypothecs", (l) "joint and several" shall include solidary, (m) "gross negligence or willful misconduct" shall include "intentional or gross fault", (n) "beneficial ownership" shall include "ownership on behalf of another as mandatary", (o) "easement" shall include "servitude", (p) "priority" shall include "prior claim", (q) "survey" shall include "certificate of location and plan", and (r) "fee simple title" shall include "absolute ownership".
17.17.English Language Only.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated hereby be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only.  Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
17.18.Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).  In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

17.19.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

US BORROWERS:	KRONOS WORLDWIDE, INC.,a Delaware corporationBy:Name:Title:

KRONOS LOUISIANA, INC., a Delaware corporationBy:Name:Title:

KRONOS (US), INC., a Delaware corporationBy:Name:Title:

~~<Signature Page to Credit Agreement>~~

CANADIAN BORROWER	KRONOS CANADA, INC., a Canadian corporationBy:Name:Title:

BELGIAN BORROWER	KRONOS EUROPE NV,a public limited ~~<liability >~~company (naamloze vennootschap / société anonyme) By:Name:Title:

GERMAN BORROWER	KRONOS TITAN GMBH,a limited liability company (Gesellschaft mit beschränkter Haftung) By:Name:Title:

~~<Signature Page to Credit Agreement>~~

AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, as Lead Arranger, and as Book Runner and as a LenderBy:Name:

Its Authorized SignatoryWELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a LenderBy:Name:

Its Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH, as a LenderBy:Name:

Its Authorized Signatory

WELLS FARGO CAPITAL FINANCE (UK) LIMITED, as a LenderBy:Name:

Its Authorized Signatory

~~<Signature Page to Credit Agreement>~~